EXHIBIT 10.12
                                                                   -------------


                                     FORM OF

                               PURCHASE AGREEMENT


                          DATED AS OF NOVEMBER 5, 2007

                                  By and Among

                         BOSTON SCIENTIFIC CORPORATION,

                                   THE SELLERS

                                       And

                                   GETINGE AB




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ARTICLE I  DEFINITIONS

           SECTION 1.01.                  Certain Defined Terms............................................................1

           SECTION 1.02.                  Definitions.....................................................................11

ARTICLE II  PURCHASE AND SALE

           SECTION 2.01.                  Purchase and Sale of Purchased Assets and Interests.............................13

           SECTION 2.02.                  Assumption and Exclusion of Liabilities.........................................17

           SECTION 2.03.                  Purchase Price; Allocation of Purchase Price....................................19

           SECTION 2.04.                  Purchase Price Adjustment.......................................................21

           SECTION 2.05.                  Closing.........................................................................22

           SECTION 2.06.                  Closing Deliveries by Parent....................................................22

           SECTION 2.07.                  Closing Deliveries by Buyer.....................................................23

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PARENT

           SECTION 3.01.                  Organization, Authority and Qualification.......................................24

           SECTION 3.02.                  Organization, Authority and Qualification of the Transferred Subsidiaries.......25

           SECTION 3.03.                  Capitalization; Ownership of Interests..........................................25

           SECTION 3.04.                  No Conflict.....................................................................26

           SECTION 3.05.                  Governmental Consents and Approvals.............................................26

           SECTION 3.06.                  Financial Statements; Absence of Changes; Absence of Undisclosed Liabilities....27

           SECTION 3.07.                  Litigation......................................................................29

           SECTION 3.08.                  Compliance with Laws............................................................29

           SECTION 3.09.                  Environmental Matters...........................................................30

           SECTION 3.10.                  Intellectual Property...........................................................31

           SECTION 3.11.                  Title; Real Property............................................................33

           SECTION 3.12.                  Employee Benefit Matters........................................................35

           SECTION 3.13.                  Taxes...........................................................................39

           SECTION 3.14.                  Material Contracts..............................................................40

           SECTION 3.15.                  Regulatory and Product Matters..................................................43

           SECTION 3.16.                  Product Warranty; Rebates.......................................................46

           SECTION 3.17.                  Assets; Title to Assets; Sufficiency............................................46
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           SECTION 3.18.                  Brokers.........................................................................48

           SECTION 3.19.                  Books and Records...............................................................48

           SECTION 3.20.                  Customers and Suppliers.........................................................48

           SECTION 3.21.                  Insurance.......................................................................48

           SECTION 3.22.                  Inventories.....................................................................48

           SECTION 3.23.                  Accounts and Notes Receivable and Payable.......................................48

           SECTION 3.24.                  Foreign Corrupt Practices Act...................................................49

           SECTION 3.25.                  Disclaimer......................................................................50

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF BUYER

           SECTION 4.01.                  Organization, Authority and Qualification.......................................51

           SECTION 4.02.                  No Conflict.....................................................................51

           SECTION 4.03.                  Governmental Consents and Approvals.............................................51

           SECTION 4.04.                  Brokers.........................................................................51

           SECTION 4.05.                  Availability of Funds...........................................................52

ARTICLE V  ADDITIONAL AGREEMENTS

           SECTION 5.01.                  Conduct of Businesses...........................................................52

           SECTION 5.02.                  Access to Information; Confidentiality..........................................53

           SECTION 5.03.                  Regulatory and Other Authorizations; Notices and Consents.......................55

           SECTION 5.04.                  Notifications...................................................................57

           SECTION 5.05.                  Release of Indemnity Obligations................................................57

           SECTION 5.06.                  Trademarks; Website.............................................................58

           SECTION 5.07.                  Further Action..................................................................59

           SECTION 5.08.                  Intercompany Arrangements.......................................................61

           SECTION 5.09.                  Restructuring...................................................................61

           SECTION 5.10.                  Books, Records and Files........................................................61

           SECTION 5.11.                  Accounts Receivable that are Excluded Assets....................................62

           SECTION 5.12.                  Non-Solicit.....................................................................62

           SECTION 5.13.                  Covenant Not to Sell Engage in Certain Competitive Activities...................62
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           SECTION 5.14.                  Cooperation with Financing......................................................66

           SECTION 5.15.                  Corporate Integrity Agreement; Notice to FDA....................................66

           SECTION 5.16.                  Non-Assignable or Non-Transferable Licensed Technology Rights...................66

           SECTION 5.17.                  Acquisition Proposals...........................................................67

           SECTION 5.18.                  Bulk Transfer Act...............................................................67

           SECTION 5.19.                  Retained Liabilities............................................................67

           SECTION 5.20.                  Risk of Loss....................................................................67

           SECTION 5.21.                  Discharge of Liens..............................................................68

           SECTION 5.22.                  Transition Services Schedules...................................................68

           SECTION 5.23.                  Certain Payments................................................................69

           SECTION 5.24.                  Embolic Beads/PTFE Supply.......................................................69

           SECTION 5.25.                  Abbott Confidentiality..........................................................70

           SECTION 5.26.                  Rental Rate under Lease.........................................................71

ARTICLE VI  EMPLOYEE MATTERS

           SECTION 6.01.                  Employee Matters................................................................71

           SECTION 6.02.                  Employment of Business Employees................................................73

ARTICLE VII  TAXES

           SECTION 7.01.                  Transfers of Transferred Subsidiaries...........................................75

           SECTION 7.02.                  Apportionment...................................................................75

           SECTION 7.03.                  Tax Return Filing and Amendment.................................................75

           SECTION 7.04.                  Refunds.........................................................................77

           SECTION 7.05.                  Resolution of Tax Controversies.................................................77

           SECTION 7.06.                  Tax Cooperation.................................................................77

           SECTION 7.07.                  Conveyance Taxes................................................................77

           SECTION 7.08.                  Payments of Property Taxes Relating to Purchased Assets.........................78

ARTICLE VIII  CONDITIONS TO CLOSING

           SECTION 8.01.                  Conditions to Obligation of Parent..............................................78

           SECTION 8.02.                  Conditions to Obligation of Buyer...............................................79

ARTICLE IX  TERMINATION
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           SECTION 9.01.                  Termination.....................................................................80

           SECTION 9.02.                  Effect of Termination...........................................................81

ARTICLE X  INDEMNIFICATION

           SECTION 10.01.                 Survival of Representations and Warranties......................................81

           SECTION 10.02.                 Indemnification by Parent.......................................................81

           SECTION 10.03.                 Indemnification by Buyer........................................................82

           SECTION 10.04.                 Limits on Indemnification.......................................................82

           SECTION 10.05.                 Notice of Loss; Third Party Claims..............................................83

           SECTION 10.06.                 Tax Treatment of Indemnity Payments.............................................84

ARTICLE XI  GENERAL PROVISIONS

           SECTION 11.01.                 Expenses........................................................................84

           SECTION 11.02.                 Notices.........................................................................84

           SECTION 11.03.                 Public Announcements............................................................85

           SECTION 11.04.                 Severability....................................................................85

           SECTION 11.05.                 Entire Agreement................................................................86

           SECTION 11.06.                 Assignment......................................................................86

           SECTION 11.07.                 Amendment.......................................................................86

           SECTION 11.08.                 Waiver..........................................................................86

           SECTION 11.09.                 No Third Party Beneficiaries....................................................86

           SECTION 11.10.                 Other Remedies; Specific Performance............................................86

           SECTION 11.11.                 Interpretive Rules..............................................................87

           SECTION 11.12.                 Governing Law...................................................................87

           SECTION 11.13.                 Exchange Rate...................................................................87

           SECTION 11.14.                 Counterparts....................................................................88
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                               PURCHASE AGREEMENT

           This PURCHASE AGREEMENT (this "Agreement"), dated as of November 5, 2007 (the "Agreement Date"), is made by and among (i) BOSTON SCIENTIFIC CORPORATION, a Delaware corporation ("Parent"), (ii) GETINGE AB, a Swedish Aktiebolag ("Buyer"), and (iii) each of the SELLERS (as defined herein) by its execution and delivery of a counterpart signature page hereto, whether as of the Agreement Date or at anytime prior to the Closing Date.

           WHEREAS, Parent, directly and through its various Affiliates, including the Transferred Subsidiaries and the Asset Sellers, is engaged in, among other things, the Cardiac Surgery Business and the Vascular Surgery Business (the Vascular Surgery Business together with the Cardiac Surgery Business, but not including the Excluded Businesses, collectively, the "Businesses")) at various locations around the world;

           WHEREAS, certain assets of the Transferred Subsidiaries that are not used in the Businesses will be transferred by the Transferred Subsidiaries to Parent or one of its Affiliates prior to the Closing, the Excluded Liabilities will be assumed by Parent or one of its Affiliates prior to the Closing, and the Interests and the Purchased Assets will be sold by Parent or the applicable Asset Sellers to Buyer at the Closing, all as more fully set forth herein;

           WHEREAS, for purposes of this Agreement, references to the Businesses shall be deemed to include the Assets and the Interests if the context so requires;

           WHEREAS, in order to effect the transactions contemplated by this Agreement, prior to the Closing Date, Parent will cause to occur, and the Transferred Subsidiaries will undertake, conversions of those Transferred Subsidiaries that are in corporate form each into a limited liability company (collectively, the "LLC Conversions"); and

           WHEREAS, following consummation of the LLC Conversions, Parent and the Sellers wish to sell, or cause to be sold, to Buyer, and Buyer wishes to purchase from Parent and the Sellers, the Transferred Subsidiaries and all right, title and interest in and to all assets of the Businesses, and in connection therewith Buyer is willing to assume certain liabilities relating thereto described herein, all upon the terms and subject to the conditions set forth herein.

           NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

           SECTION 1.01. Certain Defined Terms. For purposes of this Agreement:

           "Action" means any claim, written demand, written threat, action, suit, arbitration, inquiry, proceeding, mediation, litigation or investigation by any Governmental Authority or third party or before any Governmental Authority.

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           "Affiliate" means, with respect to any specified Person, any other
Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this Agreement, "Affiliate" shall include, with respect to Buyer after the Closing, any Transferred Subsidiary to be acquired pursuant to this Agreement and (b) with respect to each party hereto, any Person resulting from any internal reorganization, provided such resulting Person is an Affiliate.

           "Ancillary Agreements" means the Assumption Agreements, the Bill of Sale, the Transfer Agreements, the Buyer Out-License Agreement, the Seller Out-License Agreement, the Transition Services Agreement, the Lease Agreement, the Sublease Agreement any other agreements that the parties may mutually agree upon prior to the Closing.

           "Asset Sellers" means, individually or collectively, those Affiliates of Parent that own the Purchased Assets, each of which is identified in Section 1.01(a) of the Seller Disclosure Schedule as of the Agreement Date; provided, that Parent may update Section 1.01(a) of the Seller Disclosure Schedule on or before the Closing Date to the extent that other Affiliates of Parent are identified as owning Purchased Assets.

           "Assets" means (i) the Purchased Assets, and (ii) the assets, rights, properties and businesses of every kind and description (wherever located, whether tangible or intangible, real, personal or mixed) of the Transferred Subsidiaries (other than the Excluded Assets), as of the Closing Date.

           "Assumption Agreements" means, collectively, the Buyer Assumption Agreement to be executed by Buyer, substantially in the form of Exhibit A-1 and the Seller Assumption Agreement to be executed by Seller, substantially in the form of Exhibit A-2.

           "Balance Sheet Date" means June 30, 2007.

           "Bills of Sale" means the Bills of Sale and Assignment to be executed by Parent and/or the applicable Asset Sellers at the Closing, substantially in the form of Exhibit B.

           "Books, Records and Files" means any studies, reports, records (including shipping and personnel records), books of account, invoices, contracts, instruments, surveys, data (including financial, sales, purchasing and operating data), computer data, disks, diskettes, tapes, marketing plans, customer lists, supplier lists, opinions of counsel related to the Businesses (including patentability opinions and patent clearance opinions, if any), distributor lists, correspondence and other documents (including legal memoranda and related documentation) existing as of the Closing Date.

           "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York, New York.

           "Business Intellectual Property" means, collectively, the Business Transferred Intellectual Property and Business Licensed Intellectual Property.

           "Business Licensed Intellectual Property" means the Intellectual Property of the Parent and its Affiliates that is listed on Section 1.01-BLIP of the Seller Disclosure Schedule.

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           "Business Transferred Intellectual Property" means the Intellectual
Property of the Parent and its Affiliates that is listed on Section 1.01-BTIP of the Seller Disclosure Schedule.

           "Buyer Out-License Agreement" means a non-exclusive license agreement, substantially in the form of Exhibit C, by and between Buyer and Parent, pursuant to which Parent and/or one or more of its Affiliates is licensed the Business Transferred Intellectual Property on a non-exclusive basis outside of the Businesses.

           "Cardiac Surgery Business" means the business of researching, inventing, designing, developing, making, having made, using, marketing, distributing, offering for sale and selling and providing products, devices, instruments, disposables and accessories or other materials, and providing services, in all of such matters, for the performance of the following cardiac procedures by cardiovascular, cardiothoracic, or general surgeons: (a) beating heart bypass (CABG) surgical procedures, (b) cardiac anastomosis suture support,
(c) surgical cardiac ablation procedures, during which ablation devices are introduced through an open or other percutaneous surgical access site in the thorax, and (d) endoscopic vessel harvesting. Notwithstanding the foregoing, the Cardiac Surgery Business shall not include the Excluded Businesses or Parent Investments.

           "Closing Working Capital" means for the Businesses on a consolidated basis (after making all Intercompany Adjustments) (a)(i) inventory, net of an appropriate reserve established for excess and obsolete inventory, (ii) prepaid expenses, and (iii) other current assets (not including any accounts receivable), less (b)(i) accounts payable, (ii) accrued expenses, and (iii) other current liabilities, of each of the Businesses as of the Closing Date prior to giving effect to the Closing and each of the foregoing determined in all respects in accordance with GAAP and calculated on a basis consistent with the equivalent line item set forth in the Business Financial Statements. For the avoidance of doubt, Closing Working Capital shall not include any Excluded Assets or Excluded Liabilities, any Tax assets (including deferred Tax assets) or Tax liabilities (including deferred Tax liabilities).

           "Code" means the Internal Revenue Code of 1986, as amended through the Agreement Date.

           "Commonly Controlled Entity" means, as to any Person, any other Person treated as a single employer with such Person under Section 414(b), (c),
(m) or (o) of the Code.

           "Contract" means any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease, supply agreement, license agreement, development agreement or other contract, agreement, obligation, commitment or instrument (whether written or oral) that is legally binding, including all amendments thereto.

           "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

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           "Embolic Beads Business" means the business of making, having made, using, offering for sale, selling and providing products, parts or other materials, processes or services necessary or useful in conducting procedures to embolize arterial and venous structures.

           "Encumbrance" means any mortgage, pledge, deed of trust, hypothecation, security interest, title defect, voting trust, shareholders' agreement, proxy, encumbrance, lien, burden, license, charge or other similar restriction, lease, sublease, title retention agreement, option, easement, covenant, encroachment or other adverse claim, other than, with respect to Business Transferred Intellectual Property, any licenses of Intellectual Property.

           "Environmental Laws" means any United States Federal, state or local or any foreign codes, laws (including, without limitation, the common law), ordinances, regulations, reporting or licensing requirements, rules or statutes, Governmental Orders, notices, Permits or binding Contracts issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources or the presence, management, Environmental Release of, or exposure to, Hazardous Materials, or to human health and safety, including, without limitation: (i) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss.ss.9601 et seq. ("CERCLA"); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss.6901 et seq., ("RCRA"); (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. ss.ss.11001 et seq.); (iv) the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.); (v) the Federal Water Pollution Control Act (33 U.S.C. ss.ss.1251 et seq.); (vi) the Toxic Substances Control Act (15 U.S.C. ss.ss.2601 et seq.); (vii) the Hazardous Materials Transportation Act (49 U.S.C. ss.ss. 5101 et seq.); (viii) the Safe Drinking Water Act (41 U.S.C. ss.ss.300f et seq.); (ix) any state, county, municipal, local or foreign statues, laws or ordinances similar or analogous to the federal statutes listed in parts (i) - (viii) of this subparagraph; (x) any amendments existing as of the Closing Date to the statutes, laws or ordinances listed in parts (i) - (ix) of this subparagraph; (xi) any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i) - (x) of this subparagraph; and (xii) any other law, statute, ordinance, amendment, rule, regulation, guideline, directive, order or the like in effect now relating to the environment, preservation or reclamation of natural resources or the presence, management, Environmental Release of, or exposure to, Hazardous Materials, or the effects of Hazardous Materials on human health and safety.

           "Environmental Matters" means any and all matters or circumstances related to: (i) the material Environmental Release by any Person or the presence of any Hazardous Materials at, on, in, under or from any of the Real Property prior to the Closing Date; (ii) the treatment, storage, disposal, recycling, transportation, or other handling of any Hazardous Materials prior to the Closing Date at, on, in, under or from any of the Real Property or in connection with the Businesses; or (iii) any material noncompliance with any Environmental Laws prior to the Closing Date in connection with the Businesses or their use of any of the Real Property.

           "Environmental Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the environment or any natural or man-made structure.

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           "EVAR Business" means the business of making, having made, using, offering for sale, selling and providing products, parts or other materials, processes or services necessary or useful in conducting procedures to treat aortic and thoracic aneurysms utilizing a graft-based device delivered through an endoluminal catheter-based approach.

           "FDA" means the United States Food and Drug Administration.

           "GAAP" means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

           "Governmental Authority" means any United States federal, state or local or any non-United States government, governmental, regulatory or administrative authority, agency or commission, or non-governmental body that has been authorized by Law to act for a governmental body, or any court, tribunal, or judicial or arbitral body.

           "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

           "Guidant" means Guidant Corporation, an Indiana corporation.

           "Hazardous Materials" means (a) petroleum products and by-products, asbestos and asbestos-containing materials, urea formaldehyde foam insulation, medical or infectious wastes, polychlorinated biphenyls, radon gas, radioactive substances, chlorofluorocarbons and all other ozone-depleting substances, and
(b) any other chemical, material, substance, waste, pollutant or contaminant that is prohibited, limited or regulated by or pursuant to any Environmental Law, including, without limitation, RCRA hazardous wastes and CERCLA hazardous substances.

           "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

           "Indebtedness" means, with respect to any Person at any date, without duplication, and including accrued interest, if any, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all capital lease obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) all guarantee obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above and (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor

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as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

           "Intellectual Property" means all intellectual property rights of any kind pending, recognized or granted in any jurisdiction worldwide, including rights in, to and concerning (a) patents, patent applications, invention disclosures and statutory invention registrations, including divisionals, continuations, continuations-in-part, foreign counterparts, re-issues and re-examinations thereof, (b) Trademarks, (c) published and unpublished works of authorship and copyrights therein, and copyright registrations and applications for registration thereof and all renewals, extensions, restorations and reversions thereof, (d) software, code, data, databases and compilations of information, and (e) confidential and proprietary information, inventions, formulas, processes, developments, technology, research, trade secrets and know-how. The foregoing clauses (c), (d) and (e) of the preceding sentence are collectively referred to herein as "Know-How".

           "Interest Sellers" means, individually or collectively, those Affiliates of Parent that are identified in Section 1.01(c) of the Seller Disclosure Schedule.

           "Interests" means, as to each Transferred Subsidiary, all the membership interests and other equity interests in the applicable Transferred Subsidiary.

           "Intercompany Adjustments" means adjustments to accounts and financial statements (i) to eliminate all accounts between or among Parent and any of its Affiliates with respect to the Businesses (such as, for example, intercompany accounts payable and intercompany accounts receivable), (ii) to eliminate the effect of transactions between or among Parent and any of its Affiliates with respect to the Businesses (such as, for example, profit on the provision of services or the transfer of products or other items or any mark-up of products or other asset as a result of such transfers), and (iii) the elimination of any other amounts or items between or among Parent and any of its Affiliates with respect to the Businesses other than direct third party expenses appropriately allocated or charged to the Businesses. For the avoidance of doubt, Intercompany Adjustments would have the effect of showing inventory at cost without regard to any intercompany profit generated or otherwise recorded by transfers between or among Parent and any of its Affiliates.

           "IRS" means the Internal Revenue Service of the United States.

           "ISRA" means the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., as amended, and rules promulgated thereunder.

           "Knowledge" means, when used in connection with (a) Buyer with respect to any matter in question, the actual knowledge of Buyer's officers that are identified on Section 1.01(d) of the Seller Disclosure Schedule attached hereto, after making due inquiry of, in each case, the current employee of the Buyer having principal responsibility for such matter, and (b) Parent and Sellers with respect to any matter in question, the actual knowledge of Parent's officers that are identified on Section 1.01(e) of the Seller Disclosure Schedule attached hereto after making due

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inquiry of, in each case, the current employee of the Parent or the Businesses having principal responsibility for such matter.

           "Landlord" means the landlord, sub-landlord or owner under an Occupancy Agreement.

           "Law" means, with respect to any Person, any United States federal, state, local or any non-United States statute, law, ordinance, treaty, regulation, rule, code, order, directive, or other requirement or rule of law that is binding upon or applicable to such Person. For the avoidance of doubt, the use of foreign Laws or non-United States Laws shall mean laws in jurisdictions outside of the United States.

           "Lease Agreement" means that certain lease agreement, substantially in the form of Exhibit D hereto, by and between Buyer or its designee (with it being the intention of the parties that any designee be an entity of sufficient substance to perform its obligations under such lease agreement), as Tenant, and Guidant Puerto Rico, B.V., as Landlord.

           "Leased Business Real Property" means, collectively, the Leased Baytech Property and the Leased Dorado Property.

           "Leased Baytech Property" means Parent's, any Asset Seller's or any Transferred Subsidiary's interest as Tenant under the Occupancy Agreement described on Section 3.11(a)(i) of the Seller Disclosure Schedule.

           "Leased Dorado Property" means that portion of Parent's, any Asset Seller's or any Transferred Subsidiary's right, title or interest of Parent and Sellers in and to any and all land, together with the buildings and other structures, facilities or improvements located thereon, and all easements, licenses, rights and appurtenances relating to the foregoing, located at Dorado, Puerto Rico that is being leased to Buyer pursuant to the terms of the Lease Agreement.

           "Liabilities" means any and all debts, liabilities and obligations, whether known or unknown, accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement or undertaking.

           "Occupancy Agreement" means any lease, sublease or other occupancy agreement.

           "Owned Business Real Property" means Parent's and Sellers' right, title or interest in and to any and all land, together with the buildings and other structures, facilities or improvements located thereon, and all easements, licenses, rights and appurtenances relating to the foregoing, as described on
Schedule 3.11(a)(ii).

           "Parent Plan" means any employee or independent contractor compensation or benefit plan, program or arrangement that is (i) maintained or contributed to by Parent or any of its Affiliates and (ii) is not a Subsidiary Plan.

           "Parent Retained Intellectual Property" means all Intellectual Property of the Parent and its Affiliates other than the Business Transferred Intellectual Property and Business Licensed Intellectual Property.

           "PCBA Business" means the business of making, having made, using, offering for sale, selling and providing products, parts or other materials, processes or services necessary or useful in conducting procedures performed by the ablation of cardiac tissue utilizing a non-surgical percutaneous or endoluminal catheter-based approach.

           "Peripheral Intervention Business" means the business of making, having made, using, offering for sale, selling and providing products, parts or other materials, processes or services necessary or useful in diagnosing and treating all arterial and venous structures outside of the heart utilizing a catheter-based, non-surgical percutaneous or endoluminal approach.

           "Permitted Encumbrances" means (a) statutory liens for current Taxes not yet due or delinquent (or which may be paid without interest or penalties) or the validity or amount of which is being contested in good faith by appropriate proceedings, (b) those other defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate, are not material in amount or significance to the Businesses and, in the case of this clause (b) relate to or arise from the operation of the Businesses or otherwise secure liabilities of the Transferred Subsidiaries or Assumed Liabilities, and do not relate to or arise from the other businesses of Parent and its Affiliates, or secure Excluded Liabilities, (c) those encumbrances securing indebtedness for borrowed money that shall be released on or prior to the Closing, and (d) with respect to the Owned Business Real Property only, the Permitted Title Encumbrances.

           "Permitted Title Encumbrances" means those encumbrances listed on
Section 3.11 of the Seller Disclosure Schedule.

           "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization, joint venture or other entity.

           "Post-Closing Tax Period" means any Taxable period (or portion thereof) commencing on or after the Closing Date, including the portion of any Straddle Period commencing on the Closing Date.

           "Pre-Closing Tax Period" means any Taxable period (or portion thereof) ending prior to the Closing Date, including the portion of any Straddle Period up to but not including the Closing Date.

           "Real Property" means, collectively, the Owned Business Real Property and the Leased Business Real Property.

           "Registrations" means authorizations and/or approvals issued by any Governmental Authority (including premarket approval applications, premarket notifications, investigational device exemptions, clearances and approvals, establishment registrations, manufacturing approvals or authorizations, CE markings, pricing and reimbursement approvals, labeling approvals or their foreign equivalent) held by Parent or its Affiliates as of the Closing, that are required for the manufacture, distribution, marketing, storage, transportation, use and sale of the products currently being sold by, or otherwise for the operation of, the Businesses.

           "Restricted Field" means the Cardiac Surgery Business and the Vascular Surgery Business (other than the Excluded Businesses).

           "SEC" means the United States Securities and Exchange Commission.

           "Seller Disclosure Schedule" means the Seller Disclosure Schedule attached hereto, dated as of the Agreement Date, delivered by Parent to Buyer in connection with this Agreement.

           "Seller Out-License Agreement" means a license agreement, substantially in the form of Exhibit E, by and among Buyer, Parent and one or more of Parent's Affiliates, pursuant to which Buyer is exclusively licensed the Business Licensed Intellectual Property for use in the Businesses and pursuant to which Buyer is non-exclusively licensed the Business Licensed Intellectual Property for use other than in the Businesses.

           "Seller Material Adverse Effect" means any change, effect, event, occurrence, state of facts or development which individually or in the aggregate has resulted or would reasonably be expected to result in a material adverse effect to the business, operations, properties, financial condition or results of operations of the Businesses, taken as a whole; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Seller Material Adverse Effect: (a) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the transactions contemplated by this Agreement (including, but not limited to, any loss of employees, customers, prospective customers, any cancellation of or delay in customer orders, any litigation or disruption in supplier, distributor, partner, licensor/licensee or similar relationships, in any such case to the extent proximately caused by the announcement, pendency or anticipated consummation of the transactions contemplated by this Agreement), and (b) any change, effect, event, occurrence, state of facts or development in the financial or securities markets or the economy in general or in the industries in which the Businesses operate in general. In addition, absent other changes, effects, events, occurrences, state of facts or developments that are substantial contributions to the occurrence of a Seller Material Adverse Effect any failure, in and of itself, by the Businesses to meet any internal or published projections, forecasts or revenue or earnings predictions shall not be deemed to constitute a Seller Material Adverse Effect, provided, that any such failure may be considered together with other factors and any or all of the underlying causes of any such failure may, by themselves, be considered for constituting a Seller Material Adverse Effect.

           "Sellers" means, individually or collectively, the Asset Sellers and the Interest Sellers.

           "Straddle Period" means any Taxable period beginning before the Closing Date and ending on or after the Closing Date.

           "Sublease Agreement" means that certain sublease agreement, substantially in the form of Exhibit F hereto, by and between Buyer or its designee (with it being the intention of the parties that any designee be an entity of sufficient substance to perform its obligations under such lease agreement) and Parent.

           "Subsidiary Plan" means any employee or independent contractor compensation or benefit plan, program or arrangement that covers exclusively employees or independent contractors of the Businesses.

           "Target Closing Working Capital" means $14,000,000.

           "Tax" or "Taxes" (and with correlative meaning, "Taxable" and "Taxing") means any United States federal, state or local, or non-United States, income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, withholding, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, net worth, intangibles, social security, unemployment, disability, payroll, license, employee or other tax or similar levy, of any kind whatsoever, including any interest, penalties or additions to tax in respect of the foregoing.

           "Tax Return" means any return, declaration, report, claim for refund, information return or other document (including any related or supporting estimates, elections, schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

           "Taxation Authority" means any Governmental Authority having any responsibility for (a) the determination, assessment or collection or payment of any Tax, or (b) the administration, implementation or enforcement of or compliance with any law relating to any Tax.

           "Tenant" means the tenant, sub-tenant or occupant under an Occupancy Agreement.

           "Trademarks" means trademarks, service marks, trade dress, logos, trade names, corporate names, domain names and other source identifiers and all goodwill associated with any of the foregoing, registrations and applications for registration thereof, including all extensions, modifications and renewals of same.

           "Transfer Agreements" means (a) with respect to the Purchased Assets and Assumed Liabilities, the Bills of Sale, the Assumption Agreements, and such deeds, endorsements, assignments, instruments of assumption, affidavits and other instruments of sale, conveyance, transfer and assignment for the Asset Sellers, in form and substance reasonably satisfactory to Buyer and Parent, as shall be necessary under Law in order to transfer all right, title and interest of the applicable Asset Sellers in, to and under such Purchased Assets and Assumed Liabilities in accordance with the terms hereof, and (b) with respect to the Interests, such instruments of sale, conveyance, transfer and assignment, and such other agreements or documents, if any, in each case in form and substance reasonably satisfactory to Buyer and Parent, as shall be necessary under Law in order to transfer all right, title and interest of the applicable Interest Seller in the Interests in accordance with the terms hereof.

           "Transferred Subsidiaries" means, individually or collectively, the Affiliates of Parent set forth in Section 1.01(f) of the Seller Disclosure Schedule.

           "Transition Services Agreement" means a transition services agreement, among Buyer, Parent and certain Affiliates of Parent, substantially in the form of Exhibit G attached hereto.

           "Vascular Surgery Business" means the business of researching, inventing, designing, developing, making, having made, using, marketing, distributing, offering for sale and selling and providing products, devices, instruments, disposables and accessories or other materials, and providing services, in all of such matters, for the performance of the following vascular procedures by vascular or general surgeons: (a) textile vascular grafts used for (I) aortic reconstruction, (II) aortic aneurysmal disease, (III) vascular occlusive disease, and (IV) surgically implantable valve conduits; (b) textile fabric used for surgical vascular patching and vascular suture support; and (c) soft PTFE grafts used for (I) lower extremity vascular repair, (II) vascular occlusive disease, and (III) dialysis access; provided, however, that all such procedures are performed through an open or other percutaneous surgical access site. Notwithstanding the foregoing, the Vascular Surgery Business shall not include stent-grafts used for any purpose, the Excluded Businesses or Parent Investments.

           SECTION 1.02. Definitions. The following terms have the meanings set forth in the Sections set forth below:

           Definition                                          Location
           ----------                                          --------
           "AAA"                                               2.04(d)
            ---
           "Acquired Business"                                 5.13(b)
            -----------------
           "Acquisition Proposal"                              5.16
            --------------------
           "Aggregate Threshold"                               10.04(c)
            -------------------
           "Agreement"                                         Preamble
            ---------
           "Agreement Date"                                    Preamble
            --------------
           "Agreed-Upon Allocation"                            2.03(c)
            ----------------------
           "Allocation Accounting Firm"                        2.03(c)
            --------------------------
           "Arbiter"                                           2.04(d)
            -------
           "Assumed Liabilities"                               2.02(a)
            -------------------
           "Audited Financial Statements"                      8.02(g)
            ----------------------------
           "Businesses"                                        Recitals
            ----------
           "Business Employees"                                6.02(a)
            ------------------
           "Business Financial Statements"                     3.06(a)
            -----------------------------
           "Buyer"                                             Preamble
            -----
           "Buyer Indemnified Parties"                         10.02
            -------------------------
           "Cash Purchase Price"                               2.03(a)(i)
            -------------------
           "Cap"                                               10.04(d)
            ---
           "CIA"                                               3.14(f)
            ---
           "Closing"                                           2.05
            -------
           "Closing Date"                                      2.05
            ------------
           "Closing Working Capital Statement"                 2.04(b)(i)
            ---------------------------------
           "Competitive Portion"                               5.13(c)(i)
            -------------------
           "Confidentiality Agreement"                         5.02(b)
            -------------------------
           "Commitment Letters"                                4.05
            ------------------
           "Committed Financing"                               4.05
            -------------------
           "Continuing Employees"                              6.01(a)
            --------------------
           "Conveyance Taxes"                                  7.07
            ----------------
           "CPA Firm"                                          7.03(b)
            --------
           "Deferred Compensation"                             3.12(o)
            ---------------------
           "Deferred Employees"                                6.02(a)
            ------------------
           "Environmental Permits"                             3.09
            ---------------------

           "ERISA"                                             3.08
            -----
           "EVT"                                               5.15(b)
            ---
           "Excluded Assets"                                   2.01(c)
            ---------------
           "Excluded Businesses"                               2.01(c)(v)
            -------------------
           "Excluded Employees"                                6.02(a)
            ------------------
           "Excluded Liabilities"                              2.02(b)
            --------------------
           "Exclusive Negotiation Period"                      5.13(c)(ii)
            ----------------------------
           "Export Approvals"                                  3.24(b)(i)
            ----------------
           "FDCA"                                              3.08(b)
            ----
           "Final Allocation"                                  2.03(c)
            ----------------
           "Financing"                                         5.14
            ---------
           "German Competition Act"                            5.26
            ----------------------
           "German Operations Agreement"                       5.26
            ---------------------------
           "Guidant CIC Plans"                                 6.01(e)
            -----------------
           "Inactive Business Employees"                       6.02(c)
            ---------------------------
           "ISRA Determination"                                5.03(c)
            ------------------
           "Licensed Marks"                                    5.06(c)
            --------------
           "LLC Conversions"                                   Recitals
            ---------------
           "Losses"                                            10.02
            ------
           "Market Rate"                                       5.26
            -----------
           "Materials"                                         5.06(c)(ii)
            ---------
           "Material Contract"                                 3.14(a)
            -----------------
           "NFA"                                               5.03(c)
            ---
           "NJDEP"                                             5.03(c)
            -----
           "Non-Seller Licensed Marks"                         5.06(b)
            -------------------------
           "OIG"                                               5.15(a)
            ---
           "Parent"                                            Preamble
            ------
           "Parent Investments"                                2.01(c)(ix)
            ------------------
           "Permits"                                           3.08(b)
            -------
           "Proposed Allocation"                               2.03(c)
            -------------------
           "Purchased Assets"                                  2.01(a)
            ----------------
           "Purchase Price"                                    2.03(a)(ii)
            --------------
           "Qualified Appraiser"                               5.13(e)
            -------------------
           "Restricted Period"                                 5.13(a)
            -----------------
           "Seller Benefit Plans"                              3.12(a)
            --------------------
           "Seller Licensed Marks"                             5.06(c)
            ---------------------
           "Shared Asset(s)"                                   2.01(c)(iii)
            ---------------
           "Social Security Act"                               3.15(h)
            -------------------
           "Survey"                                            3.11(i)
            ------
           "Territory"                                         5.13(e)
            ---------
           "Threshold"                                         10.04(c)
            ---------
           "Third Party Claim"                                 10.05(b)
            -----------------
           "Working Capital True-Up Amount"                    2.04(b)(ii)
            ------------------------------

                                   ARTICLE II

                                PURCHASE AND SALE

           SECTION 2.01. Purchase and Sale of Purchased Assets and Interests.
(a) Purchased Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing, Parent shall sell, convey, assign and transfer, and shall cause each Asset Seller to sell, convey, assign and transfer, to Buyer all the assets, rights and properties of Parent and its Affiliates, of every kind and description and wherever located, whether tangible or intangible, real, personal or mixed, that (except as otherwise expressly set forth in this Agreement or the Ancillary Agreements) are primarily used in or primarily held for use by the Businesses as of the Closing Date (not including the Excluded Assets, the "Purchased Assets"), and Buyer shall purchase the Purchased Assets free and clear of all Encumbrances other than Permitted Encumbrances (for the avoidance of doubt, all assets, rights and properties of the Transferred Subsidiaries (other than any Excluded Assets) shall remain assets, rights and properties of the Transferred Subsidiaries and not Purchased Assets hereunder). Without limiting the generality of the foregoing, the Purchased Assets shall include the following assets, rights and properties of Parent and its Affiliates as of the Closing Date:

                      (i) all Sellers', Parent's and its Affiliates' right, title and interest to Real Property, including, without limitation, leasehold interests, interests in security deposits and fee simple title in and to the Owned Business Real Property, subject only to Permitted Title Encumbrances;

                      (ii) all tangible personal property and interests therein, including machinery, equipment, training materials and equipment, mechanical and spare parts, supplies, owned and leased motor vehicles, mobile telephones, computer equipment, communications equipment, PDA bar code readers, fixtures, trade fixtures, tools, tooling, dyes, cap and component molds, furniture, furnishings, office equipment and supplies, production supplies, other miscellaneous supplies and other tangible property of any kind in each case to the extent primarily used in or primarily held for use by the Businesses;

                      (iii) the Business Transferred Intellectual Property not held by the Transferred Subsidiaries;

                      (iv) Registrations primarily related to products currently being manufactured and sold by the Businesses, or primarily related to future products or product lines being developed primarily by the Businesses, in each case to the extent assignable with or without requiring the consent of the issuing Governmental Authority, supported by and including, for such products, future products or product lines primarily related to the Businesses: (A) the original documents, to the extent originals are available, under the possession of Parent or the Asset Sellers (or that are accessible to Parent or the Asset Sellers using commercially reasonable efforts) evidencing such Registrations issued to Parent or the Asset Sellers by a Governmental Authority primarily related to the Businesses; (B) all related Registration applications, clinical research and trial agreements, data results and records of clinical trials and marketing research, all other clinical documents required to be kept by Law, all documents required be kept under the FDA Quality System Regulation or any other Law regulating the design or manufacture of medical devices, design history files, technical files, drawings, manufacturing, packaging and labeling specifications, validation documentation, packaging specifications, quality control standards and other documentation, research tools, laboratory notebooks, files and correspondence with regulatory agencies and quality reports and all relevant pricing information and correspondence with Governmental Authorities with respect to such pricing matters; and (C) any and all documentation related to the design, development, manufacture, test, release, distribution, worldwide market registration and clearance or approval, and post market surveillance and history of usage of such products and proposed future products, as well as all quality system documentation primarily related to the Businesses;

                      (v) all advertising, marketing and promotional materials and all other printed or written materials, including website content, in each case to the extent primarily used in the Businesses;

                      (vi) except as set forth in Sections 2.01(c) and 2.02(b), any Contract and rights thereunder, to the extent used in the Businesses;

                      (vii) (A) all inventories of works in process, semi-finished and finished products, and inventory of finished products on consignment, in transit or deposited in a warehouse, in each case to the extent primarily held for use in the Businesses, and (B) all other inventories, including raw materials, stores, replacement and spare parts, packaging materials, operating supplies and inventory on consignment, in transit or deposited in a warehouse, in each case to the extent exclusively held for use in the Businesses;

                      (viii) all prepayments, security deposits, rebates, refunds and prepaid expenses, in each case to the extent related to the Businesses;

                      (ix) subject to the terms of the Buyer Out-License Agreement and the Seller Out-License Agreement, all unpaid or unsatisfied claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind (including all unsatisfied damages and payments for past, present or future infringement or misappropriation of Business Intellectual Property, the right to recover for past infringements or misappropriations of Business Intellectual Property, and any and all corresponding rights that have been, now or hereafter may be secured throughout the world with respect to any Business Intellectual Property, except to the extent any of the foregoing relate to (x) Excluded Assets or Excluded Liabilities, (y) intercompany receivables between Parent and any of its Affiliates, or between any Affiliate of Parent and any other Affiliate of Parent, or (z) outside the fields of the Businesses, as to the Business Licensed Intellectual Property;

                      (x) (A) all unpaid or unsatisfied income, royalties and payments receivable in respect of any Business Transferred Intellectual Property, and (B) subject in all cases to the terms of the Seller Out-License, all unpaid or unsatisfied income, royalties and payments receivable in respect of any Business Licensed Intellectual Property in the fields of the Businesses, except for any Excluded Assets;

                      (xi) all Books, Records and Files (other than income and similar Tax Returns and related books, records and files), to the extent primarily used in, primarily held for use by, or primarily related to, the Purchased Assets, the Businesses or the Business Transferred Intellectual Property and copies of all Books, Records and Files (other than income and similar Tax Returns and related books, records and files), redacted at the election of Parent to exclude information to the extent having no relation to the Businesses, that are primarily used in or primarily related to the Purchased Assets, the Businesses or the Business Transferred Intellectual Property;

                      (xii) all permits, licenses, certifications and approvals from all permitting, licensing, accrediting and certifying agencies, and the rights to all data and records held by such permitting, licensing and certifying agencies, in each case to the extent transferable and primarily used in, or primarily related to, the Businesses other than permits, licenses, certifications and approvals which may be retained by Parent during the periods during which Parent is providing any services, and access to which (or replacements for which) is contemplated to be provided, under the Transition Services Agreement for the periods provided therein, and following which periods such permits, licenses, certifications and approvals shall be transferred to Buyer;

                      (xiii) all computer software, data and information, and all related hardware, in each case to the extent primarily used in, or primarily related to, the Businesses, other than that computer software, data and information which may be retained by Parent during the periods during which Parent is providing any services, and access to which (or replacements for which) is contemplated to be provided, under the Transition Services Agreement for the periods provided therein, and following which periods such computer software, data and information (or copies thereof), and all related hardware, shall be transferred to Buyer;

                      (xiv) all claims under insurance policies and claims or benefits in, to or under any express or implied warranties from suppliers of goods or services relating to inventory, goods, supplies or other items sold or delivered to Parent or any Asset Seller prior to the Closing, in each case to the extent related to the Businesses;

                      (xv) all goodwill of the Businesses as going concerns (excluding any goodwill associated with Parent's name or Guidant's name); and

                      (xvi) all rights of Buyer and its Affiliates arising under this Agreement, the Ancillary Agreements or from the consummation of the transactions contemplated hereby.

                 (b) Books, Records and Files. Notwithstanding anything to the contrary contained in this Agreement (i) Parent shall have no obligation to convey any Books, Records and Files and other data and information that Parent or its Affiliates are contractually or otherwise restricted by a third party from providing; provided, that at Buyer's request, Parent shall use commercially reasonable efforts, subject to Buyer's good faith cooperation with Parent (including executing and delivering any reasonable, relevant and requested non-disclosure agreements), to obtain the consent of such third party to provide all such information to Buyer, to the extent access to all such information is not then being provided pursuant to services contemplated under any of the Ancillary Agreements, and (ii) Parent may retain copies of any Books, Records and Files conveyed pursuant to Section 2.01(a) (solely for evidentiary purposes or for its use with respect to its businesses other than the Businesses), including any

Registrations and related documentation and materials conveyed pursuant to
Section 2.01(a)(iv), and may redact any information not related to the Businesses from any Books, Records and Files and similar materials conveyed pursuant to Section 2.01(a); provided, however, that such redaction shall not impair any information related to the Businesses contained in such Books, Records and Files and similar materials.

                 (c) Excluded Assets. Notwithstanding anything in Section 2.01(a) to the contrary, Buyer shall not purchase, and the Assets shall not include, any right, title and interest in or to any of the following assets (the "Excluded Assets"):

                      (i) all cash and cash equivalents, securities (other than the Interests) and negotiable instruments on hand, in lock boxes, in financial institutions or elsewhere, including any cash residing in any collateral cash account securing any obligation or contingent obligation;

                      (ii) all intercompany receivables between Parent and any of its Affiliates, or between any Affiliate of Parent and any other Affiliate of Parent, all accounts, notes and other receivables resulting from sales prior to the Closing Date by Parent or its Affiliates of products to the extent generated by the Businesses, whether current or non-current;

                      (iii) except as otherwise expressly set forth in this Agreement or the Ancillary Agreements including in Section 2.01(a) hereof, the ownership right in any property or asset (other than Intellectual Property), including Contracts, that is used in the Businesses, but is used primarily in businesses of Parent other than the Businesses (a "Shared Asset(s)");

                      (iv) all real property of Parent and its Affiliates (including any of Parent's or its Affiliates' right, title and interest as a tenant or otherwise and the Real Property contemplated to be leased to Buyer under the Lease Agreement), other than the Owned Business Real Property;

                      (v) the EVAR Business, the PCBA Business, the Peripheral Intervention Business, the Embolic Beads Business and all other businesses of Parent and its Affiliates other than the Businesses (collectively, the "Excluded Businesses");

                      (vi) subject to Section 5.06(c) and any license granted in accordance therewith, the Licensed Marks;

                      (vii) all rights or interests of a Transferred Subsidiary in, and all assets of, any Parent Plans;

                      (viii) the Parent Retained Intellectual Property;

                      (ix) all Parent's and its Affiliates' investments in, or joint ventures or any other partnerships with, other third-party businesses (equity, debt or otherwise), whether or not related to the Businesses (collectively, "Parent Investments"), including those listed on Section 2.01(c)(ix) of the Seller Disclosure Schedule;

                      (x) all rights of Parent and its Affiliates (other than the Transferred Subsidiaries) arising under this Agreement or from the consummation of the transactions contemplated hereby;

                      (xi) any claim, right or interest of the Parent and any Transferred Subsidiary in or to any refund, credit or other recovery for Taxes with respect to any Pre-Closing Tax Period; and

                      (xii) any right, title and interest in or to any of the assets including Contracts related thereto, listed on Section 2.01(c)(xii) of the Seller Disclosure Schedule.

                 (d) Interests. Upon the terms and subject to the conditions of this Agreement, at the Closing, Parent shall sell, convey, assign and transfer, and shall cause each Interest Seller to sell, convey, assign and transfer, to Buyer the Interests free and clear of all Encumbrances other than Permitted Encumbrances.

           SECTION 2.02. Assumption and Exclusion of Liabilities. (a) Assumed Liabilities. Upon the terms and subject to the conditions and exclusions set forth in this Agreement, at the Closing, Buyer shall assume and agree to pay, perform and discharge when due, all Liabilities of Parent and its Affiliates, other than the Excluded Liabilities, related to or arising from the Businesses or Purchased Assets (for the avoidance of doubt, all Liabilities of the Transferred Subsidiaries (other than any Excluded Liabilities) shall remain Liabilities of the Transferred Subsidiaries, and shall not become or remain Liabilities of Parent or its Affiliates, as a result of Buyer's acquisition of the Transferred Subsidiaries at the Closing) but only to the extent relating to or arising out of the Businesses or the Purchased Assets (in the case of those Liabilities shared by the Businesses and Parent and its Affiliates, only that portion of such Liabilities of the Businesses attributable to the Businesses shall be assumed hereby) (the "Assumed Liabilities"), including the following:

                      (i) all such Liabilities of the Businesses, whether or not incurred in the ordinary course of business, that are reflected in the Business Financial Statements;

                      (ii) all such Liabilities of the Businesses, whether or not incurred in the ordinary course of business, explicitly set forth on Sections 3.07(a) (except Items 1, 3, 5 and 6 thereon), 3.10(a)(i), 3.10(a)(ii), 3.10(b), 3.10(c), 3.10(f), 3.10(g), 3.14(a), 3.14(e) and 3.15 (except Item 1 of
Section 3.15(a)) of the Seller Disclosure Schedule;

                      (iii) all such Liabilities of the Businesses that were incurred in the ordinary course of business prior to the Closing;

                      (iv) all such Liabilities and responsibilities (A) that are outstanding or accrued and unsatisfied as of the Closing under any Subsidiary Plan identified as such on Section 3.12(a) of the Seller Disclosure Schedule and which are reflected in the Closing Working Capital, or (B) that are assumed by Buyer pursuant to Article VI, whether arising prior to, on, or after the Closing;

                      (v) all Liabilities arising out of or relating to any claim, allegation or assertion that the development, manufacture, marketing, distribution or sale of any products by the Businesses, whether prior to or after the Closing, infringes or violates any Intellectual Property or other proprietary rights of any third party; and

                      (vi) all such Liabilities of the Businesses arising out of or relating to any of the Assets and the Businesses that arise after the Closing Date, including Tax liabilities relating to Post-Closing Periods.

                 (b) Excluded Liabilities. As of the Closing, Parent and/or its Affiliates shall retain and assume, to the extent applicable, and shall be responsible for paying, performing and discharging when due, and none of Buyer or its Affiliates shall assume (by succession, transfer or assignment or otherwise) or have any responsibility for, any of the following Liabilities (the "Excluded Liabilities"):

                      (i) notwithstanding any disclosure on the Seller Disclosure Schedule, all Liabilities to the extent relating to or arising out of the Excluded Assets or the Excluded Businesses;

                      (ii) (A) all Liabilities to the extent relating to or arising out of present or former assets or businesses of Parent or any of its Affiliates that are not included in the Assets (whether or not such other assets or businesses were at one time included within the Transferred Subsidiaries or at one time related to the Businesses), or (B) all Liabilities to the extent not relating to or arising out of the Businesses or the Purchased Assets (in the case of those Liabilities shared by the Businesses and Parent and its Affiliates, only that portion of such Liabilities of the Businesses not attributable to the Businesses shall be excluded hereby);

                      (iii) except as provided in Section 6.01 and Section 2.02(a)(iv), all Liabilities to the extent relating to or arising from any Parent Plan or a Subsidiary Plan and all claims arising out of any death, accident, disease or injury asserted by or on behalf of employees arising from events, circumstances or conditions occurring or existing on or before the Closing, whether asserted before or after the Closing;

                      (iv) all intercompany payables and loans between Parent and any of its Affiliates, or between any Affiliate of Parent and any other Affiliate of Parent;

                      (v) any and all Liabilities of Parent and its Affiliates related to consummating the transactions contemplated hereby, including legal, accounting and other fees and expenses related to preparation of the Business Financial Statements, this Agreement and the Ancillary Agreements;

                      (vi) regardless of any disclosures on the Seller Disclosure Schedule, all Liabilities related to the Real Property or the Business arising from Environmental Matters to the extent occurring or existing on or before Closing (whether asserted before or after the Closing);

                      (vii) all Liabilities (A) arising out of any failure of Parent or any Seller to have complied with the terms of the CIA or other corporate integrity programs or compliance plans with Governmental Authorities, regardless of any disclosures set forth on the Seller Disclosure Schedule; (B) related to, arising out of, or in connection with the parties' waiver of compliance with any Bulk Transfer Act or any similar statute as enacted in any jurisdiction,

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

domestic or foreign (if applicable), including the defenses thereof and reasonable attorneys' and other professional fees, regardless of any disclosures set forth on the Seller Disclosure Schedule; (C) in respect of any milestone or earn-out provision of that certain Agreement of Merger, dated February 9, 2004, by and between Popcorn Merger Sub, Inc., a California corporation, and AFx Inc., a California corporation, as amended, or any transaction contemplated thereby or agreement, document or instrument entered in connection therewith, regardless of any disclosures set forth on the Seller Disclosure Schedule; (D) notwithstanding any disclosures on the Seller Disclosure Schedules, any actual or alleged Liability for death or injury to person or property as a result of any actual or alleged defect in or harm caused by any product sold by the Businesses at or prior to the Closing, including those product liability claims existing as of the Agreement Date and set forth in any section of the Seller Disclosure Schedule; and (E) any other Liabilities related to or arising out of the operation of the Businesses prior to the Closing Date, but only to the extent that such Liabilities were not incurred in the ordinary course of business, and provided, that the Excluded Liabilities covered by this clause (E) shall not include any Liabilities described in subsections (i) through (vi) of Section 2.02(a);

                      (viii) without limiting the obligations of the Buyer under
Article VI, any Liabilities under the Boston Scientific Corporation 2007 Performance Incentive Plan to employees of the Businesses for the period ending December 31, 2007, and any Liabilities for periods prior to the Closing to any employee of the Businesses for any retention or similar bonus arrangements established by Parent or its Affiliates prior to the Closing related to the transactions contemplated hereby and any severance or parachute or similar payment under arrangements established by Parent or its Affiliates that may become due and owing solely by reason of consummation of the transactions contemplated hereby (and without any other conditions, including a prior or subsequent termination of employment of the beneficiary thereof, being required to be satisfied);

                      (ix) without limiting the obligations of the Buyer under
Article VI, all Liabilities and responsibilities arising out of or relating to any Subsidiary Plan not identified as such on Section 3.12(a) of the Seller Disclosure Schedule; and

                      (x) without limiting the rights and obligations of the parties under Article VII, any Liability for Taxes of the Transferred Subsidiaries with respect to any Pre-Closing Tax Period.

SECTION 2.03. Purchase Price; Allocation of Purchase Price. (a) Subject to the terms and conditions of this Agreement, the purchase price of the Interests and the Purchased Assets is payable as follows:

                      (i) Buyer shall pay to Parent at the Closing, for the benefit of Parent and Sellers, the amount of $750,000,000 in cash ("Cash Purchase Price"); and

                      (ii) Buyer shall assume the Assumed Liabilities at the Closing.

The Cash Purchase Price and the Assumed Liabilities are collectively referred to herein as the "Purchase Price."

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

                 (b) The Cash Purchase Price shall be paid at the Closing by wire transfer in immediately available funds to a bank account designated to Buyer in writing by Parent no later than three (3) Business Days prior to the Closing.

                 (c) As soon as practicable, and in any event not later than one hundred eighty (180) days after the Closing, Parent shall provide for Buyer's review and comments a proposed allocation of the Purchase Price, as adjusted for federal income Tax purposes to take into account the liabilities of the Transferred Subsidiaries, by country, by Transferred Subsidiary as applicable, and among the Purchased Assets and the assets of the Transferred Subsidiaries by asset category in accordance with the principles of Section 1060 of the Code (the "Proposed Allocation"). Buyer shall have the right to consent or object to the Proposed Allocation during the thirty (30) day period immediately following delivery of the Proposed Allocation. If Buyer delivers a notice of objection to Parent during that thirty (30) day period, Parent and Buyer shall negotiate in good faith to resolve their differences with respect to the Proposed Allocation. If Buyer makes no objection during that thirty (30) day period or Parent and Buyer agree on an allocation within the thirty (30) day period following Buyer's delivery of such a notice of objection, the Proposed Allocation or the agreed allocation, as applicable, shall be final and binding on Parent, on behalf of itself and Sellers, and Buyer (the "Agreed-Upon Allocation"). If Parent and Buyer are unable to reach agreement on the Proposed Allocation within thirty
(30) days following the delivery to Parent of Buyer's notice of objection to the Proposed Allocation, the allocation shall be determined by an internationally-recognized independent accounting firm mutually selected by Buyer and Parent (the "Allocation Accounting Firm") using customary valuation methodologies; provided, however, that the Allocation Accounting Firm shall make its determination within thirty (30) days following the date on which the Allocation Accounting Firm is selected pursuant to this Section 2.03(c). The determination made by the Allocation Accounting Firm of the allocation shall be, absent manifest error, final and binding on Parent, on behalf of itself and Sellers, and Buyer (the "Final Allocation"). The fees and expenses of the Allocation Accounting Firm shall be shared equally between Parent and Buyer. The Agreed-Upon Allocation and the Final Allocation, as applicable, may be revised by mutual agreement between the Buyer and the Parent, from time to time, prior to and following the Closing so as to reflect any matters that need updating (including Purchase Price adjustments, if any). Parent, on behalf of itself and Sellers, and Buyer shall acknowledge that the allocation shall be done at arm's length based upon a good faith determination of fair market values, subject to final determination by the Allocation Accounting Firm, if applicable.

                 (d) Each of Parent, Buyer and each of their respective Affiliates shall (i) be bound by the Agreed-Upon Allocation or Final Allocation, as applicable, for purposes of determining any Taxes, and (ii) prepare and file, and cause its Affiliates to prepare and file, its Tax Returns on a basis consistent with the Agreed-Upon Allocation or Final Allocation, as applicable. None of Parent, Buyer or their respective Affiliates shall take any position inconsistent with the Agreed-Upon Allocation or Final Allocation, as applicable, in any Tax Return, in any Tax refund claim, in any Tax litigation or administrative proceeding, or otherwise unless required by final determination by an applicable Taxation Authority. In the event that the Agreed-Upon Allocation or Final Allocation, as applicable, is disputed by any Taxation Authority, the party receiving notice of the dispute shall promptly notify the other party hereto, and Buyer and Parent agree to use their best efforts to defend such Allocation in any audit or similar proceeding.

           SECTION 2.04. Purchase Price Adjustment. (a) Following the Closing, he Cash Purchase Price shall be adjusted as provided herein to reflect the difference, if any, between Closing Working Capital and Target Closing Working Capital.

                 (b) Promptly following the Closing Date (and in any event within 180 days of such date), Buyer shall cause to be prepared as of the Closing Date and shall deliver to Parent the following:

                      (i) a statement of Closing Working Capital as of the open of business on the Closing Date (the "Closing Working Capital Statement"), prepared in accordance with GAAP and consistent with the preparation of the Business Financial Statements, and shall not include any changes in assets or liabilities as a result of accounting adjustments arising from or resulting as a consequence of the transactions contemplated by this Agreement; and

                      (ii) the "Working Capital True-Up Amount," which shall mean Closing Working Capital less Target Closing Working Capital.

                 (c) If the Working Capital True-Up Amount is negative and the absolute value of the sum is greater than $1,000,000, then, no later than five
(5) Business Days after the final determination of such adjustment in accordance with Section 2.04(d), Parent shall pay to an account designated by Buyer, by wire transfer in immediately available funds, an amount equal to the absolute amount of such difference in excess of $1,000,000, plus interest from the Closing Date to the date of payment. If the Working Capital True-Up Amount is positive and the absolute value of the sum is greater than $1,000,000, then, no later than five (5) Business Days after the final determination of such adjustment in accordance with Section 2.04(d), Buyer shall pay to an account designated by Parent, by wire transfer in immediately available funds, an amount equal to the absolute amount of such difference in excess of $1,000,000, plus interest from the Closing Date to the date of payment. For the avoidance of doubt, to the extent the absolute value in either case is less than or equal to $1,000,000, no payment by any party in respect of such Working Capital True-Up Amount need be made.

                 (d) The Closing Working Capital Statement (and the applicable computation of Closing Working Capital indicated thereon) delivered by Buyer to Parent shall be conclusive and binding upon the parties unless Parent, within forty-five (45) days following receipt by Parent of the Closing Working Capital Statement, notifies Buyer in writing that Parent disputes any of the amounts set forth therein, specifying the nature and amount of the dispute and the basis therefor. The parties shall in good faith attempt to resolve any dispute and, if the parties so resolve all disputes, the Closing Working Capital Statement (and the applicable computation of the Closing Working Capital indicated thereon), as amended to the extent necessary to reflect the resolution of the dispute(s), shall be conclusive and binding on the parties. If the parties do not reach agreement in resolving the dispute(s) within forty-five (45) days after notice is given by Parent to Buyer pursuant to the second preceding sentence, the parties shall submit the remaining dispute(s) to the New York, New York office of the accounting firm of KPMG LLP or, if no partner at such firm will act, to a partner at such other internationally recognized independent accounting firm selected by Buyer and Parent (the "Arbiter") for resolution. If the parties cannot agree on the selection of a partner at an independent accounting firm to act as Arbiter, the parties shall request the American Arbitration Association ("AAA") to appoint such a person, and such appointment shall be conclusive and binding on the parties. Promptly, but no later than sixty (60) days after acceptance of his or her appointment as Arbiter, the Arbiter shall determine (it being understood that in making such determination, the Arbiter shall be functioning as an expert and not as an arbitrator), based solely on written submissions by Buyer and Parent made within thirty (30) days after selection, and not by independent review, only those issues in dispute(s) and shall render a written report as to the resolution of the dispute(s) and the resulting computation of the applicable Closing Working Capital and any disputed components thereof, which shall be conclusive and binding on the parties. All proceedings conducted by the Arbiter shall take place in The City of New York. In resolving any disputed item, the Arbiter (i) shall be bound by the provisions of this Section 2.04 and (ii) may not assign a value to any item greater than the greatest value for such items claimed by either party or less than the smallest value for such items claimed by either party. The fees, costs and expenses of the Arbiter shall be allocated to and borne by Buyer and Parent based on the inverse of the percentage that the Arbiter's determination (before such allocation) bears to the total amount of the total items in dispute as originally submitted to the Arbiter. For example, should the items in dispute total in amount to $1,000 and the Arbiter awards $600 in favor of Parent's position, 60% of the costs of its review would be borne by Buyer and 40% of the costs would be borne by Parent.

                 (e) For the purposes of Section 2.04(c), interest will be payable at the "prime" rate, as published in The Wall Street Journal, Eastern Edition, from time to time, calculated based on a 365 day year and the actual number of days elapsed.

           SECTION 2.05. Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Interests and the Purchased Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Bingham McCutchen LLP, 150 Federal Street, Boston, MA 02110 at 10:00 a.m., local Boston time, on the second (2nd) Business Day following the satisfaction or waiver of the conditions to the obligations of the parties hereto set forth in Article VIII, or at such other place or at such other time or on such other date as Parent and Buyer may mutually agree upon in writing (the date of the Closing, the "Closing Date").

           SECTION 2.06. Closing Deliveries by Parent. At the Closing, Parent shall deliver, or cause to be delivered, to Buyer:

                 (a) other than with respect to uncertificated Interests (with respect to which such notarial deeds or other instruments of transfer duly executed by the applicable Interest Seller will be delivered as required under applicable Law to give effect to the transfer of such uncertificated Interests), certificates evidencing the Interests duly endorsed in blank, or accompanied by stock powers duly executed in blank and with all required stock transfer Tax stamps affixed, in all cases free and clear of any Encumbrances;

                 (b) copies of the resolutions (or local equivalent) of the board of directors (or local equivalent) and, where required, the stockholders or other equity holders of each Seller, authorizing and approving the transactions contemplated by this Agreement and the applicable Ancillary Agreements, to the extent applicable to such Seller, certified by the respective corporate secretary (or local equivalent) or a director to be true and complete and in full force and effect and unmodified as of the Closing;

                 (c) executed counterparts of the Transition Services Agreement and each other Ancillary Agreement to which Parent or a Seller is a party and such other instruments, in form and substance reasonably satisfactory to Buyer, as may be reasonably requested by Buyer or necessary under applicable Law to effect the transfer of the Purchased Assets and the Interests to Buyer and to evidence such transfer in the public records, and to assume the Excluded Liabilities, to the extent applicable, in each case duly executed by Parent or the applicable Seller;

                 (d) a receipt for the Purchase Price;

                 (e) with respect to the Leased Baytech Property, Parent shall have furnished to Buyer a fully executed landlord consent to the transactions contemplated by this Agreement in form reasonably acceptable to Buyer;

                 (f) with respect to the Leased Baytech Property, an estoppel certificate from the Landlord under the Occupancy Agreement relating to the Leased Baytech Property certifying (i) that such Occupancy Agreement is unmodified and in full force and effect (or, if there have been modifications, that the lease is in full force and effect, as modified, and stating the modifications), (ii) the dates, if any, to which all rental due under such Occupancy Agreement has been paid, (iii) whether there are any existing charges, offsets or defenses against the enforcement by the Landlord or any agreement, covenant or condition of the Occupancy Agreement on the part of the Tenant to be performed or observed (and, if so, specifying the same), and (iv) whether there are any existing defaults by the Tenant in the performance or observance by the Tenant of any agreement, covenant or condition of the Occupancy Agreement on the part of the Tenant to be performed or observed and whether any notice has been given to the Tenant of any default under such Occupancy Agreement that has not been cured (and, if so, specifying the same);

                 (g) the certificate required by Section 8.02(a);

                 (h) the certificate required by Section 8.02(f);

                 (i) with respect to the Owned Business Real Property, a special warranty deed conveying fee simple title to the Owned Business Real Property, subject only to the Permitted Title Encumbrances;

                 (j) with respect to the Owned Business Real Property, an affidavit of title in the form reasonably required by the Buyer's title insurer (or the title insurer of any financier of Buyer) in order to issue its extended coverage owner's (or, if applicable, lender's) policy of title insurance without exception for material mechanic's, materialmen's or other statutory liens or for other rights of parties in possession; and

                 (k) such other documents as may be reasonably required by Buyer, any financier of Buyer or title insurer to consummate the transfer of the Owned Business Real Property to Buyer in accordance with this Agreement.

           SECTION 2.07. Closing Deliveries by Buyer. At the Closing, Buyer shall deliver, or cause to be delivered, to Parent or the applicable Seller:

                 (a) the Cash Purchase Price, by wire transfer in immediately available funds to an account or accounts designated in writing by Parent not fewer than three (3) Business Days prior to the Closing;

                 (b) copies of the resolutions of the board of directors and, if required, the stockholders of Buyer, authorizing and approving the transactions contemplated by this Agreement and the applicable Ancillary Agreements to the extent applicable to Buyer, certified by the corporate secretary to be true and complete and in full force and effect and unmodified as of the Closing;

                 (c) executed counterparts of the Transition Services Agreement and each other Ancillary Agreement to which Buyer is a party and such other instruments, in form and substance reasonably satisfactory to Parent, as may be reasonably requested by Parent or necessary under applicable Law to effect the assumption by Buyer of the Assumed Liabilities and to evidence such assumption in the public records; and

                 (d) the certificate required by Section 8.01(a).

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PARENT

           Parent and Sellers hereby, jointly and severally, represent and warrant to Buyer as follows:

           SECTION 3.01. Organization, Authority and Qualification. (a) Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all necessary corporate power and authority to enter into, execute and deliver this Agreement, the Ancillary Agreements to which it is a party and any document, instrument or certificate specifically contemplated by this Agreement or the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement and the Ancillary Agreements to which it is a party. The execution and delivery by Parent of this Agreement and the Ancillary Agreements to which it is a party, the performance by Parent of its obligations hereunder and thereunder and the consummation by Parent of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Parent. This Agreement has been, and upon their execution each of the Ancillary Agreements to which Parent is a party will be, duly and validly executed and delivered by Parent, and, assuming due authorization, execution and delivery by each of the other parties hereto and thereto (other than Affiliates of Parent), this Agreement is, and each of the Ancillary Agreements to which Parent is a party will be, a legal, valid and binding obligation of Parent, enforceable against it in accordance with its terms.

                 (b) Each Seller has been duly incorporated, is a validly existing legal entity and, where applicable, is in good standing (or its local equivalent) under the Laws of the jurisdiction of its incorporation, and has all necessary corporate power and authority to enter into, execute and deliver each Ancillary Agreement to which it is a party, to carry out its obligations thereunder and to consummate the transactions contemplated thereby. Each of the

Sellers is a wholly owned, direct or indirect, subsidiary of Parent. The execution and delivery by each Seller of each Ancillary Agreement to which it is a party, the performance by such Seller of its obligations thereunder and the consummation by such Seller of the transactions contemplated hereby and thereby will be, when executed as provided in this Agreement, duly authorized by all requisite corporate action on the part of such Seller. Each Ancillary Agreement to which a Seller is a party will be, when executed as provided in this Agreement, duly and validly executed and delivered by such Seller and, assuming due authorization, execution and delivery by each of the other parties thereto (other than Parent or any Affiliates of Parent), will constitute, when executed as provided in this Agreement, a legal, valid and binding obligation of such Seller enforceable against it in accordance with its terms.

           SECTION 3.02. Organization, Authority and Qualification of the Transferred Subsidiaries. Each Transferred Subsidiary is either (i) a corporation duly incorporated, validly existing and in good standing (excluding tax (other than franchise tax) good standing) under the Laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Businesses as they have been and are currently conducted or
(ii) a limited liability company duly formed, validly existing under the Laws of the jurisdiction of its formation and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Businesses as they have been and are currently conducted or proposed to be conducted. Each Transferred Subsidiary is duly authorized, licensed or qualified to do business and is in good standing (or its local equivalent) under the Laws in each jurisdiction in which it, the properties owned or leased by it or the operation of its business makes such authorization, licensing or qualification necessary or desirable, except to the extent that the failure to be so licensed, qualified or in good standing individually or in the aggregate has not had and would not reasonably be expected to have a Seller Material Adverse Effect. The execution and delivery by a Transferred Subsidiary of the Ancillary Agreements to which it is a party, the performance by such Transferred Subsidiary of its obligations thereunder and the consummation by such Transferred Subsidiary of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of such Transferred Subsidiary. True and correct copies of the certificate of incorporation and bylaws (or similar organizational documents) of each Transferred Subsidiary have been delivered by Parent to Buyer. The Cardiac Surgery Business is and has been the principal business engaged in by the Transferred Subsidiaries.

           SECTION 3.03. Capitalization; Ownership of Interests. Section 3.03 of Seller Disclosure Schedule sets forth a list of the Transferred Subsidiaries, and sets forth, for each Transferred Subsidiary, the name, type of entity, jurisdiction and date of its incorporation, its authorized capital stock or similar ownership interests, the number and type of its issued and outstanding shares of capital stock or similar ownership interests of each Transferred Subsidiary and all of the Persons owning all the issued and outstanding shares of capital stock or similar ownership interests of each Transferred Subsidiary. All the issued and outstanding shares of capital stock or similar ownership interests of each Transferred Subsidiary were duly authorized for issuance and are validly issued, fully paid and nonassessable and are owned directly by the applicable Interest Seller or by a Transferred Subsidiary free and clear of all Encumbrances and free of any restriction on the right to vote, sell or otherwise dispose of such issued and outstanding shares of capital stock or similar ownership interests of each Transferred Subsidiary.

Except as set forth in Section 3.03 of Seller Disclosure Schedule and except for this Agreement, there are no options, warrants, calls, subscriptions, convertible securities or other rights, securities, agreements, arrangements, commitments or Contracts relating to the issued and outstanding shares of capital stock or similar ownership interests of each Transferred Subsidiary or obligating Parent, its Affiliates or any Transferred Subsidiary or Seller to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of capital stock or similar ownership interests of any Transferred Subsidiary or other equity security of any Transferred Subsidiary or other security convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of any Transferred Subsidiary, or grant, extend or enter into any such agreement, arrangement, commitment or Contract. Upon the Closing, the Interests will constitute all the issued and outstanding capital stock or similar ownership interests of the Transferred Subsidiaries. There are no outstanding contractual obligations of Parent or its Affiliates to repurchase, redeem or otherwise acquire any Interests or any other interest in the Transferred Subsidiaries.

           SECTION 3.04. No Conflict. Assuming that all consents, waivers, approvals, orders, authorizations and other actions described in Section 3.05 have been obtained, all filings and notifications listed in Section 3.04 of Seller Disclosure Schedule have been made and any applicable waiting period has expired or been terminated, the execution, delivery and performance by Parent of this Agreement, and the execution, delivery and performance by each of Parent and each Seller of the Ancillary Agreements to which it is a party, do not and will not (a) violate, conflict with or result in the breach of the certificate of incorporation or by-laws (or similar organizational documents) of Parent, Sellers or the Transferred Subsidiaries, (b) conflict with or violate any Law or Governmental Order applicable to Parent, Sellers or the Transferred Subsidiaries, as applicable, or their respective properties or other assets, or
(c) except as set forth in Section 3.04(c) of Seller Disclosure Schedule, conflict with, result in any violation or breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or give rise to any obligation of Parent or any Transferred Subsidiary to make any payment under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person, or result in the creation of any Encumbrance (other than Permitted Encumbrances) upon any of the properties or other assets of the Businesses or any Transferred Subsidiary under, any Material Contract to which Parent, a Seller or a Transferred Subsidiary is a party, or to which any of the material Assets is subject.

           SECTION 3.05. Governmental Consents and Approvals. Except as set forth in Section 3.05 of Seller Disclosure Schedule, the execution, delivery and performance by Parent of this Agreement, and the execution, delivery and performance by Parent and each Seller of each Ancillary Agreement to which it is a party, do not and will not require any material consent, waiver, approval or other order or authorization of, action by or in respect to, or registration, declaration or filing with or notification to, any Governmental Authority, except (a) to the extent applicable, the requirements of the HSR Act and the antitrust Laws of any other relevant jurisdiction, (b) pursuant to ISRA, (c) assignment of product approval applications or regulatory clearances, (d) the amendment of medical device Establishment Registrations and Product Listings under the applicable regulations of the FDA as set forth in 21 C.F.R. Parts 207 and 807, or (e) as may be necessary as a result of any facts or circumstances relating solely to Buyer or any of its Affiliates (other than simply the change of the owner or operator of the Businesses).

           SECTION 3.06. Financial Statements; Absence of Changes; Absence of Undisclosed Liabilities.

                 (a) Parent has delivered to Buyer copies of (i) unaudited combined balance sheets of the Businesses as at June 30, 2007, December 31, 2006 and December 31, 2005 and the related unaudited combined statements of operations of the Businesses for the six- and twelve-month periods then ended, as applicable, in each case excluding the Excluded Businesses, the Excluded Assets and the Excluded Liabilities (collectively, the "Business Financial Statements"). Each of the Business Financial Statements has been prepared in accordance with GAAP consistently applied, taking into account SEC Staff Accounting Bulletin No. 55, reflects all Intercompany Adjustments and presents fairly in all material respects the financial position and results of operation of the Businesses (excluding the Excluded Businesses, the Excluded Assets and the Excluded Liabilities) as at the dates and for the periods indicated. Except as set forth in Section 3.06(a) of Seller Disclosure Schedule, the balance sheets included in the Business Financial Statements do not include any material assets or liabilities not intended to constitute a part of the Businesses after giving effect to the transactions contemplated hereby. The statements of operations and financial condition included in the Business Financial Statements do not reflect the operations of any material entity or business not intended to constitute a part of the Businesses after giving effect to all such transactions and reflect all material direct and indirect costs and expenses that historically have been incurred by the Businesses (other than the Excluded Businesses, the Excluded Assets and the Excluded Liabilities, other than, in the case of Excluded Liabilities, Excluded Liabilities that are Tax liabilities), including all material expenses or costs incurred by Parent and its Affiliates on behalf or for the benefit of the Businesses, in each case through allocations using reasonable methods.

                 (b) Except as set forth in Section 3.06(b) of Seller Disclosure Schedule or as explicitly contemplated by this Agreement, since the Balance Sheet Date there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the Businesses or Purchased Assets or the properties or assets of any Transferred Subsidiary having a replacement cost of more than $2,000,000 for any single loss or $5,000,000 for all such losses. Except as set forth in Section 3.06(b) of Seller Disclosure Schedule, since the Balance Sheet Date, the Businesses have been conducted in all material respects in the ordinary course of business consistent with past practices and none of the following has occurred or arisen with respect to any of the Businesses or the Purchased Assets:

                      (i) To the Knowledge of Parent and the Sellers, any event, occurrence or development which, individually or in the aggregate, has had or would reasonably be expected to have a Seller Material Adverse Effect;

                      (ii) To the Knowledge of Parent and the Sellers, any Liability of any nature (other than items incurred in the ordinary course of business consistent with past practices and that do not exceed in the aggregate $2,000,000);

                      (iii) Any material increase in (or experience of any change in the assumptions underlying or the methods of calculating) any bad debt, contingency, or other reserve, other than in the ordinary course of business consistent with past practices;

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

                      (iv) Any material payment, discharge or satisfaction of any Encumbrance or Liability other than in the ordinary course of business consistent with past practices;

                      (v) The writing off as uncollectible of any account receivable in excess of $2,000,000 other than in the ordinary course of business consistent with past practices;

                      (vi) Any material compromise with respect to debts, claims or rights or disposal of any of its rights, properties or assets which comprise the Purchased Assets other than in the ordinary course of business consistent with past practices;

                      (vii) Any commitment, agreement or transactions other than in the ordinary course of business consistent with past practices, involving aggregate value in excess of $2,000,000 or made aggregate capital commitments in excess of $2,000,000;

                      (viii) Any sale, assignment, transfer or other disposal or Encumbrance of any material Purchased Asset (other than the Business Licensed Intellectual Property outside of the Businesses), except sales of inventory in the ordinary course of business consistent with past practices;

                      (ix) Any sale, license, assignment or transfer of any Business Transferred Intellectual Property to any other person other than Buyer, or any abandonment, lapse or Encumbrance of any material Business Transferred Intellectual Property;

                      (x) Any material increase in salaries, wages or employee benefits, or any arrangement for payment of any bonus or special compensation for any employee or consultant other than in the ordinary course of business consistent with past practices;

                      (xi) Any hiring, commitment to hiring or termination any employee other than in the ordinary course of business consistent with past practices;

                      (xii) Any material change in any method of accounting or accounting principle, practice, or policy;

                      (xiii) Any act that could reasonably be expected to subject any of the material Purchased Assets to any Encumbrance other than a Permitted Encumbrance;

                      (xiv) Any termination or amendment of any Material Contract (other than by the termination or expiration of such Material Contract in accordance with its terms) or suffered any loss or termination or threatened loss or termination of any Material Contract;

                      (xv) Any sale or other transfer, whether direct or indirect, of any interest in the Businesses or any assets, rights and properties of the Businesses (that would be Purchased Assets if the Closing occurred on the Agreement Date) except sales of inventory in the ordinary course of business consistent with past practices; or

                      (xvi) Any agreement, commitment or offer, whether in writing or otherwise, to take any action described in this Section 3.06(b).

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

                 (c) To the Knowledge of Parent and the Sellers and except (i) as set forth in any section of the Seller Disclosure Schedule, (ii) as may have been incurred in the ordinary course of business, or (iii) as will be included in the calculation of the Closing Working Capital, there are no material Liabilities or Indebtedness affecting the Businesses or the Purchased Assets that are not reflected in or reserved against in the most recent Business Financial Statements (including the notes thereto).

           SECTION 3.07. Litigation. (a) Except as set forth in Section 3.07 of Seller Disclosure Schedule, and except with respect to Taxes, which are the subject of Section 3.13, there is no material Action pending or, to the Knowledge of Parent and Sellers, threatened, against or affecting a Transferred Subsidiary, the Businesses or the Purchased Assets, including any material Action relating to any injury or alleged injury to person or property, or economic damages, as a result of any product manufactured, distributed or sold by the Businesses, nor is there any material written demand or letter of any Governmental Authority or any Governmental Order outstanding against, or, to the Knowledge of Parent and Sellers, investigation by any Governmental Authority involving, a Transferred Subsidiary, the Businesses or the Purchased Assets. As of the Agreement Date, no Action by or against Parent or any of its Affiliates is pending, or to the Knowledge of Parent and Sellers, threatened in writing, that would reasonably be expected to affect the legality, validity or enforceability of this Agreement or the Ancillary Agreements or prevent the consummation of the transactions contemplated hereby or thereby.

                 (b) Section 3.07(b) of the Seller Disclosure Schedule sets forth an accurate, correct and complete list and summary description of all material threatened (in writing) or existing claims, lawsuits or charges of discrimination arising from or alleged to arise from the employment of any Business Employees.

           SECTION 3.08. Compliance with Laws. (a) Except with respect to Environmental Laws, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), Taxes and regulatory compliance, which are the subjects of Sections 3.09, 3.12, 3.13, and 3.15, respectively, each of the Transferred Subsidiaries and the Businesses is in compliance in all material respects with all Laws and Governmental Orders applicable to it, its properties or other assets or its business or operations.

                 (b) Each of the Transferred Subsidiaries and the Businesses has in effect all material approvals, clearances, authorizations, certificates, filings, franchises, licenses, notices, permits, and Registrations of or with all Governmental Authorities (collectively, "Permits"), including all Permits under the Federal Food, Drug and Cosmetic Act of 1938, as amended (including the rules and regulations promulgated thereunder, and the FDA's published policies and guidelines, the "FDCA") or any foreign counterpart thereof, necessary in any material respect for the Transferred Subsidiaries and the Businesses to own, lease or operate its properties and other assets and to carry on its activities and operations as currently conducted in each jurisdiction in which the Businesses currently manufacture, promote, distribute, sell or otherwise market products. To the Knowledge of Parent and Sellers, all material Permits are in full force and effect, and no such Permit contains or relies upon any untrue statement of material fact. Except as set forth on Section 3.08(b) of the Seller Disclosure Schedule, since January 1, 2006, there has not occurred any material default under, or material violation of, any such Permit (or, if the Permit is newly issued to a Subsidiary, the predecessor permit held by an Affiliate of the

Subsidiary). The consummation of the transactions contemplated by this Agreement, in and of itself, will not require the approval of any Governmental Authority that has issued or authorized any material Permit and would not cause or could not reasonably be expected to create grounds for the revocation or cancellation of any material Permit.

           SECTION 3.09. Environmental Matters. Except as set forth on Section
3.09 of the Seller Disclosure Schedule: (i) to the Knowledge of Parent and Sellers each of the Transferred Subsidiaries and the Businesses is in material compliance with all Environmental Laws, which compliance includes obtaining, maintaining and materially complying with all material Permits required by applicable Environmental Laws for the Transferred Subsidiaries and the Businesses to own, lease or operate its Owned Business Real Property or Leased Business Real Property and to carry on its activities and operations as currently conducted (collectively, "Environmental Permits") and all of such Environmental Permits are in full force and effect, (ii) there is no material Action pending or, to the Knowledge of Parent and Sellers, threatened in writing, against or affecting a Transferred Subsidiary, the Businesses or the Purchased Assets alleging noncompliance with or liability under Environmental Laws, nor is there any Governmental Order outstanding against, or, to the Knowledge of Parent and Sellers, investigation by any Governmental Authority involving, a Transferred Subsidiary, the Businesses or the Purchased Assets that relates to or arises under Environmental Laws; (iii) during the period of ownership or operation by Parent and its Affiliates of any of their current or former Owned Business Real Property or Leased Business Real Property, there have been no material Environmental Releases of Hazardous Materials in, on, under or affecting any properties that would subject the Businesses or the Transferred Subsidiaries to any material Liability under any Environmental Law or require any material expenditure by the Transferred Subsidiaries or the Businesses for remediation to meet applicable standards thereunder; (iv) prior to and after, as applicable, the period of ownership or operation by Parent, and its Affiliates of any of their current or former Owned Business Real Property or Leased Business Real Property, to the Knowledge of Parent and Sellers, there were no Environmental Releases of Hazardous Materials in, on, under or affecting any properties that would subject the Transferred Subsidiaries or the Businesses to any Liability under any Environmental Law or require any expenditure by the Transferred Subsidiaries or the Businesses for remediation to meet applicable standards thereunder; (v) none of the Businesses are subject to any indemnity obligation or other contract with any Person relating to obligations or Liabilities under Environmental Laws; and (vi) to the Knowledge of Parent and Sellers, there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any material investigation, suit, claim, action, proceeding or liability against or affecting a Transferred Subsidiary or the Businesses relating to or arising under Environmental Laws. Parent has provided to or otherwise made available to Buyer copies of all material environmental, health or safety assessments, audits, investigations or reports relating to any real property currently or formerly owned, operated or leased by or for the Businesses or the Transferred Subsidiaries or the Businesses or the Transferred Subsidiaries' compliance with or Liability under Environmental Laws within the possession or control of Parent or any of its Affiliates. This
Section 3.09 constitutes all of the Parent's and Sellers' representations and warranties with respect to Environmental Laws, Environmental Permits, Hazardous Materials and other environmental matters and no other representations or warranties by Parent or Sellers in this Agreement will be construed to apply to any matter relating to Environmental Laws, Environmental Permits, Hazardous Materials and other environmental matters.

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

           SECTION 3.10. Intellectual Property. (a) Section 3.10(a) of the Seller Disclosure Schedule sets forth, as of the Agreement Date, a complete and accurate list (in all material respects) of all patents and applications therefor, invention disclosures (as to the Cardiac Surgery Business only), registered trademarks and applications therefor, domain name registrations and copyright registrations (if any) that are included in the Business Intellectual Property and are used in the conduct of the Businesses as currently conducted. Except as set forth on Section 3.10(a) of the Seller Disclosure Schedule, all material Business Intellectual Property is either (i) owned by Parent, a Transferred Subsidiary or an Asset Seller free and clear of all Encumbrances (other than Permitted Encumbrances), or (ii) licensed to Parent, a Transferred Subsidiary or an Asset Seller with the right to grant or transfer a license of substantially equivalent scope to Buyer and the Transferred Subsidiaries free and clear (to the Knowledge of Parent) of all Encumbrances (other than Permitted Encumbrances). Except as set forth on Section 3.10(a) of the Seller Disclosure Schedule, all material Business Transferred Intellectual Property is owned by Parent, a Transferred Subsidiary or an Asset Seller free and clear of all Encumbrances (other than Permitted Encumbrances). Except as set forth on Section 3.10(a) of the Seller Disclosure Schedule, there are no material claims pending or, to the Knowledge of Parent, threatened with regard to the ownership or licensing by Parent, the Transferred Subsidiaries or the Asset Sellers of the Business Intellectual Property. Except as set forth on Section 3.10(a) of the Seller Disclosure Schedule, Parent, a Transferred Subsidiary or an Asset Seller
(i) owns, has valid title to, is validly licensed or otherwise has the right to use all Business Intellectual Property, and (ii) has a right to freely transfer the Business Transferred Intellectual Property (including by way of transfer of the Transferred Subsidiaries) and freely license the Business Licensed Intellectual Property as contemplated hereby without the consent of any third party. Section 3.10(a)(i) of the Seller Disclosure Schedule sets forth, as of the Agreement Date, all Contracts under which Parent, the Transferred Subsidiaries or the Asset Sellers is obligated to make payments to third parties for use of any Business Intellectual Property and for which such payments have been in excess of $1,000,000 for any fiscal year of the Businesses for any single product. The aggregate amount of all such payments that the Businesses are obligated to make under any Contract of the type described in the immediately preceding sentence that are not required to be disclosed pursuant to such sentence did not exceed $5,000,000 for the year ended December 31, 2006.
Section 3.10(a)(ii) of the Seller Disclosure Schedule sets forth all material contracts by which Business Intellectual Property is licensed to third parties and by which Business Licensed Intellectual Property is licensed from third parties, if any, and other than (A) standard customer or end-user licenses granted by Parent or its Affiliates for use of the Businesses' products, (B) commercial off-the-shelf software, and (C) licenses to distributors for sale by them of the Businesses' products.

                 (b) Except as set forth in Section 3.10(b) of Seller Disclosure Schedule, there are no pending or, to the Knowledge of Parent and Sellers, material claims or Actions threatened in writing that the operation of the Businesses has infringed or misappropriated or is infringing or misappropriating (including with respect to the manufacture, use or sale by the Businesses of any products or to the operations of the Businesses) any valid and enforceable intellectual property rights of any Person that would be material to the Businesses and to the Knowledge of Parent, there is no such infringement or misappropriation of such rights. To the Knowledge of Parent and Sellers and except as set forth in Section 3.10(b) of Seller Disclosure Schedule, as of the Agreement Date, no Person has notified Parent or any of its Affiliates in writing of any facts, circumstances or conditions that would reasonably be expected to form the basis for any material claim by such Person to exclude or prevent the Businesses from freely using its material Business Intellectual Property.

                 (c) Except as set forth on Section 3.10(c) of the Seller Disclosure Schedule, all patents required to be listed in Section 3.10(a) of the Seller Disclosure Schedule that are owned by Parent or its Affiliates and are material to or used in the operation of the Businesses as of the Agreement Date have been duly registered and/or filed with or issued by the relevant Governmental Authority, all necessary affidavits of continuing use have been timely filed, all necessary maintenance fees have been timely paid to continue all such rights in effect, and, to the Knowledge of Parent and Sellers, were not procured improperly, have not been misused and are valid and enforceable. Except as set forth in Section 3.10(c) of the Seller Disclosure Schedule, none of the material patents required to be listed in Section 3.10(a) of the Seller Disclosure Schedule that are owned by Parent or its Affiliates has expired or, to the Knowledge of Parent and Sellers, been declared invalid or unenforceable, in whole or in part, by any Governmental Authority. Except as set forth on
Section 3.10(c) of the Seller Disclosure Schedule, there are no material ongoing interferences, oppositions, reissues, reexaminations or other proceedings challenging any of the material patents or patent applications required to be listed in Section 3.10(a) of the Seller Disclosure Schedule and owned by Parent or its Affiliates for the benefit of the Businesses (or, to the Knowledge of Parent and Sellers, challenging any such patents or patent applications owned by third parties and licensed to the Businesses), including ex parte, inter partes, or other post-grant proceedings, in the United States Patent and Trademark Office or in any foreign patent office or similar administrative agency.

                 (d) To the Knowledge of Parent, Parent and its Affiliates have used commercially reasonable efforts to maintain as confidential the material trade secrets included in the Business Intellectual Property.

                 (e) The Business Intellectual Property includes all the Intellectual Property of Parent and its Affiliates or licensed to Parent and its Affiliates, in each case, that covers products sold by the Businesses as of the Closing Date and there is no other material Intellectual Property owned by or licensed to Parent or its Affiliates that is used in the operation of the Businesses as currently conducted.

                 (f) Except as disclosed in Section 3.10(f) of the Seller Disclosure Schedule, to the Knowledge of Parent and Sellers, no third party is infringing upon or misappropriating any of the material Business Intellectual Property in the Restricted Field in a way that could give rise to a material claim for value.

                 (g) Parent has a policy requiring each employee who has or may be expected to contribute to the creation of any Business Intellectual Property owned by Parent or the Sellers to execute invention assignment agreements. Except as disclosed in Section 3.10(g) of the Seller Disclosure Schedule, to the Knowledge of Parent and the Sellers, all employees who have contributed to the creation of any patents or patent applications within the Business Intellectual Property owned by Parent or the Sellers have executed an invention assignment agreement with Parent or the Sellers and also either: (i) are or were employees of the Parent or the Sellers and created such item within the scope of their employment; or (ii) have executed an assignment or an agreement to assign in favor of Parent or the Sellers of all of their right, title, and interest in

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

their rights in and to such patents or patent applications within the Business Intellectual Property. To the Knowledge of Parent and Sellers, no employee of the Parent or the Sellers who has contributed to the creation of any Business Intellectual Property is bound by any contractual obligation that restricts or limits in any way the scope of the Business Intellectual Property or requires the employee to transfer, assign, or disclose information concerning his work or contribution in such intellectual property to anyone other than Parent or the Sellers.

           SECTION 3.11. Title; Real Property. (a) With respect to the Leased Baytech Property, Section 3.11(a)(i) of the Seller Disclosure Schedule lists the name of the Landlord, the date of the Occupancy Agreement and each amendment thereto, the date of termination of the Occupancy Agreement and the aggregate annual rental and other fees payable under the Occupancy Agreement. Section 3.11(a)(ii) of the Seller Disclosure Schedule contains an accurate and complete list and description of the Owned Business Real Property.

                 (b) Each of Parent and each Asset Seller and Transferred Subsidiary has valid fee simple title (subject to Permitted Title Encumbrances) to, or valid leasehold or sublease interests or other comparable contract rights in or relating to, all of its Owned Business Real Property or Leased Business Real Property, as applicable, and other material tangible Assets necessary for the conduct of the Businesses as currently conducted (subject to Permitted Encumbrances).

                 (c) Each of Parent and each Asset Seller and Transferred Subsidiary has complied in all material respects with the terms of all Occupancy Agreements relating to Leased Business Real Property to which it is a party and all Occupancy Agreements relating to Leased Business Real Property to which Parent or any Asset Seller or Transferred Subsidiary is a party are in full force and effect and to the Knowledge of Parent and the Sellers no default has occurred under any such Occupancy Agreement. None of Parent or any Asset Seller or Transferred Subsidiary has received any written notice of any event or occurrence that has resulted or could result (with or without the giving of notice, the lapse of time or both) in a material default with respect to any Occupancy Agreement regarding the Leased Business Real Property.

                 (d) Parent has delivered or made available (or will promptly after the Agreement Date make available) to Buyer for Buyer's inspection at the Owned Business Real Property copies of all material documents in any Seller's possession relating to the Owned Business Real Property: (i) all surveys and appraisals; (ii) real and personal property tax bills for the previous three (3) years; (iii) mechanical, electrical and structural plans and specifications, including as-builts; (iv) warranties; (v) service contracts; (vi) reports of any engineer's inspection of the structural aspects and mechanical systems of the improvements; (vii) soils and geotechnical reports; (viii) reports, studies, and assessments, test results or other documents relating to the environmental condition; and (ix) audits, inspections or reports determining compliance (or non-compliance) with applicable laws, including the Americans with Disabilities Act.

                 (e) Parent has delivered or made available to Buyer complete and accurate copies of each of the Occupancy Agreements relating to the Leased Business Real Property or the Owned Business Real Property, including all amendments and modifications thereto. None of Parent or any Asset Seller or Transferred Subsidiary has assigned, leased, subleased, licensed, transferred, conveyed, mortgaged, or encumbered its interest (other than Permitted Title Encumbrances) in any of the Leased Business Real Property or the Owned Business Real Property, except as set forth on
Section 3.11(e) of the Seller Disclosure Schedule. Except as set forth on
Section 3.11(e) of the Seller Disclosure Schedule, the transactions contemplated by this Agreement do not require the consent of any party relating to the Leased Business Real Property or the Owned Business Real Property.

                 (f) Except as set forth on Section 3.11(f) of the Seller Disclosure Schedule, to the Knowledge of Parent and the Sellers, as of the Agreement Date none of Parent or any Asset Seller or Transferred Subsidiary has received written notice from any Governmental Authority that the Owned Business Real Property or the Leased Business Real Property fails to comply with any Law (including zoning, planning, and building code requirements) that remains uncured as of the Agreement Date. There are no pending or, to the Knowledge of Parent, threatened, condemnation proceedings against any of the Owned Business Real Property or the Leased Business Real Property.

                 (g) To the Knowledge of Parent and the Sellers: (i) there are no material structural or other defects in any of the improvements located on the Owned Business Real Property; (ii) the heating, ventilation, air conditioning, electrical, plumbing, water, storm drainage and sanitary sewer systems that are servicing the Owned Business Real Property are in good condition and in working order, and (iii) neither Parent nor any Seller has received any notice alleging any material defect or deficiencies therein.

                 (h) To the Knowledge of Parent and the Sellers, there are no material defaults under or with respect to any management, real estate, leasing or rental commission, service, maintenance or other contracts of any kind or description in existence relating to the Owned Business Real Property and no conditions or facts which, with the passage of time or the giving of notice, or both, would constitute such a material default on the part of any party thereto.

                 (i) To the Knowledge of Parent and the Sellers, the Owned Business Real Property and all improvements thereon conform to and comply with all easements, deed restrictions, restrictive covenants, building codes, zoning restrictions and environmental laws, and any other law, ordinance, covenant, restriction or regulation affecting the real property or improvements thereon in all material respects; neither Parent nor any Seller has received any notification from any governmental or public authority that any portion of the Real Property is not in compliance with any existing fire, health, building, handicapped persons, sanitation, use and occupancy or zoning laws to the extent such laws are applicable to the Real Property in any material respect, or that any material work is required to be done upon or in connection with the Owned Business Real Property; the Owned Business Real Property is not dependent upon any other parcel of real property for parking or open space in compliance with any code, law, ordinance, statute, rule or regulation; the paved parking area constructed on the Owned Business Real Property currently contains sufficient number of spaces for parking of automobiles as required by applicable Law and such area meets all requirements of any Governmental Authority having jurisdiction over the Owned Business Real Property.

                 (j) The Owned Business Real Property is separately assessed for real property tax assessment purposes and is not combined with any other real property for such tax assessment purposes. Except as set forth on Schedule 3.11(j) to the Seller Disclosure Schedule, the Owned Business Real Property is not subject to or affected by, and no Seller Party has received notice of any contemplated or actual, re-assessments of the Owned Business Real Property or any part thereof for general real estate tax purposes or special assessment purposes. No assessments for public improvements, impact fees, contributions in lieu of assessments or similar exactions have been made against the Owned Business Real Property which remain unpaid.

                 (k) All public utilities (including, without limitation, sanitary sewer, storm sewer, electricity, cable television, gas, water and telephone) required for the operation of the Owned Business Real Property (including any required to be provided by a Landlord under an Occupancy Agreement), or any part thereof, are installed and operating.

                 (l) Parent will allow Buyer the right to obtain, at Buyer's sole expense, an ALTA/ASCM survey of the Owned Business Real Property certified to Parent or any Seller, Buyer and a title insurance company of Buyer's choosing (the "Survey"). Prior to Closing, Buyer may elect to have the Survey recertified in order to cause the certification date to be closer to the Closing Date and to add any additional parties that may require a survey certification.

                 (m) There are no material management, leasing or rental commission contracts of any kind or description in existence relating to the Owned Business Real Property, except as set forth on Section 3.11(m) of the Seller Disclosure Schedule, the terms of which will survive the Closing or would constitute an obligation upon Buyer after the Closing.

                 (n) To the Knowledge of Parent and the Sellers, the Owned Business Real Property is separately assessed for real property tax assessment purposes and is not combined with any other real property for such tax assessment purposes; the Owned Business Real Property is not subject to or affected by, and no Seller has received notice of, any contemplated or actual, re assessments of the Owned Business Real Property or any part thereof for general real estate tax purposes or special assessment purposes; no assessments for public improvements, impact fees, contributions in lieu of assessments or similar exactions have been made against the Owned Business Real Property which are delinquent; as of the date hereof, except as will be reflected in the Closing Working Capital, all due and payable assessments, water charges, and sewer charges affecting the Owned Business Real Property, are not delinquent, nor are any assessments, payments and fees due under any of the Permitted Title Encumbrances.

           SECTION 3.12. Employee Benefit Matters. (a) Section 3.12(a) of the Seller Disclosure Schedule contains a complete and accurate list, as of the Agreement Date, of each bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, "phantom" stock, performance, retirement, thrift, savings, stock bonus, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical, welfare or other benefit plan, program or policy maintained, contributed to or required to be maintained or contributed to by Parent or any of the Asset Sellers or Transferred Subsidiaries or any Commonly Controlled Entity of Parent or any of the Asset Sellers or Transferred Subsidiaries (exclusive of any such plan, program or policy mandated by and maintained solely pursuant to applicable
Law), in each case providing benefits to any current or former Business Employee, officer, director, or independent contractor or any spouse, dependent or beneficiary thereof (collectively, but exclusive of individual option and restricted award agreements issued under the Company Stock Plans, the "Seller Benefit Plans"). Section 3.12(a) of the Seller Disclosure Schedule identifies the Seller Benefit Plans that are, respectively, Parent Plans or Subsidiary Plans. Parent has caused to be made available to Buyer a true and complete copy of (i) each Seller Benefit Plan or, with respect to any unwritten Seller Benefit Plans, descriptions thereof), (ii) the two most recent annual reports on Form 5500 required to be filed with the IRS with respect to each Subsidiary Plan (if any such report was required), (iii) the most recent summary plan description for each Seller Benefit Plan for which such summary plan description is required, (iv) each trust and insurance or group annuity contract relating to any Subsidiary Plan and (v) the most recent determination letter issued by the Internal Revenue Service relating to each Seller Benefit Plan (if applicable).

                 (b) Each Seller Benefit Plan has been administered in all material respects in accordance with its terms and the requirements of all applicable Laws. Each of Parent, a Transferred Subsidiary or an Asset Seller, as the case may be, has performed all material obligations required to be performed by it under, is not in any material respect in default under or in material violation of, and Parent has no Knowledge of any material default or violation by any other party to, any Seller Benefit Plan. No Action is pending or, to the Knowledge of Parent, threatened with respect to any Seller Benefit Plan (other than claims for benefits in the ordinary course) and, to the Knowledge of Parent, no fact or event exists that could give rise to any such Action.

                 (c) All Seller Benefit Plans intended to be tax-qualified have received favorable determination letters from the IRS to the effect that such Seller Benefit Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked (nor, to the Knowledge of Parent, has revocation been threatened) and to the Knowledge of Parent, no event has occurred since the date of the most recent determination letter or application therefor relating to any such Seller Benefit Plan that would reasonably be expected to adversely affect the qualification of such Seller Benefit Plan.

                 (d) Except as set forth on Section 3.12(d) of the Seller Disclosure Schedule, neither Parent nor any Commonly Controlled Entity has, during the six-year period ending on the Agreement Date, maintained, contributed to or been required to contribute to any "defined benefit plan" (as defined in ERISA Section 3(35) that is subject to Title IV of ERISA or Section 412 of the Code. Neither Parent nor any Commonly Controlled Entity has at any time maintained, contributed to or been required to contribute to any "multiemployer plan" as defined in Section 3(37) or 4001(a)(3) of ERISA. Except as set forth on
Section 3.12(d) of the Seller Disclosure Schedule, neither Parent, nor any Commonly Controlled Entity, has any liability under Title IV of ERISA. No benefit plan sponsored or contributed to by Parent or any Commonly Controlled Entity that is subject to minimum funding standards of Code Section 412 has an "accumulated funding deficiency" as described in Code Section 412 and Section 302 of ERISA, whether or not waived. No benefit plan sponsored or contributed to by Parent or any Commonly Controlled Entity has a "liquidity: shortfall," as defined in Code Section 412. No

Lien exists or can be expected to exist under Code Section 412(n) or Section 302(f) of ERISA and no Tax has been imposed or can reasonably be expected to be imposed under Code Section 4971 with respect to any Employee Benefit Plan sponsored or contributed to by Parent or any Commonly Controlled Entity of Parent. To the Knowledge of Parent, no condition exists that presents a material risk to Parent, a Transferred Subsidiary or an Asset Seller of incurring a material liability under Title IV of ERISA. The Pension Benefit Guaranty Corporation has not instituted proceedings under Section 4042 of ERISA to terminate any Seller Benefit Plan and, to the Knowledge of Parent, no condition exists that presents a material risk that such proceedings will be instituted.

                 (e) All reports, returns and similar documents with respect to all Seller Benefit Plans required to be filed with any Governmental Authority or distributed to any Seller Benefit Plan participant have been duly and timely filed or distributed in all material respects. None of Parent or any of the Transferred Subsidiaries has received notice of, and to the Knowledge of Parent, there are no investigations by any Governmental Authority with respect to, termination proceedings or other claims (except claims for benefits payable in the normal operation of Seller Benefit Plans), suits or proceedings against or involving any Seller Benefit Plan or asserting any rights or claims to benefits under any Seller Benefit Plan, and (iii) to the Knowledge of Parent, there are not any facts that could give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

                 (f) All material contributions, premiums and benefit payments under or in connection with any Seller Benefit Plans that are required to have been made as of the Agreement Date in accordance with the terms of Seller Benefit Plans and applicable Laws have been timely made or will be made in accordance with applicable Law.

                 (g) There has not occurred any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) in which Parent, any Transferred Subsidiary or Asset Seller, or, to the Knowledge of Parent, any trustee, administrator or other fiduciary of such Seller Benefit Plan, or any agent of the foregoing, has engaged that could reasonably be expected to subject any Transferred Subsidiary or Asset Seller to any material tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Title I of ERISA. None of the Parent, Transferred Subsidiaries or Asset Sellers or, to the Knowledge of Parent, trustees, administrators or other fiduciaries of any Seller Benefit Plan nor any agent of any of the foregoing, has engaged in any transaction or acted in a manner, or failed to act in a manner, that could reasonably be expected to subject any Transferred Subsidiary or Asset Seller to any liability for breach of fiduciary duty under ERISA or any other applicable Law.

                 (h) By its terms, each Seller Benefit Plan that is an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) may be amended or terminated (including with respect to benefits provided to retirees and other former employees) at any time. Each of Parent and the Commonly Controlled Entities complies in all material respects with the applicable requirements of
Section 4980B(f) of the Code, Sections 601-609 of ERISA or any similar state or local Law with respect to each Seller Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code or such state Law. Except as set forth in Section 3.12(h) of the Seller Disclosure Schedule, none of Parent, any Transferred Subsidiary or any

Asset Seller has any obligations for health or life insurance benefits following termination of employment under any Seller Benefit Plan (other than for continuation coverage required under Section 4980B of the Code or other applicable Law). No Subsidiary Plan provides for health or life insurance benefits following termination of employment (other than for continuation coverage required under Section 4980B of the Code or other applicable Law).

                 (i) Except as set forth on Section 3.12(i) of the Seller Disclosure Schedule, none of the execution and delivery of this Agreement or the consummation of any transaction contemplated by this Agreement (alone or in conjunction with any other event, including as a result of any termination of employment on or following the Closing) will (i) entitle any current or former Business Employee to severance or termination pay, (ii) accelerate the time of payment or vesting, or trigger any payment or funding (through a grantor trust or otherwise) of, compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Seller Benefit Plan, or
(iii) result in any breach or violation of, or a default under, any Seller Benefit Plan.

                 (j) Neither Parent nor any of the Transferred Subsidiaries or Asset Sellers has any material liability or obligations, including under or on account of a Seller Benefit Plan, arising out of the hiring of persons to provide services to the Businesses and treating such persons as consultants or independent contractors and not as employees of the Businesses. No current or former independent contractor that provides or provided personal services to the Businesses (other than a current or former director) is entitled to any material fringe or other benefits (other than cash consulting fees) pursuant to any plan, program, policy or contract to which Parent, any Transferred Subsidiary or any Asset Seller is a party or which is maintained, sponsored or contributed to by Parent, any Transferred Subsidiary or any Asset Seller.

                 (k) Since January 1, 2004, to the Knowledge of Parent and the Sellers, the Businesses have not experienced any union organization attempts by one or more of its employees and/or by agents of a labor union. From the date of the Balance Sheet through the Agreement Date, there has not been any adoption, material amendment or termination by Parent or any of its Affiliates of any collective bargaining or other labor union contract to which Parent or any of its Affiliates is a party or by which Parent or any of its Affiliates is bound and affecting the Business Employees or the Transferred Subsidiaries. As of the Agreement Date, none of the Business Employees are represented by any union with respect to their employment by Parent, a Transferred Subsidiary or an Asset Seller. Except as set forth in Section 3.12(k) of the Seller Disclosure Schedule, there are no collective bargaining agreements or other labor union contracts to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound relating to the employment of Business Employees. Since January 1, 2004, with respect to the Businesses, none of Parent, a Transferred Subsidiary or an Asset Seller has experienced any material labor disputes, union organization attempts or work stoppages, slowdowns or lockouts due to labor disagreements.

                 (l) Except as set forth in Section 3.12(l) of the Seller Disclosure Schedule, none of the Business Employees has suffered an "employment loss" (as defined in WARN and any similar Law) during the ninety (90) days prior to the Agreement Date.

                 (m) As of the Agreement Date, none of the Business Employees are represented by any labor organization, and to the Knowledge of Parent, there are no representation proceedings or petitions seeking a representation proceeding with the National Labor Relations Board or other labor relations tribunal or other organizing activity presently pending or, to the Knowledge of Parent, formally threatened to be brought or filed with respect to Business Employees.

                 (n) Except as set forth in Section 3.12(n) of the Seller Disclosure Schedule, to the Knowledge of Parent, none of the Business Employees is restricted or otherwise limited in any material respect by reason of the Immigration Reform and Control Act or his or her status thereunder from being employed by the Buyer and any Transferred Subsidiary as of and after the Agreement Date.

                 (o) Except as set forth in Section 3.12(o) of the Seller Disclosure Schedule, no Subsidiary Benefit Plan is subject to Section 409A of the Code (each such plan required to listed in Section 3.12(o) of the Seller Disclosure Schedule, a "Deferred Compensation Plan"). Each Deferred Compensation Plan materially complies in good faith with Section 409A of the Code and the regulations issued thereunder as of the time of this Agreement. Neither the Parent nor the Sellers have, since October 3, 2004, (i) granted to any person an interest in any Deferred Compensation Plan which interest has been or, upon the lapse of a substantial risk of forfeiture with respect to such interest, will be subject to the tax imposed by Section 409A(a)(1)(B) or (b)(4)(A) of the Code, or
(ii) materially modified the terms of any Deferred Compensation Plan in a manner that could cause an interest previously granted under such plan to become subject to the tax imposed by Section 409A(a)(1)(B) or (b)(4) of the Code.

                 (p) Assuming the transfers contemplated by Section 6.02(b) are effected prior to the Closing Date, Parent believes that the transactions contemplated by this Agreement, in and of themselves, will not trigger any severance obligations, or post-termination benefits, payable under the Guidant CIC Plans solely as a result of consummation of the transactions contemplated hereby absent a subsequent termination of employment of any Continuing Employee following the Closing Date.

           SECTION 3.13. Taxes. Except as set forth in Section 3.13 of the Seller Disclosure Schedule:

                 (a) all income and other material Tax Returns required by applicable Law to have been filed with any Taxation Authority by, or with respect to, the Transferred Subsidiaries and the Purchased Assets have been filed in a timely manner (taking into account any valid extension) in accordance with all applicable Laws, and all such Tax Returns are true, correct and complete in all material respects, and all Taxes shown to be due thereon have been paid;

                 (b) the Sellers have made available all income Tax Returns of the Transferred Subsidiaries for all Tax periods ending on or after December 31, 2005;

                 (c) immediately prior to the Closing, each Transferred Subsidiary will be properly treated, for United States federal income tax purposes, as a partnership or as an entity disregarded as separate from its owner pursuant to Treasury Regulations Section 301.7701-3;

                 (d) there are no Encumbrances for Taxes on any of the Interests or the Purchased Assets other than for Taxes not yet due and payable;

                 (e) Sellers (with respect to the Purchased Assets and the Businesses) and the Transferred Subsidiaries have complied with all applicable Laws relating to the withholding and payment over of Taxes;

                 (f) no written notification has been received by Parent or its Affiliates that any audit, examination or similar proceeding is pending, proposed or asserted with regard to any Taxes or Tax Returns of any Transferred Subsidiary; no Seller has received any written claim by a Taxation Authority in a jurisdiction where a Transferred Subsidiary does not file Tax Returns to the effect that that Transferred Subsidiary is or may be subject to taxation in that jurisdiction (it being understood that a "nexus questionnaire" or similar inquiry by a Taxation Authority shall not constitute a written claim described in this representation);

                 (g) none of the Transferred Subsidiaries is a party to or bound by any Tax sharing agreement or Tax indemnity agreement, arrangement or practice (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxation Authority, but excluding contracts with vendors, landlords, and other non-Affiliates whose principal purpose is not to address Tax matters);

                 (h) none of the Transferred Subsidiaries is subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities that, in either such case, will be in effect following the Closing Date; and

                 (i) none of the Transferred Subsidiaries has entered into a "reportable transaction" within the meaning of Treasury Regulations Section 1.6011-4(b)(1).

Except as expressly set forth in Section 3.12, this Section 3.13 constitutes all of Parent's representations and warranties with respect to Taxes, and no other representation or warranty in this Agreement shall be construed to apply to any matter relating to Taxes.

           SECTION 3.14. Material Contracts. (a) Except as set forth in Section 3.14(a) of the Seller Disclosure Schedule and except for Contracts relating to the sale of products and services to customers in the ordinary course of the Businesses, neither Parent nor any of its Affiliates is a party to, and none of the Assets are subject to, any written Contract (or to the Knowledge of Parent and the Sellers, any oral Contract) related to the Businesses that is in any of the following categories (each contract identified in clauses (i) through (xvii), a "Material Contract"):

                      (i) Contracts with Parent or any Affiliate thereof or any current or former officer or director of Parent or any of its Affiliates, other than such Contracts that will be terminated prior to Closing without liability or that are otherwise immaterial in amount or significance;

                      (ii) Contracts with any labor union or association representing any employee of the Businesses or any of the Transferred Subsidiaries;

                      (iii) Contracts (A) for the sale of any of the Assets having a value greater than $2,000,000, other than in the ordinary course of business consistent with past practices or (B) for the grant to any Person of any preferential rights to purchase any of the Assets;

                      (iv) Contracts for (A) joint ventures or partnerships or
(B) the sharing of profits (other than royalty or other licensing payments) other than those that are immaterial in amount or significance;

                      (v) Contracts containing covenants not to compete with respect to sale of products in any line of business or with any Person in any geographical area other than (i) any Contracts with licenses in which the license rights provided to or by the Business or Businesses are restricted (whether limited to a particular field or jurisdiction or otherwise) and (ii) any distributor, reseller or other similar Contracts that grants any exclusivity provision or prohibits sales by the relevant manufacturer in particular territories or markets served by the distributor or reseller;

(vi) Contracts relating to the acquisition (by merger, purchase of stock or assets or otherwise) by the Businesses of any operating business or material assets or the capital stock of any other Person;

                      (vii) Contracts relating to the incurrence, assumption or guarantee of any Indebtedness for borrowed money (A) in excess of $1,000,000 for any fiscal year or giving rise to the imposition of an Encumbrance (other than Permitted Encumbrance) on any of the Assets or (B) in excess of $50,000 to which any employee or consultant is party;

                      (viii) purchase Contracts giving rise to Liabilities of the Businesses or any of the Transferred Subsidiaries in excess of $2,000,000 for any fiscal year;

                      (ix) Contracts (A) providing for payments by or to the Businesses or any of the Transferred Subsidiaries in excess of $1,000,000 for any fiscal year during the term thereof, or (B) under which Intellectual Property is licensed by, to or on behalf of the Businesses, the termination of which would reasonably be expected to have a Seller Material Adverse Effect;

                      (x) Contracts obligating the Businesses or any of the Transferred Subsidiaries to (A) supply or purchase products or services for a period of one year or more or (B) requiring the Businesses or any of the Transferred Subsidiaries to purchase or sell a stated portion of requirements or outputs, in each case in excess of $500,000 for any fiscal year, in each case, and that are not cancelable without penalty or further payment and without more than 60 days' notice (other than further payments during or for such 60-day notice period);

                      (xi) Contracts under which the Businesses or any of the Transferred Subsidiaries have made material advances or loans to any other Person outside of the ordinary course of business;

                      (xii) Contracts for the employment of any individual on a full-time, part-time or consulting or other basis providing annual base and targeted bonus compensation in excess of $200,000 and that are not cancelable without penalty or further payment and without more than 60 days' notice (other than further payments during or for such 60-day notice period);

                      (xiii) material management Contracts and Contracts with independent contractors or consultants (or similar arrangements) that are not cancelable without penalty or further payment and without more than 60 days' notice (other than further payments during the 60-day notice period);

                      (xiv) outstanding stand-alone Contracts solely for purposes of guaranty, surety or indemnification (i.e., not including Contracts with such provisions ancillary to the principal purposes of such Contract), direct or indirect, by the Businesses or any of the Transferred Subsidiaries, other than any such Contracts entered into in connection with the entry into customer Contracts in the ordinary course of business consistent with past practices;

                      (xv) Contracts (or a group of Contracts related to such Contract, as in the case of a master Contract structure) which (A) involve the committed expenditure by the Businesses of more than $2,000,000 in the aggregate for any fiscal year or (B) require performance by the Businesses more than two years from the Agreement Date, in each case that are not cancelable without penalty or further payment and without more than 60 days' notice (other than further payments during the 60-day notice period); and

                      (xvi) Contracts set forth on Section 3.10(a)(i) and
Section 3.10(a)(ii) of the Seller Disclosure Schedule.

                 (b) Each of the Material Contracts is in full force and effect and is the legal, valid and binding obligation of Parent or any of its Affiliates which is party thereto, and, to the Knowledge of Parent and the Sellers, of the other parties thereto enforceable against each of them in accordance with its terms and, upon consummation of the transactions contemplated by this Agreement, shall, except as otherwise stated in Section 3.14(b) of the Seller Disclosure Schedule, continue in full force and effect without material penalty or other material adverse consequence.

                 (c) Parent has delivered or made available to the Buyer complete and correct copies of all Material Contracts, together with all amendments, modifications or supplements thereto.

                 (d) Except as set forth in Section 3.14(d) of the Seller Disclosure Schedule, no consent of any third party is required under any Material Contract as a result of or in connection with, and the enforceability of any Material Contract will not be affected in any material manner by, the execution, delivery and performance of this Agreement, any of the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.

                 (e) Except as set forth in Section 3.14(e) of the Seller Disclosure Schedule, none of Parent or any of its Affiliates is in default in any material respect under any Material Contract, nor, to the Knowledge of the Parent, is any other party to any Material Contract in breach of or default in any material respect thereunder, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a breach or default in any material respect of Parent or any of its Affiliates or any other party thereunder. No party to any of the

Material Contracts has exercised any termination rights with respect thereto, and no party has given notice of any material dispute with respect to any Material Contract.

                 (f) Parent represents that (i) the provisions of that certain Corporate Integrity Agreement, dated June 30, 2003, between the Office of the Inspector General of the Department of Health and Human Services and Endovascular Technologies, Inc. (the "CIA"), that pertain to Endovascular Technologies, Inc. ("EVT") do not apply to Buyer or the Businesses and Buyer is not responsible for any such provisions of the CIA, and (ii) the CIA does not apply to the Vascular Surgery Business as currently conducted.

           SECTION 3.15. Regulatory and Product Matters.  Except as set forth in
Section 3.15 of the Seller Disclosure Schedule:

                 (a) Each product of the Businesses is being is being developed, designed, manufactured, tested, distributed, marketed and/or sold in material compliance with all applicable requirements under the FDCA, and all applicable rules and regulations of the FDA and similar Law of any foreign, federal, state or local Governmental Authority performing functions similar to those performed by the FDA, including, without limitation, any Law relating to establishment registration, device listing, investigational use, premarket clearance or marketing approval, quality systems regulation, good manufacturing practices, labeling, advertising, promotion, continuing medical education, record keeping, training, medical device reporting, adverse event reporting, filing of other reports and security. Except as set forth in Section 3.15(a) of the Seller Disclosure Schedule, none of Parent or its Affiliates has received any written notice or other written communication from the FDA or any other Governmental Authority (i) contesting or objecting to the premarket clearance or approval of, the uses of or the labeling and promotion of any products of the Businesses in any material respect, or (ii) otherwise alleging any material violation of any Law applicable to any product of the Businesses, except for such matters as have been resolved to the satisfaction of the applicable Governmental Authority. A copy of all corporate warning letters related to the Businesses received by Parent or its Affiliates, and all correspondence to or from the FDA regarding the same, has been provided to Buyer and is set forth on Section 3.15(a) of the Seller Disclosure Schedule. No corporate warning letter that Parent or any of its Affiliates has received, or to which Parent or any of its Affiliates is subject, has had or would reasonably be likely to have a Seller Material Adverse Effect. All corporate warning letters, including without limitation, FDA Warning Letters, Notices of Violation, Notices of Inspectional Observation (Form FDA
483), Notices of Adverse Findings, Section 305 Notices, subpoenas, Unacceptable Determinations under the Government-Wide Quality Assurance Program (GWQAP), or other similar communication or correspondence related to the Businesses, including correspondence from any Governmental Authority, received by Parent or its Affiliates or to which Parent or any of its Affiliates is subject, are set forth on Section 3.15(a) of the Seller Disclosure Schedule, and copies of all such communications have been provided or made available to Buyer. All such communications have been responded to by Parent and the Sellers to the extent required to date, and none would, individually or in the aggregate, be reasonably likely to have a Seller Material Adverse Effect.

                 (b) Except as set forth in Section 3.15(b) of the Seller Disclosure Schedule, while no product of the Businesses is currently subject to, or under consideration by management of Parent or its Affiliates for recall, recovery, withdrawal, suspension, seizure or discontinuance, or has been recalled, recovered, been subject to a product advisory notice, withdrawn, suspended, seized or discontinued (other than for commercial or other business reasons) by, Parent, a Transferred Subsidiary or an Asset Seller in the United States or outside the United States (whether voluntarily or otherwise), in each case since January 1, 2004, Parent is continuously engaged in monitoring and trending its Medical Device Reports
(MDRs) and tracking and evaluating these products with regard to such matters. Parent and the Sellers have not received written notice or written communication of any ongoing proceedings of any Governmental Authority that seek the recall, recovery, withdrawal, suspension, seizure or discontinuance of any product of the Businesses against Parent, a Transferred Subsidiary or an Asset Seller or any licensee of any products of the Businesses, and, to the Knowledge of Parent and Sellers, no such proceedings are under consideration by any Government Authority.

                 (c) As to each product of the Businesses for which a premarket approval application, premarket notification, investigational device exemption or similar state or foreign regulatory application has been cleared or approved, the Businesses are in material compliance with 21 U.S.C. ss.ss. 360, 360e and 306j and 21 C.F.R. Parts 807, 812, and 814, and all similar Laws and all terms and conditions of such licenses or applications. In addition, with respect to the Businesses, Parent, Sellers and their respective Affiliates are in material compliance with all applicable registration and listing requirements set forth in 21 U.S.C. ss. 360 and 21 C.F.R. Part 807, Medical Device Reporting requirements set forth in 21 C.F.R. 803 and all similar Laws. None of Parent, a Transferred Subsidiary, the Asset Sellers or their respective Affiliates have failed to file with the applicable Government Authorities in respect of the products of the Businesses any material required filing, declaration, listing, registration, report or submission; all such filings, declarations, listings, registrations, reports or submissions were in material compliance with all applicable Laws when filed, and no deficiencies have been asserted by any Governmental Authority with respect to such filings, declarations, listings, registrations, reports and submissions that have not been resolved.

                 (d) To the Knowledge of Parent and the Sellers, any clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by Parent or its Affiliates related to the Businesses were and, if still pending, are being conducted in accordance in all material respects with Good Clinical Practices and applicable Laws. To the Knowledge of Parent and the Sellers, there are no other studies or tests the results of which contain any significant or material inconsistencies with Parent's or its Affiliates' studies or tests or otherwise call into question the safety or efficacy of any of the products of the Businesses. None of Parent or its Affiliates have received any written notices or other written correspondence from any Governmental Authority performing functions similar to those performed by the FDA with respect to any of these ongoing clinical or per-clinical studies requiring the termination, suspension or material modification of such studies or tests.

                 (e) To the Knowledge of Parent and the Sellers, no article of any product of the Businesses is (i) adulterated within the meaning of 21 U.S.C. ss. 351 (or similar Law) in any material respect, (ii) misbranded within the meaning of 21 U.S.C. ss. 352 (or similar Law) in any material respect, or (iii) a product that is in material violation of the FDCA, including 21 U.S.C. ss. 360 or ss. 360e (or similar Law), nor would any such product be considered so under any similar Law in any foreign jurisdiction. No product of the Business is a "banned device" within the meaning of the FDCA Act, 21 U.S.C. ss. 360f (or similar Law), nor, to the Knowledge of the Seller, any similar Law in any foreign jurisdiction.

                 (f) Each product of the Businesses that has been introduced, imported, or otherwise introduced into commerce, in any jurisdiction other than the U.S., or is being developed by the Businesses with the intent that it be so introduced, satisfies, in all material respects, the statutory definition of "device" under the applicable jurisdiction. To the extent that any product of the Businesses does not meet the statutory definition of "device," and such product is otherwise subject to regulation under Law similar to the FDCA in any foreign jurisdiction, such product is being developed, manufactured, tested, distributed, marketed and/or sold in material compliance with all applicable Law similar to the FDCA in any foreign jurisdiction. Each product introduced into a jurisdiction outside the U.S. not as a "device" is identified on Section 3.15(f) of the Seller Disclosure Schedule and the status of such product under all applicable Law similar to the FDCA in such foreign jurisdiction is set forth therein.

                 (g) With respect to the Businesses, none of Parent or its Affiliates, nor, to the Knowledge of Parent and the Sellers, any officer, employee or agent of Parent or any of its Affiliates, has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA or any other Governmental Authority to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," set forth in 56 Fed. Reg. 46191 (September 10,
1991) or any similar policy.

                 (h) With respect to the Businesses, none of Parent or its Affiliates, nor, to the Knowledge of Parent and Sellers, any officer, employee or agent of Parent or any of its Affiliates, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. ss. 335a(a) or any similar Law or authorized by 21 U.S.C. ss. 335a(b) or any similar Law. With respect to the Businesses, none of Parent or its Affiliates, nor, to the Knowledge of Parent and Sellers, any officer, employee or agent of Parent or its Affiliates has been convicted of any crime or engaged in any conduct for which such Person or entity could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act of 1935, as amended (the "Social Security Act") or any similar Law.

                 (i) With respect to the Businesses, since January 1, 2004, none of Parent or its Affiliates has received any written notice that the FDA or any other Governmental Authority has (i) commenced, or threatened to initiate, any action to withdraw its approval or request the recall of any product of the Businesses, (ii) commenced, or threatened to initiate, any action to enjoin manufacture of any such product, or (iii) commenced, or threatened to initiate, any action to enjoin the manufacture of any such product made at any facility where any product of the Businesses is manufactured, tested or packaged. Except as set forth in Section 3.15(i) of the Seller Disclosure Schedule, with respect to the Businesses, to the Knowledge of Parent and Sellers, neither FDA nor any other Governmental Authority has withheld or delayed, clearance processing or approval of any premarket notification or premarket approval application, or any amendment or supplement thereto, for any product of the Businesses, nor has FDA nor any other

Governmental Authority failed to process requests for clearance or approval for foreign governments for any such product.

                 (j) With respect to the Businesses, none of Parent or its Affiliates, nor to the Knowledge of Parent and the Sellers, any officer, employee or agent of Parent or any of its Affiliates, has engaged in any activities that are prohibited under 42 U.S.C. ss. 1320a-7b, or 31 U.S.C. ss.ss. 3729-3733 (or other Laws related to false or fraudulent claims) or similar Laws related to soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing, or arranging for the furnishing of, any item or service for which payment may be made in whole or in part by Medicare or Medicaid or other federal healthcare programs, or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid or other federal healthcare programs, or similar Laws of any country in which the Businesses sell their products or transact any business.

                 (k) With respect to the Businesses, Parent or its Affiliates have all material Permits necessary to the conduct of the Businesses consistent with past practices in all jurisdictions where the Businesses are currently conducted.

                 (l) Except as set forth in Section 3.15(l) of the Seller Disclosure Schedule, to the Knowledge of Parent and Sellers, there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any investigation, suit, claim, action or proceeding against or affecting the Businesses relating to or arising under (i) the FDCA or (ii) the Social Security Act or regulations of the Office of the Inspector General of the Department of Health and Human Services, or similar Governmental Authorities of any foreign jurisdiction.

           SECTION 3.16. Product Warranty; Rebates. (a) Parent has furnished or made available to Buyer complete and correct copies of the standard terms and conditions of sale for each of the products or services of the Businesses (containing applicable guaranty, warranty and indemnity provisions). All products developed, licensed, distributed, shipped or sold in the Businesses by Parent or the Sellers, and any services rendered by them, have been in material conformity with all express warranties made by the Parent and Sellers. To the Knowledge of Parent and the Sellers, no material liability exists or will arise for repair, replacement or damage in connection with such sales or deliveries, in excess of the reserve therefor reflected in the Business Financial Statements. Except for the written warranties set forth in the agreements furnished or made available to Buyer, there are no legally binding warranties (written or oral) granted by the Parent or any Seller with respect to the products or services sold, licensed or provided in the Businesses.

                 (a) Parent has furnished or made available to Buyer complete and correct copies of the standard rebate form for each of the products or services of the Businesses.

           SECTION 3.17. Assets; Title to Assets; Sufficiency.

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                 (a) The Asset Sellers represent all of the Affiliates of
Parent, other than a Transferred Subsidiary, that own, lease, control or hold a license or otherwise have a right to use the Purchased Assets.

                 (b) The Asset Sellers own and have good title to each of the Purchased Assets, free and clear of all Encumbrances other than Permitted Encumbrances.

                 (c) Except as set forth in Section 3.17 of the Seller Disclosure Schedule, assuming sufficient liquidity is available to Buyer and its Affiliates, and the availability of a sufficient workforce of Continuing Employees, to the Knowledge of Parent, the Assets, together with the Lease Agreement, the Sublease Agreement and the services offered by Parent as set forth on Section 3.17(c) of the Seller Disclosure Schedule (it being acknowledged that Buyer has elected not to contract with Parent to act as its international distributor) to be provided under the Ancillary Agreements (and assuming performance by Buyer and its Affiliates of their responsibilities under such Ancillary Agreements), are sufficient for Buyer to continue to conduct the Businesses immediately after the Closing Date in all material respects in the ordinary course of business, as such Businesses are being conducted by Parent and its Affiliates as of the Agreement Date (except for such changes in the operation of such Businesses as are contemplated by the Ancillary Agreements). This section is not intended to provide any representations, warranties or assurances about the Assets included in the Closing Working Capital or regarding Intellectual Property (which is addressed in Section 3.10), or the availability or sufficiency of any insurance that may be held or maintained by the Parent and its Affiliates for the benefit of the Businesses. Without otherwise limiting the foregoing, no representations, warranties or assurances are given regarding any future results or success of the Businesses following the Closing, and the representations set forth in this Section 3.17 shall not be deemed to represent a representation, warranty or other assurance of any anticipated or actual future operating or financial performance of the Company for any period following the Closing, including as a result of events, facts or circumstances occurring after the Closing, whether or not anticipated prior to the Closing, the operation of the Businesses in any manner other than the manner in which such Businesses are operated by Parent as of the Agreement Date or the sufficiency of any Assets for any period following the moment immediately following the Closing.

                 (d) Except as set forth in Section 3.17(d) of the Seller Disclosure Schedule, none of the Shared Assets is, individually or in the aggregate, material to the operation of the Businesses as currently conducted consistent with past practice.

                 (e) None of the Parent Investments is primarily used in, or primarily held for use by, the Businesses. Except as set forth on Section 3.17(e) of the Seller Disclosure Schedule, no entity in which Parent or any of its Affiliates owns a Parent Investment has any material operational relationship with the Businesses or, to the Knowledge of Parent and the Sellers, engages in any competing business with the Businesses. All of the Parent Investments are minority interests constituting not more than 20% of the voting power with respect to any entity constituting a Parent Investment (other than Cardica Inc.) and no such entity constituting a Parent Investment (including Cardica Inc.) is an Affiliate of Parent or of any of Parent's Affiliates.

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

           SECTION 3.18. Brokers. Parent will be solely responsible for the fees and expenses of any broker, finder or investment banker entitled to any brokerage, finder's or other fee or commission and all fees and disbursements of attorneys and other advisors in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, and in no way will such fee or expense be deemed an Asset or Assumed Liability or be a liability of the Businesses.

           SECTION 3.19. Books and Records. The Books, Records and Files of the Businesses within the Assets to be conveyed to Buyer are true and correct in all material respects and have been maintained in accordance with reasonable business practice given the structure and contractual relationships involving Parent's business and taking into account the relative size and scope of the Businesses as compared to Parent's business taken in the aggregate.

           SECTION 3.20. Customers and Suppliers. To the Knowledge of Parent and Sellers, none of Parent or any of its Affiliates has received any notice since January 1, 2006 that any significant customer or supplier of the Businesses, taken as a whole, (i) has terminated, or will terminate its relationship with the Businesses, (ii) has substantially reduced or will substantially reduce, the use of products, goods or services of the Businesses, including in each case after the consummation of the transactions contemplated hereby, or (iii) in the case of any supplier, has materially adversely changed the pricing of its products, goods or services used by the Businesses.

           SECTION 3.21. Insurance. Set forth in Section 3.21 of the Seller Disclosure Schedule is a list of all material third-party insurance policies (other than any Parent Plans or Subsidiary Plans) held by or applicable to the Businesses or the Transferred Subsidiaries setting forth, in respect of each such policy, the policy name carrier, term, type and amount of coverage and annual premium. Excluding insurance policies that have expired and been replaced in the ordinary course of business consistent with past practices, to the Knowledge of Parent (i) no insurance policy of the Businesses has been cancelled within the last two years and (ii) no threat has been made to cancel any insurance policy of the Businesses or any of the Transferred Subsidiaries during such period.

           SECTION 3.22. Inventories. Substantially all of the inventories of the Businesses and the Transferred Subsidiaries are in good and marketable condition, and are saleable in the ordinary course of business consistent with past practices, except for obsolete, excess, damaged, slow-moving or otherwise unusable inventory, which to the extent existing at the date thereof, have been written off or written down in the Business Financial Statements in a manner consistent with past practice and in accordance with GAAP consistently applied. The inventories of the Businesses and the Transferred Subsidiaries set forth in the Business Financial Statements were valued at the lower of cost (on a FIFO basis) or market and were properly stated therein in accordance with GAAP consistently applied.

           SECTION 3.23. Accounts and Notes Receivable and Payable. (a) All accounts and notes receivable of the Businesses and the Transferred Subsidiaries included in the Assets have arisen from bona fide transactions in the ordinary course of business consistent with past practices, are payable on ordinary trade terms.

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

                 (b) All material accounts payable of the Businesses and the Transferred Subsidiaries reflected in the latest balance sheet included in the Business Financial Statements or arising after the date thereof are the result of bona fide transactions in the ordinary course of business consistent with past practices.

           SECTION 3.24. Foreign Corrupt Practices Act.

                 (a) Except as set forth in Section 3.24 of the Seller Disclosure Schedule, to the Knowledge of Parent and the Sellers, neither Parent nor any Seller (including any of their respective offices, directors, agents, distributors, or employees) has, directly or indirectly, with respect to the Businesses, taken any action which would cause it to be in material violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder or any similar anti-corruption or anti-bribery Law applicable to Parent or any Seller in any jurisdiction other than the United States (in each case, as in effect at the time of such action) (collectively, the "FCPA") or, to the Knowledge of Parent and the Sellers, in violation of the FCPA, with respect to the Businesses (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made, offered or authorized any unlawful payment to foreign or domestic government officials or employees, whether directly or indirectly, or (iii) made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment, whether directly or indirectly, except for any of the foregoing which is no longer subject to potential claims of violation as a result of the expiration of the applicable statute of limitations.

                 (b) To the Knowledge of Parent and the Sellers, Parent and the Sellers have at all times as to which the applicable statute of limitations has not yet expired, conducted their import and export transactions with respect to the Businesses materially in accordance with (x) all applicable United States import, export and re-export controls, including the United States Export Administration Act and Regulations and Foreign Assets Control Regulations and
(y) all other applicable import/export controls in other countries in which the Parent or any Seller conducts business. Without limiting the foregoing and solely with respect to the Businesses and except as set forth in Section 3.24 of the Seller Disclosure Schedule:

                      (i) Parent and the Sellers have obtained, and are in material compliance with, all export licenses, license exceptions and other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations, classifications and filings with any Governmental Authority required for (A) the export and re-export of products, services, software and technologies and (B) releases of technologies and software to foreign nationals located in the United States and abroad ("Export Approvals");

                      (ii) there are no pending or, to the Knowledge of Parent and Sellers, threatened (in writing) claims against Parent or any Seller with respect to such Export Approvals;

                      (iii) to the Knowledge of Parent and Sellers, there are no actions, conditions or circumstances pertaining to Parent's or any Seller's import or export transactions that may give rise to any future claims;

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

                      (iv) no Export Approvals with respect to the transactions contemplated by this Agreement are required, or such Export Approvals can be obtained in a reasonably timely manner without material cost;

                      (v) none of Parent, Sellers or any of their respective Affiliates is a party to any Material Contract or bid with, or has conducted business with (directly or indirectly), a third party located in, or otherwise has any operations in, or sales to, Cuba, Iran, Syria or Sudan;

                      (vi) since January 1, 2003, neither Parent nor any Seller has received written notice from a Governmental Authority making a claim or allegation that has not otherwise been discharged, satisfied or properly addressed, that Parent or any Seller was not in compliance with any applicable Law relating to the export of goods and services to any foreign jurisdiction against which the United States or the United Nations maintains sanctions or export controls, including applicable regulations of the United States Department of Commerce and the United States Department of State;

                      (vii) none of Parent, Sellers or any of their respective Affiliates has made any voluntary disclosures to, or has been subject to any fines, penalties or sanctions from, any Governmental Authority regarding any past import or export control violations; and

                      (viii) Section 3.24(b)(viii) of the Seller Disclosure Schedule sets forth the countries in which the Parent and the Sellers directly derived revenue during the twelve (12) months ended December 31, 2006.

           SECTION 3.25. Disclaimer. EXCEPT AS SET FORTH IN THIS AGREEMENT OR AS MAY BE SET FORTH IN ANY ANCILLARY AGREEMENT OR THOSE CERTIFICATES AND INSTRUMENTS DELIVERED BY PARENT OR ANY SELLER PURSUANT TO SECTIONS 2.06(a), 2.06(b), 2.06(d), 2.06(g), 2.06(h), 2.06(i), 2.06(j) and 2.06(k). NONE OF
PARENT, ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES MAKE OR HAVE MADE ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF PARENT, ITS AFFILIATES OR THE BUSINESSES. ANY SUCH OTHER REPRESENTATION OR WARRANTY IS HEREBY EXPRESSLY DISCLAIMED. IN PARTICULAR, NONE OF PARENT, ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES MAKE OR HAVE MADE ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ANY INTERNAL OR PUBLISHED PROJECTIONS, FORECASTS OR REVENUE OR EARNINGS PREDICTIONS FOR THE BUSINESSES.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

           Buyer hereby represents and warrants to Parent as follows:

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

           SECTION 4.01. Organization, Authority and Qualification. Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all necessary corporate power and authority to enter into, execute and deliver this Agreement, the Ancillary Agreements to which it is a party and any document, instrument or certificate specifically contemplated by this Agreement or the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and to consummate the transactions contemplated by this Agreement and the Ancillary Agreements to which it is a party. The execution and delivery by Buyer of this Agreement and the Ancillary Agreements to which it is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been, and upon their execution each of the Ancillary Agreements to which Buyer is a party will be, duly and validly executed and delivered by Buyer, and, assuming due authorization, execution and delivery by each of the other parties hereto and thereto, this Agreement is, and each of the Ancillary Agreements to which Buyer is a party will be, a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms.

           SECTION 4.02. No Conflict. Assuming that all consents, waivers, approvals, orders, authorizations and other actions described in Section 4.02 have been obtained, all filings and notifications have been made and any applicable waiting period has expired or been terminated, the execution, delivery and performance by Buyer of this Agreement, and the execution, delivery and performance by Buyer of the Ancillary Agreements to which it is a party, do not and will not (a) violate, conflict with or result in the breach of the certificate of incorporation or by-laws (or similar organizational documents) of Buyer, (b) conflict with or violate any Law or Governmental Order applicable to Buyer, (c) conflict with, result in any violation or breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Encumbrance in or upon the properties or other assets of the Buyer's business under, any Contract to which Buyer is a party, or to which any of its properties or other assets is subject.

           SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance by Buyer of this Agreement, and the execution, delivery and performance by Buyer does not and will not require any consent, waiver, approval or other order or authorization of, action by or in respect of, or registration, declaration or filing with or notification to, any Governmental Authority, except (a) to the extent applicable, the requirements of the HSR Act and the antitrust Laws of any other relevant jurisdiction, (b) pursuant to ISRA, or (c) any consent, approval or other order or authorization of, action by or in respect of, or registration, declaration or filing with or notification to, any Governmental Authority that are the responsibility of Parent, Transferred Subsidiaries or Asset Sellers.

           SECTION 4.04. Brokers. Buyer will be solely responsible for the fees and expenses of any broker, finder or investment banker entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer, and in no way will such fee or expense be deemed an Excluded Asset or Excluded Liability.

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

           SECTION 4.05. Availability of Funds. Attached as Exhibit H hereto are complete and accurate copies, as amended to date (including all attachments, annexes and cover correspondence), of all commitment letters issued to Buyer in connection with financing the transactions contemplated by this Agreement (collectively, the "Commitment Letters"). As of the Agreement Date, the Commitment Letters have not been amended or modified in any way and are in full force and subject to no conditions (whether written or oral) other than as specifically set forth in the Commitment Letters. The Commitment Letters do not contain a condition to the Buyer obtaining financing relating to satisfactory completion of due diligence by the lenders named therein. The Buyer has no Knowledge that the lenders named in the Commitment Letters do not intend to provide the financing covered by such Commitment Letters on the terms specified therein (the "Committed Financing"). The Committed Financing will provide Buyer with sufficient immediately available funds, in cash (when combined with Buyer's existing cash, if any), to pay the Cash Purchase Price at the Closing. Buyer will have sufficient immediately available funds, in cash, to pay the Cash Purchase Price.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

           SECTION 5.01. Conduct of Businesses.

                 (a) Parent's Conduct. From the Agreement Date until the Closing, Parent shall, and shall cause each of its Affiliates related to the Businesses to, comply with the terms of this Agreement to the extent applicable to them and to conduct the Businesses in the ordinary course consistent with past practice and use its commercially reasonable efforts to:

                      (i) preserve intact the Businesses, the Purchased Assets and Business Intellectual Property;

                      (ii) maintain in effect all of the material Permits;

                      (iii) keep substantially available the services of all of the material Business Employees;

                      (iv) provide, and cause its officers, directors, employees, and agents to provide to Buyer and its advisors reasonable access to facilities and information in accordance with this Agreement;

                      (v) continue to make appropriate capital expenditures with respect to the Businesses in the ordinary course of business consistent with past practice;

                      (vi) maintain the material Purchased Assets in good and useable condition and repair (ordinary wear and tear excepted), maintain insurance reasonably comparable to that in effect on the Agreement Date, maintain the inventory at customary operating levels consistent with past practices, replace in accordance with past practices any inoperable, worn out or obsolete material Purchased Assets with assets of comparable quality and, in the event of a casualty, loss or damage to any material Purchased Assets prior to the Closing, either fully repair or replace such Purchased Assets with assets of comparable quality

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

and quantity or, if Buyer agrees, transfer any insurance proceeds with respect thereto to Buyer at the Closing;

                      (vii) maintain the books and records of the Businesses in all material respects accordance with past custom and practice as used in the preparation of the Business Financial Statements;

                      (viii) maintain in full force and effect the existence of and Parent's and/or any Seller's rights to any material Business Intellectual Property;

                      (ix) comply in all material respects with all requirements of Law and all material contractual obligations applicable to the Businesses and pay all Taxes related to the Businesses as and when the same become due and payable;

                      (x) give all required notices and seek all required authorizations, approvals and consents, and seek or maintain all material Permits, licenses and Registrations necessary or desirable to consummate the transactions contemplated hereby and to permit Buyer to operate the Businesses after the Closing;

                      (xi) maintain satisfactory relationships with the customers, lenders, suppliers, licensors, licensees and distributors of the Businesses; and

                      (xii) promptly inform Buyer in writing of any material breach of the representations and warranties contained in Article III hereof of which Parent and the Sellers become aware or any material breach of any covenant hereunder by Parent or any Seller.

                 (b) Subject to applicable competition laws and, except for matters expressly permitted or contemplated by this Agreement, any other agreement or instrument being entered into in connection with this Agreement or as set forth on Section 5.01 of the Seller Disclosure Schedule or required by Law, Parent shall not, nor shall it permit any of its Affiliates to, do any of the following in the conduct of the Businesses without the prior written consent of Buyer, not to be unreasonably withheld, conditioned, or delayed:

                      (i) take any action, or permit any action to be taken, or allow to occur any event or circumstance, listed in Section 3.06(b)(i) through
(xvi); and

                      (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof that are material, individually or in the aggregate, to the Businesses, taken as a whole and that would give rise to material continuing obligations on the part of the Businesses following the Closing.

           SECTION 5.02. Access to Information; Confidentiality. (a) From the Agreement Date until the Closing, upon reasonable notice, Parent shall: (i) afford Buyer and its authorized representatives (including financing sources bound in writing to maintain the confidence of such information) reasonable access to the Owned Real Property and the Leased Real Property and the offices, properties and books and records of the Businesses, and (ii) furnish to the officers, employees, and authorized agents and representatives of Buyer such additional financial and operating data, information pertaining to the Business Transferred Intellectual Property and Business Licensed Intellectual Property (to the extent related to the Businesses) including, but not limited to, all assignment records, assignment agreements and prosecution histories of the Intellectual Property for U.S. and foreign filings (but excluding access to any patent clearance opinions), and other information regarding the Businesses (or copies thereof) as Buyer may from time to time reasonably request; provided, however, that any such access or furnishing of information shall be conducted at Buyer's expense, during normal business hours, under the supervision of Parent's or its Affiliates' personnel and in such a manner as not to interfere with the normal operations of the Businesses. Notwithstanding anything to the contrary in this Agreement, Parent shall not be required to disclose any information to Buyer if such disclosure would be reasonably likely to (x) cause material competitive harm to the Businesses if the transactions contemplated hereby are not consummated, (y) jeopardize any attorney-client or other legal privilege or (z) contravene any applicable Laws, fiduciary duty or binding agreement entered into prior to the Agreement Date; provided, however, that Parent shall provide Buyer with a confidential summary of the general nature and substance of any information not disclosed to Buyer pursuant to the preceding clause (x) of this sentence. In any such case, Parent will reasonably cooperate with Buyer to develop a process by means of which as much of such information as possible can be made available to Buyer without causing or being likely to cause any of the consequences enumerated in the previous sentence; provided, that Parent is in no way guaranteeing or assuring any level of success in developing or carrying out any such process or that such information actually provided shall be complete or will not fail to include such information as required to make the information contained therein, in light of the circumstances, not misleading.

                 (b) The terms of the Confidentiality Agreement, dated as of June 29, 2007, among Parent and Buyer (the "Confidentiality Agreement") are hereby incorporated herein by reference and shall continue in full force and effect until the Closing, at which time such Confidentiality Agreement and the obligations of Buyer under this Section 5.02(b) shall terminate; provided, however, that, from and after the Closing, except as would have been permitted under the terms of the Confidentiality Agreement, (i) Buyer shall, and shall cause its officers, directors, employees, representatives and Affiliates to, treat and hold as confidential, and not disclose to any Person, information related to the discussions and negotiations between the parties regarding this Agreement and the transactions contemplated hereby and all confidential information relating to Parent and the Excluded Businesses, and (ii) Parent shall, and shall cause its officers, directors, employees, representatives and Affiliates to, treat and hold as confidential, and not disclose to any Person, information related to the discussions and negotiations between the parties regarding this Agreement and the transactions contemplated hereby and all confidential information relating to the Purchased Assets and the Businesses. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.

                 (c) Nothing provided to Buyer pursuant to Section 5.02(a) shall in any way amend or diminish Buyer's obligations under the Confidentiality Agreement. Buyer acknowledges and agrees that any Confidential Information (as defined in the Confidentiality Agreement) provided to Buyer pursuant to Section 5.02(a) or otherwise by or on behalf of Parent or any officer, director, employee, agent, representative, accountant or counsel thereof related to this Agreement shall be subject to the terms and conditions of the Confidentiality Agreement.

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

                 (d) After the Closing Date, Buyer shall (and shall cause its Affiliates to) afford to Parent and its advisors, upon reasonable notice, reasonable access, during normal business hours, to the Books, Records and Files (including accountants' work papers) transferred by Parent or its Affiliates pursuant hereto and relating to the Businesses for periods up to and including the Closing Date that are conveyed to, and held by, Buyer and its Affiliates on and after the Closing Date pursuant to the terms of this Agreement (and shall permit such Persons to examine and copy such books and records to the extent reasonably requested by such party). Buyer shall cause its advisors to furnish such information described in the preceding sentence as may be reasonably requested by Parent or its advisors solely for the determination of the Closing Working Capital Statement and Working Capital True-Up Amounts pursuant to Sections 2.04(b), (c), (d) and (e), and the resolution of any indemnification obligations under Article X hereof; provided, that nothing in this Section 5.02(e) shall require Buyer or any of its Affiliates or advisors to furnish to Parent or its advisors any materials prepared by Buyer's financial or legal advisors or that were prepared by Buyer or its advisors prior to the Closing or which may not be disclosed pursuant to a protective Order; and provided further, that nothing in this Section 5.02(e) shall require Buyer or any of its Affiliates or advisors to afford access to Books, Records and Files or provide information if Buyer or its Affiliates are contractually or otherwise restricted by a third party from doing so. Buyer shall, and shall cause its Affiliates to, maintain all such Books, Records and Files, and shall not destroy or dispose of any such Books, Records and Files, until the fourth (4th) anniversary of the Closing Date.

           SECTION 5.03. Regulatory and Other Authorizations; Notices and Consents. (a) Each of Parent and Buyer shall (and each shall cause it respective Affiliates to) use commercially reasonable efforts to obtain promptly all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary for the performance of its obligations pursuant to, and the consummation of the transactions contemplated by, this Agreement. Parent and Buyer will cooperate with one another in promptly seeking to obtain all such authorizations, consents, orders and approvals. Neither Parent nor Buyer shall knowingly take any action that would have the effect of materially delaying, impairing or impeding the receipt of any authorizations, consents, orders and approvals of any Governmental Authority; provided, however, that in no way shall reasonable and timely negotiations in good faith by Buyer or Parent with any applicable Governmental Authority in order to obtain such authorization, consent, order or approval be deemed to constitute an act materially delaying, impairing, or impeding the receipt of authorizations, consents, orders and approvals of such Governmental Authority. Parent and Buyer each agree to make, or to cause to be made, (i) an appropriate filing of a notification and report form pursuant to the HSR Act and the antitrust Laws of any other relevant jurisdiction and, where not prohibited by applicable Law order of a Governmental Authority, seek early termination of any waiting period thereunder, and (ii) any other filing or notification required by any other applicable Law, in each case, with respect to the transactions contemplated by this Agreement as promptly as practicable after the Agreement Date in the case of the HSR Act, and in the case of the antitrust Laws of any other relevant jurisdiction as promptly as reasonably practicable, and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act and the antitrust Laws of any other relevant jurisdiction or any other applicable Law. Notwithstanding anything to the contrary contained in this Agreement (including pursuant to this Section 5.03(a)), in connection with any filing or submission or action to be taken by either Parent or Buyer to effect the transactions contemplated hereby, neither Parent, Buyer or any of their respective

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Affiliates shall be required pursuant to a Governmental Order of an antitrust or competition nature to (x) divest or hold separate or otherwise take or commit to take any action that materially limits its freedom of action with respect to, or its ability to retain in all material respects, the Businesses (including the Purchased Assets and the Transferred Subsidiaries) or any of the material businesses, product lines or assets of Parent, Buyer or any of their respective Affiliates, or (y) materially alter or restrict the material business or commercial practices of the Businesses. From the Agreement Date until the Closing, Buyer and each of its Affiliates shall not take any actions (other than consummation of the transactions contemplated hereby) which could reasonably be expected to result in Buyer or its Affiliates being required pursuant to a Governmental Order of an antitrust or competition nature to (x) divest or hold separate or otherwise take or commit to take any action that materially limits its freedom of action with respect to, or its ability to retain in all material respects, the Businesses (including the Purchased Assets and the Transferred Subsidiaries) or any of the material businesses, product lines or assets of Buyer or any of its Affiliates or (y) materially alter or restrict the material business or commercial practices of the Businesses.

                 (b) Each party to this Agreement shall promptly notify the other party of any material communication it or any of its Affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permit the other party to review in advance any proposed communication by such party to any Governmental Authority. Neither party to this Agreement shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry related to the transactions contemplated by this Agreement unless it consults with the other party in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend and participate at such meeting. Subject to the Confidentiality Agreement, the parties to this Agreement will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other party may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods including under the HSR Act and the antitrust Laws of any other relevant jurisdiction. Subject to the Confidentiality Agreement, the parties to this Agreement will provide each other with copies of all correspondence, filings or communications between them or any of their representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement.

                 (c) With respect to the Owned Business Real Property, Parent hereby agrees, at its sole cost and expense, to comply with all necessary provisions of the ISRA with regard to the transfer of the Owned Business Real Property to Buyer, and to use commercially reasonable efforts to either: (i) file all necessary documentation (e.g., General Information Notice and Preliminary Assessment Report) and to obtain from the New Jersey Department of Environmental Protection ("NJDEP") prior to Closing, with respect to the Owned Business Real Property, a written determination that no further action ("NFA") is required under ISRA or, if applicable, approval by NJDEP of an ISRA Negative Declaration submitted by Parent; or (ii) execute a Remediation Agreement with and acceptable to NJDEP prior to Closing and, thereafter, to fully comply with and perform under such Remediation Agreement (such NFA, Negative Declaration, or Remediation Agreement shall be referred to herein as the "ISRA Determination").

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                 (d) It is recognized by the parties hereto that certain
Environmental Permits listed in Section 3.05 of the Seller Disclosure Schedule (Items 5(a) and (b)) useful or necessary for Buyer to operate the Businesses and Real Property in its own name may or may not be transferred or reissued to and in the name of Buyer prior to the Closing. The parties hereto agree to use commercially reasonable efforts to effectuate a transfer of the material Environmental Permits listed in Section 3.05of the Seller Disclosure Schedule (Items 5(a) and (b)) to Buyer, to the extent allowed by applicable Environmental Law, and in furtherance of such, Parent and Buyer agree to make written requests for transfer or reissuance of such Environmental Permits, including, without limitation, operating permits and plant establishment numbers, to the appropriate Governmental Authorities prior to the Closing Date, in accordance with all Environmental Laws or requirements of such Governmental Authorities. Until the effective date of the transfer or reissuance of the material Environmental Permits listed in Section 3.05 of the Seller Disclosure Schedule (Items 5(a) and (b)) to Buyer, to the extent allowable under the Environmental Laws or by the appropriate Governmental Authority, Parent hereby grants permission to Buyer to use such Environmental Permits to carry out the Businesses and own and operate the Real Property. The parties hereto acknowledge that Parent and/or the Sellers will retain the Environmental Permits listed in
Section 3.05 of the Seller Disclosure Schedule (Item 5(c).

           SECTION 5.04. Notifications. Each party hereto shall promptly notify the other party in writing of any fact, change, condition, circumstance or occurrence or nonoccurrence of any event of which it is aware that will or is reasonably likely to result in (a) any representation or warranty made by such party to be untrue or inaccurate in any material respect at any time after the Agreement Date and prior to the Closing, (b) any material failure on such party's part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and (c) the failure of any condition precedent set forth in Article VIII of this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.04 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

           SECTION 5.05. Release of Indemnity Obligations. (a) Parent and Buyer will cooperate with each other with a view to entering into arrangements effective as of the Closing whereby (i) Buyer would be substituted for Parent or its Affiliates (other than the Transferred Subsidiaries) in any guarantees, letters of comfort, indemnities or similar arrangements entered into by Parent or its Affiliates (other than the Transferred Subsidiaries) in favor of third parties in respect of the Businesses (but only to the extent such guarantees, letters of comfort, indemnities or arrangements constitute Assumed Liabilities) and (ii) Parent or its Affiliates (other than the Transferred Subsidiaries) would be substituted for the applicable Transferred Subsidiary in any guarantees, letters of comfort, indemnities or similar arrangements entered into by Parent or its Affiliates in respect of any other businesses of Parent (but only to the extent such guarantees, letters of comfort, indemnities or arrangements constitute Excluded Liabilities). If such substitution cannot be effected in accordance with this Section 5.05, the guaranteeing party shall not terminate such guaranty arrangements without the consent of the other party; provided, however, that such party shall enter into a separate guaranty with the other party or its Affiliates to guarantee the performance of the obligations of the relevant Person pursuant to the contract underlying such guaranty arrangements.

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                 (b) After the Closing, each of Parent and Buyer, at the request of the other party, shall use, and shall cause their respective Affiliates to use, commercially reasonable efforts to obtain any consent, substitution or amendment required to novate or assign all Assumed Liabilities to Buyer and any Excluded Liabilities to Parent or its Affiliates (other than the Transferred Subsidiaries), and obtain in writing the unconditional release of Parent and its Affiliates (other than the Transferred Subsidiaries) with respect to the Assumed Liabilities and the unconditional release of Buyer and its Affiliates with respect to the Excluded Liabilities.

           SECTION 5.06. Trademarks; Website. (a) All Trademarks that are used primarily in, or related primarily to, the Businesses and do not include the name Boston Scientific Corporation or Guidant (i) to the extent that they are owned by Parent and its Affiliates as of the Closing, shall constitute Assets to be assigned to Buyer at the Closing, and (ii) to the extent that they are licensed (with a right to sublicense) to Parent and its Affiliates by third parties as of the Closing, shall be sublicensed or assigned, as permitted by terms of the applicable master license, to Buyer at the Closing.

                 (b) Parent shall retain the ownership of any Trademarks that are used both in the Businesses and any other business of Parent, that are not used primarily in, or related primarily to, the Businesses and that do not include the name Boston Scientific Corporation or Guidant (the "Non-Seller Licensed Marks"), all of which are set forth on Section 5.06(b) of the Seller Disclosure Schedule. At the Closing, Parent shall grant to Buyer and its Affiliates, effective as of the Closing, a perpetual, non-terminable, non-exclusive, worldwide and royalty free right, license and privilege to use the Non-Seller Licensed Marks solely within the field of the Businesses. Except as expressly provided in this Section 5.06, Buyer and its Affiliates shall have no right to use in any way the Non-Seller Licensed Marks.

                 (c) Parent shall retain the ownership of the trade name Boston Scientific Corporation and Guidant and any Trademarks that include the name Boston Scientific Corporation or Guidant used in the Businesses as of the Closing (the "Seller Licensed Marks" and, together with the Non-Seller Licensed Marks, the "Licensed Marks"), all of which are set forth on Section 5.06(c) of the Seller Disclosure Schedule, and, except as expressly provided in this
Section 5.06, Buyer and its Affiliates shall have no right to use in any way Seller Licensed Marks.

                      (i) As soon as reasonably practicable after the Closing, but in no event later than 180 days after the Closing, Buyer shall cease to use and remove or cover the name Boston Scientific Corporation or Guidant from all signs, billboards, telephone listings, stationary, office forms or other similar materials of the Businesses, unless such use is required by a Governmental Authority.

                      (ii) Subject to the terms and conditions contained herein, Parent hereby grants to Buyer and its Affiliates, for a period of one (1) year after the Closing, a non-exclusive, non-assignable, worldwide and royalty-free license, right and privilege to use Seller Licensed Marks on any packages and labels of the products of the Businesses ("Materials") used in the Businesses as of the Closing for use solely within the Restricted Field by Buyer and its Affiliates after the Closing.

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                 (d) Buyer, on behalf of itself and its Affiliates, acknowledges and agrees that Parent is the owner of all right, title, and interest in and to the Licensed Marks, and all such right, title, and interest shall remain with Parent and its Affiliates. All rights to Licensed Marks not expressly granted to Buyer and/or its Affiliates under this Agreement shall remain the exclusive property of Parent and its Affiliates. Buyer shall not (and shall ensure its Affiliates do not) otherwise contest, dispute, or challenge the right, title, and interest of Parent and its Affiliates in and to the Licensed Marks. Buyer shall not (and shall ensure its Affiliates do not) file applications to register any Trademarks or apply for any domain names in any jurisdiction worldwide that are (i) confusingly similar to any of the Licensed Marks or (ii) consist of, in whole or part, any of the Licensed Marks. All goodwill and improved reputation generated by Buyer's or its Affiliates' use of the Licensed Marks shall inure to the benefit of Parent.

                 (e) Parent hereby agrees and acknowledges that its and its Affiliates' use of the Licensed Marks immediately prior to the Closing on the Materials fully complies with Parent's standard of quality for the use of the Licensed Marks. If, after the Closing, Buyer changes the use of the Licensed Marks on the Materials used in the Businesses, Buyer must submit samples of its and its Affiliates' proposed use of the Licensed Marks to Parent prior to such proposed use so Parent may review such use in accordance with the terms and conditions of this Section 5.06. Parent may not unreasonably withhold, delay or condition its consent to any changes in the use of the Licensed Marks on the Materials by Buyer. If Parent does not provide any comments to Buyer within 15 Business Days of receiving such samples, Parent shall be deemed to have accepted the changes proposed by Buyer.

                 (f) Effective upon the third (3rd) anniversary of the Closing, Buyer and its Affiliates shall not use Seller Licensed Marks in connection with the Businesses or otherwise.

                 (g) In connection with its acquisition of any website content included in the Purchased Assets, Buyer hereby agrees to redesign such website content to avoid any confusing similarity with Parent's and its Affiliates' websites or website content.

           SECTION 5.07. Further Action. (a) Each of Parent and Buyer shall (and each shall cause each of its respective Affiliates to) use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable Law and the agreements included in the Assets, and to execute and deliver such documents and other papers and any other agreements, as may be necessary to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement, including, without limitation, to effect the separation of the Businesses and the Assets from other assets or other businesses of Parent and its Affiliates, including, to the extent practicable, reasonable steps to divide Shared Assets that are divisible. Notwithstanding the generality of the foregoing, Parent and its Affiliates shall use its commercially reasonable efforts to give any notices to third-parties and Governmental Authorities and exercise commercially reasonable efforts to obtain all consents from Governmental Authorities and third parties with respect to Contracts that constitute Assets, including all notices and consents listed on
Section 3.04 of the Seller Disclosure Schedule.

                 (b) To the extent that any of the transfers, distributions, deliveries and the assumptions required to be made in connection with the transactions contemplated by this

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Agreement shall not have been so consummated at Closing, and subject to the terms of the Ancillary Agreements to the extent addressed thereby, the parties shall cooperate and use their reasonable best efforts to effect such consummation as promptly thereafter as reasonably practicable, including executing and delivering such further instruments of transfer and taking such other actions as the parties may reasonably request in order to effectuate the purposes of this Agreement or to more effectively transfer to Buyer or confirm Buyer's right, title to or interest in, the Businesses and all of the Assets, to put Buyer in actual possession and operating control thereof and to permit Buyer to exercise all rights with respect thereto (including rights under contracts, Permits and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained). In the event and to the extent that Parent or Buyer is unable to obtain any required consents with respect to any Governmental Authorities or Contracts that constitute Purchased Assets, Parent or the applicable Seller shall (i) continue to be bound thereby pending assignment to Buyer, (ii) at the direction and expense of Buyer, pay, perform and discharge fully all of its obligations thereunder from and after the Closing and prior to assignment to Buyer, (iii) exercise or exploit its rights and options under all such Contracts, leases, licenses and other rights and commitments when and only as reasonably directed by Buyer, and (iv) without further consideration therefor, pay, assign and remit to Buyer promptly all monies, rights and other consideration received in respect of such Contracts or otherwise make available to Buyer the benefit of such agreements as contemplated by this Agreement, and subject in each case to the terms of the Ancillary Agreements to the extent the same may apply; provided, however, that, without limiting the representations and warranties made by Parent in Article III, none of Parent nor any of its Affiliates shall be obligated to transfer or license to Buyer any Business Intellectual Property licensed from third parties that, despite the use by Parent and its Affiliates of such efforts, is incapable of being transferred or licensed. If and when any such consent shall be obtained or such agreement, lease, license or other right shall otherwise become assignable, Parent or the applicable Seller shall promptly assign all its rights and obligations thereunder to Buyer without payment of further consideration and Buyer shall, without the payment of any further consideration therefor, assume such rights and obligations.

                 (c) In the event that Buyer can demonstrate that certain assets, rights or properties which properly constitute Assets were not transferred to Buyer at Closing, then Parent shall promptly take all steps reasonably necessary to transfer and deliver any and all of such Assets to Buyer without the payment by Buyer of any further consideration therefor. In the event that Parent can demonstrate that certain assets which do not properly constitute Assets were transferred to Buyer at Closing (including, without limitation, by way of transfer of the Transferred Subsidiaries), then Buyer shall promptly take all steps reasonably necessary to transfer and deliver any and all of such assets to Parent without the payment by Parent of any further consideration therefor.

                 (d) Buyer shall use its best efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable to obtain financing (whether debt, equity or a combination thereof) to provide Buyer with sufficient immediately available funds, in cash (when combined with Buyer's existing cash, if any), to pay the Cash Purchase Price at the Closing.

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           SECTION 5.08. Intercompany Arrangements. (a) Prior to the Closing,
Parent shall, and shall cause its Affiliates to, terminate effective as of the Closing all agreements or arrangements, written or unwritten, of any kind (other than any Ancillary Agreements), between Parent or any of its Affiliates (other than the Transferred Subsidiaries), on the one hand, and a Transferred Subsidiary, on the other hand.

                 (b) Prior to the Closing, all intercompany receivables, payables and loans between Parent or any of its Affiliates (other than the Transferred Subsidiaries), on the one hand, and a Transferred Subsidiary, on the other hand, shall be settled, capitalized, distributed or otherwise terminated, with the result that there will not be intercompany receivables, payables and loans between Parent or any of its Affiliates (other than the Transferred Subsidiaries), on the one hand, and a Transferred Subsidiary, on the other hand, after the Closing.

           SECTION 5.09. Restructuring. (a) Prior to the Closing Date, Parent shall, or shall cause the Transferred Subsidiaries to, (i) use commercially reasonable efforts to take the actions described in Section 5.09 of the Seller Disclosure Schedule for the purposes of distributing or otherwise transferring from the Transferred Subsidiaries to Parent any Excluded Assets, Excluded Liabilities and other assets which are not Assets. Notwithstanding the provisions of Section 5.01(a) to the contrary, prior to or after the Agreement Date and before the Closing Date, Parent shall be free to distribute or otherwise transfer from the Transferred Subsidiaries to Parent or any of its Affiliates any Parent Retained Intellectual Property.

                 (b) Prior to the Closing Date, Parent shall effect the LLC Conversions with respect to all of the Transferred Subsidiaries, following which each Transferred Subsidiary will be a limited liability company, treated, for United States federal, state and local income Tax purposes, as a partnership or as an entity disregarded as separate from its owner, pursuant to Treasury Regulations Section 301.7701-3, and neither any party hereto nor any of its Affiliates shall take any contrary position for any federal, state or local income Tax purposes.

           SECTION 5.10. Books, Records and Files. (a) Subject to Section 2.01(b) and the terms, if any, of the Ancillary Agreements relating to Books, Records and Files, Parent shall transfer all Books, Records and Files, to the extent primarily related to the Businesses and unless Parent or any of its Affiliates is contractually or otherwise restricted by a third party from doing so, to Buyer or its Affiliates at the Closing or as soon as practicable thereafter, but may redact any information relating to the Excluded Businesses or Excluded Assets from such Books, Records and Files. Subject to Section 2.01(b) and the terms, if any, of the Ancillary Agreements relating to Books, Records and Files, to the extent that Books, Records and Files related to the Businesses include information not primarily related to the Businesses, Parent shall provide copies (but may retain the originals) to Buyer of such Books, Records and Files at the Closing or as soon as practicable thereafter.

                 (b) Buyer shall return all Books, Records and Files of the Transferred Subsidiaries to the extent exclusively or primarily used in, or exclusively or primarily related to, the Excluded Businesses, to Parent or its Affiliates at the Closing or as soon as practicable thereafter. Buyer may retain copies of any Books, Records and Files returned to Parent pursuant to this
Section 5.10(b) to the extent used in, or related to, the Businesses (for its use with respect to the Businesses). Buyer may redact any information used in, or related to, the Businesses from

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any Books, Records and Files returned to Parent pursuant to this Section
5.10(b); provided, however, that such redaction shall not impair any information related to the Excluded Businesses contained in such Books, Records and Files and similar materials.

                 (c) Each party shall only be obligated to provide Books, Records and Files pursuant to Section 5.10(a) in the form, condition and format in which they exist as of the Closing, and in no event shall either party be required to perform any improvement, modification, conversion, updating or reformatting of any such Books, Records and Files.

           SECTION 5.11. Accounts Receivable that are Excluded Assets. With respect to all accounts receivable and other items of the Businesses that are Excluded Assets, Buyer agrees to deliver promptly to Parent all cash, checks or other funds or property received directly or indirectly by Buyer with respect to such receivables and other items, including any amounts payable as interest.

           SECTION 5.12. Non-Solicit. For a period of twenty-four (24) months following the Closing Date, neither Parent and its Affiliates nor Buyer and its Affiliates shall directly or indirectly recruit, solicit, induce, or attempt to induce any of the employees or independent contractors of the other or the other's Affiliates to terminate their employment or contractual relationship with the other or the other's Affiliates; and shall not assist any other person or entity to do so, or be a proprietor, owner, equityholder, member, investor (except as a passive investor holding not more than 1% of the capital stock of a publicly held company), lender, partner, director, manager, officer, employee, consultant, or representative of any person or entity who does or attempts to do so; provided, that the foregoing shall not preclude any party from hiring any such employee or independent contractor who responds to any general advertisements or solicitations that are not targeted specifically at employees or independent contractors of the other party; provided further, that Buyer shall be permitted during such twenty-four (24) month period to solicit for employment with the Businesses following the Closing those of Parent's (or its Affiliates') employees listed on Section 5.12 of the Seller Disclosure Schedule.

           SECTION 5.13. Covenant Not to Sell Engage in Certain Competitive Activities. (a) Except as otherwise provided in this Section 5.13 or unless otherwise agreed to in writing by the Buyer, for a period commencing at and contingent upon the occurrence of the Closing Date and ending on the fourth
(4th) anniversary of the Closing Date (the "Restricted Period"), none of Parent, Sellers and their respective Affiliates shall, anywhere in the Territory, (i) engage, directly or indirectly, as owner, manager, agent, licensor or joint venturer in the ownership, management, operation or control of, any business or entity that engages in the Businesses, (ii) acquire, develop or own any business or entity engaged in the Businesses, or (iii) be a shareholder, holder of a partnership interest in, member or equity holder of, exercise management control over, or acquire or maintain any material interest in, any entity that engages in the Businesses. Notwithstanding anything to the contrary in this Section 5.13, for purposes of clarification and without limiting Buyer's rights under the Business Transferred Intellectual Property or its rights in the Business Licensed Intellectual Property under the Seller Out-License Agreement, nothing herein shall restrict the Parent, the Sellers and their respective Affiliates from designing, developing, offering for sale and selling (or having any of the same activities undertaken on their behalf) any medical devices intended for the same or similar indications as are addressed by

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products being designed, developed, manufactured or sold by the Businesses to the extent that such activities do not constitute engaging in the Businesses.

                 (b) Notwithstanding the provisions of paragraph (a) above, during the Restricted Period, Parent, Sellers and their respective Affiliates shall not be prohibited from (w) acquiring shares of capital stock or assets of any other Person (an "Acquired Business") that has operations that would otherwise be restricted under paragraph (a) or from continuing to operate such Acquired Business (including within the Businesses) if the primary purpose or effect of such acquisition transaction shall not be for Parent, the Sellers or their respective Affiliates to engage in the Businesses, and the Parent and its Affiliates comply with their obligations under paragraph (c) below; (x) holding or maintaining or making any Parent Investments existing as of the Closing Date, or making additional investments in the issuers of any Parent Investments (whether pursuant to the exercise of pre-emptive rights or otherwise) to the extent that such investments in such issuers of such Parent Investments do not materially increase (individually or in the aggregate) the percentage ownership of Parent and its Affiliates in the voting capital stock or other equity of such issuer, or materially increase (individually or in the aggregate) the ability of Parent or its Affiliates to control the operations or activities of such issuer;
(y) licensing, assigning or otherwise transferring any Intellectual Property to which it has any rights to any Person (subject to its obligations under the Buyer Out-License Agreement and Seller Out-License Agreement), outside the Businesses, provided, that during the Restricted Period, Parent and its Affiliates may license any Intellectual Property within the field of the Businesses to any third party as may reasonably be required solely in connection with the settlement or other disposition of a dispute involving Intellectual Property or products of the Parent or its Affiliates or such third party, or (z) acquiring or owning, directly or indirectly, not more than an aggregate of five percent (5%) of any class of stock listed on a national securities exchange or traded in any established over-the-counter market. Furthermore, the provisions of paragraph (a) shall not apply to any operations or activities of an entity that acquires, or otherwise combines with, Parent or any of its Affiliates in a transaction, including the purchase of assets or capital stock, in which the security holders of Parent or such Affiliate before such transaction do not own a majority of the outstanding voting capital stock of the acquiring or resulting entity in such transaction.

                 (c) In the event of an acquisition of an Acquired Business that complies with the provisions of paragraph (b) above, the following provisions shall apply:

                      (i) Parent shall promptly notify Buyer in writing of such transaction and Buyer shall have a period of sixty (60) days from receipt of such notice to notify Parent in writing of its election to make a written offer to purchase the assets of that portion of the Acquired Business that is engaged primarily in the Businesses (the "Competitive Portion"), provided that the Competitive Portion shall not include, and the Buyer shall not be entitled to make an offer to purchase, any assets of the Acquired Business that are reasonably necessary to the operation of the balance of the Acquired Business. During such sixty (60) day period Parent shall provide Buyer with reasonable access to relevant materials, records and personnel and shall provide reasonable assistance Buyer to facilitate Buyer's customary due diligence, provided, that Buyer has entered into a confidentiality agreement with Parent in form reasonably satisfactory to Parent relating to such materials and records, and that Parent shall not be required to share with

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Buyer any information prepared or compiled by its legal or financial advisors or that would otherwise be subject to privilege,

                      (ii) In the event that Buyer makes an offer to purchase the Competitive Portion, then the Buyer and Parent shall negotiate in good faith the terms of a purchase of the Competitive Portion by the Buyer for a period of thirty (30) days (the "Exclusive Negotiation Period").

                      (iii) In the event that the Buyer and Parent are unable to agreed on the terms of a purchase of the Acquired Business during the Exclusive Negotiation Period, then the Buyer shall be entitled, at any time during the ten
(10) day period following the conclusion of the Exclusive Negotiation Period, to request that the terms of the purchase of the Competitive Portion be submitted to a Qualified Appraiser (as defined below) for resolution. The Qualified Appraiser shall be required to determine the terms of the purchase of the Acquired Business, which determination shall be required to submitted to Buyer and Parent within thirty (30) days of the submission of such matter to the Qualified Appraiser and, if within ten (10) days thereafter Buyer elects in writing to proceed with the transaction, such determination shall be binding on the Parent and the Buyer, and the Parent and the Buyer shall be required, to the extent permitted by applicable law, to consummate the purchase and sale of the Competitive Portion on the terms so determined in accordance therewith. In making such determination, the Qualified Appraiser shall be required to (i) adopt all of the terms and conditions of the definitive purchase agreement relating to the purchase of the Acquired Business by Parent or its Affiliates, except for the purchase price and for such terms and conditions that are clearly inapplicable to the sale of the Competitive Portion, and (ii) determine the purchase price for the Competitive Portion based on the value of such Competitive Portion as an on-going concern, and shall be entitled to give appropriate consideration to the purchase price paid by Parent for the Acquired Business as a whole and the contribution of the Competitive Portion to the business, assets and results of operations of the Acquired Business as a whole. The fees and expenses of any Qualified Appraiser shall be paid by the Buyer.

                      (iv) In the event that the Buyer fails to give notice of its election to make an offer to purchase the Competitive Portion of any Acquired Business within sixty (60) days receipt of notice thereof, or to give notice of its intention to have the terms of a purchase of the Competitive Portion determined by a Qualified Appraiser within thirty (30) days of the conclusion of an Exclusive Negotiating Period, or to give notice of its election to go forward with the purchase of the Competitive Portion within ten (10) days of any determination by a Qualified Appraiser, then the Parent and its Affiliates shall have no further obligations under this paragraph (c) with respect to such Acquired Business and Competitive Portion. Notwithstanding any contrary determination by a Qualified Appraiser, unless otherwise agreed to by the Parent and the Buyer, to the extent that the purchase of a Competitive Portion requires any authorizations, consents, order and approvals of any Governmental Authorities, or is otherwise subject to the review of any Governmental Authority under applicable Law (including the HSR Act and any antitrust, anticompetition or similar laws or regulations applicable to any foreign Governmental Authority), each of the Parent and the Buyer shall be required to use commercially reasonable efforts to obtain promptly all such authorizations, consents, order and approvals. To the extent that Parent and Buyer are not able to obtain all necessary authorizations, consents, order and approvals of such Governmental Authorities within ninety

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(90) days following the execution of a definitive agreement relating to such purchase of the Competitive Portion, despite the exercise of commercially reasonable efforts in accordance with the preceding sentence, the Buyer's right to purchase such Competitive Portion (including any definitive agreements entered into in connection therewith) shall immediately terminate and Parent and its Affiliates shall have no further obligation to sell such Competitive Portion or any portion thereof to the Buyer.

                 (d) Parent, on behalf of itself and its Affiliates, and the Sellers, on the one hand, and the Buyer, on behalf of itself and its Affiliates, on the other hand, agree that it could be impossible or inadequate to measure and calculate the damages from any breach of the covenants set forth in this
Section 5.13, and that Buyer and its Affiliates, on the one hand, or Parent, the Sellers and their respective Affiliates, on the other hand, could be irreparably harmed by any such breach. Accordingly, each of such parties hereby agrees that if such party or any of their respective Affiliates breaches any provision of this Section 5.13, the other parties hereto may seek, in addition to any other right or remedy otherwise available under applicable law (including, but not limited to, monetary damages), to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and specific performance of any such provision contained herein.

                 (e) For purposes of this Section 5.13, the following definitions apply:

           "Qualified Appraiser" shall mean, with respect to the purchase and sale of a Competitive Portion, an investment bank of national standing with extensive, recent experience in representing buyers and sellers of businesses in the medical device industry of similar size and scope to the Competitive Portion, and in the evaluation of the value of such businesses, that has been mutually selected by the Buyer and Parent within thirty (30) days of delivery of notice from the Buyer to the Parent of the Buyer's election to have the terms and conditions of a purchase of a Competitive Portion determined by such entity, provided, that to the extent that Buyer and Parent are unable to mutually agree on such an investment bank within such thirty (30) day period, the Qualified Appraiser with respect to such Competitive Portion shall be an investment bank meeting the other qualifications specified in this paragraph that has been selected pursuant to the following process. First, within three (3) business days of the end of such thirty (30) day period, each of Buyer and Parent shall nominate ten (10) investment banks also meeting such qualifications. To the extent that one investment bank has been nominated by both of Buyer and Parent, then such investment bank shall be the Qualified Appraiser. To the extent that more than one investment bank has been nominated by both of Buyer and Parent, then the investment bank whose name would appear first in an alphabetical ordering of such investment banks by name shall be the Qualified Appraiser. In the event that no investment bank has been nominated by both of Buyer and Parent, then the parties shall immediately and, in an event within five (5) days of delivery of their respective nominations, apply to the American Arbitration Association for the designation of an investment bank meeting those qualifications to serve as the Qualified Appraiser in accordance with the rules of such organization.

           "Territory" means any country in the world where the Parent and its Affiliates are engaged in any respect in the Businesses on the Closing Date.

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           SECTION 5.14. Cooperation with Financing. Parent shall (and shall cause each of its Affiliates to) provide Buyer, upon reasonable notice, all cooperation reasonably requested by Buyer, at Buyer's sole cost and expense and subject to appropriate coverage through confidentiality agreements reasonably acceptable to Parent in order to protect its and its Affiliates information, in connection with the arrangement of financing of the Cash Purchase Price (the "Financing") including by providing assistance in gathering information to be used in connection with obtaining such Financing and by: (a) arranging direct contact between prospective lenders and the key personnel of the Businesses; (b) providing assistance in preparation of materials for rating agency presentations, offering documents, confidential information memoranda, bank information memoranda, prospectuses and other materials to be used in connection with obtaining the Financing; (c) providing access and assistance to prospective lenders in performing any audits or appraisals of assets in connection with the Financing; and (d) furnishing Buyer as promptly as reasonably practicable with financial and other pertinent information regarding the Businesses as may be reasonably requested by Buyer in connection with the Financing. With respect to any information and materials provided Parent and its Affiliates pursuant to this Section 5.14, neither Parent nor any of its Affiliates makes any representations or warranties (express or implied) as to the accuracy or completeness of such information and materials disclosed hereunder; nor shall Parent or any of its Affiliates be liable to any recipient of such material or information for damages arising from the use of any such material or information, whether from errors or omissions or otherwise.

           SECTION 5.15. Corporate Integrity Agreement; Notice to FDA.

                 (a) Parent authorizes Buyer to seek the agreement of the Office of Inspector General of the Department of Health and Human Services (the "OIG") that, as of the Closing, the Business (Cardiac Surgery) shall no longer be subject to the terms and provisions of the CIA; it being acknowledged that the expectation of the parties hereto is that the OIG is unlikely to provide such an agreement given the scheduled termination date of the CIA, June 30, 2008. Upon Buyer's reasonable request, Parent shall consult with Buyer about such effort.

                 (b) From and after the Closing, with respect to its conduct and operation of the Business , Buyer shall cause the Business to comply with the terms and provisions of the CIA to the same extent as if it were a party thereto unless and until such time as the Business are no longer subject to the CIA. For the remaining term of the CIA, Parent shall consult with Buyer about existing tools and training used by Parent and its Affiliates to comply with the terms of the CIA.

                 (c) Promptly after the Agreement Date, the Parent shall notify the New England Division of the FDA of the execution and delivery of this Agreement and the pendency of the Transaction. In addition, promptly after the Agreement Date, and in any event prior to the Closing Date, the Buyer shall schedule a meeting with the New Jersey Division of the FDA to present the Buyer's proposed quality systems and demonstrate the Buyer's ability to comply with Quality Systems Regulations. Parent shall provide reasonable cooperation to the Buyer in connection with its meetings with the New Jersey Division of the FDA.

           SECTION 5.16. Non-Assignable or Non-Transferable Licensed Technology Rights. Certain non-assignable, non-transferable licensed technology rights are listed on Section 5.16 of

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the Seller Disclosure Schedule. Buyer acknowledges that the licensed technology rights listed on Section 5.16 of the Seller Disclosure Schedule are not freely assignable without the permission of the respective licensor or vendor. Without limitation of the obligations of Parent and its Affiliates pursuant to Section
5.07 of this Agreement, at the written request of Buyer, Parent agrees to contact (or cause its Affiliates to contact) the licensor or vendor and use commercially reasonable efforts to obtain a permitted transfer of the licensed technology rights or obtain, in consultation with Buyer, a new, non-transferable license for use by Buyer in the operation of the Businesses on such terms as are reasonably satisfactory to Buyer. In that event, all fees and costs necessary to transfer the licensed technology rights or to acquire a new license commensurate therewith to Buyer, shall be paid by Buyer. Upon such transfer, Parent agrees that all royalties, licensing fees and similar cost payable up to the effective time for such licensed technology rights listed on Section 5.16 of the Seller Disclosure Schedule shall be fully paid for use by Buyer in the operation of the Businesses, it being understood that Buyer shall be responsible for any such royalties, licensing fees and similar costs payable after the effective time under the terms of the applicable licenses.

           SECTION 5.17. Acquisition Proposals. Parent agrees that, from the Agreement Date through the Closing Date (or the earlier termination of this Agreement), neither it nor any Seller, nor any of their respective Affiliates (including, for the avoidance of doubt, any of Parent's, any Seller's or any of their respective Affiliates' officers or directors), shall, and shall cause their respective employees, agents and representatives not to (and shall not authorize any of them to) directly or indirectly: (i) solicit, initiate, encourage, knowingly facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any nonpublic information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal,
(iii) approve, endorse or recommend any Acquisition Proposal, or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal or transaction contemplated thereby. Parent, Sellers, and their respective Affiliates and their respective officers, directors, employees, agents and representatives shall immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal. For purposes of this Section 5.17, an "Acquisition Proposal" shall include any offer or proposal, relating to any transaction or series of related transactions regarding the sale or other disposition of the Businesses, whether by sale of assets, sale of equity, merger, liquidation or otherwise.

           SECTION 5.18. Bulk Transfer Act. Subject to Article VII and Sections 10.02(e) and 10.03(e), the parties hereby waive compliance with the any state "Bulk Transfer Act," to the extent applicable to the transactions contemplated hereby. Parent and Sellers shall indemnify Buyer with respect to such waiver as an Excluded Liability.

           SECTION 5.19. Retained Liabilities. Parent and Sellers covenant and agree to pay or otherwise satisfy all Excluded Liabilities, as and when due.

           SECTION 5.20. Risk of Loss. Parent and Sellers shall maintain all risk of condemnation, destruction, loss or damage due to fire or other casualty from the date of this

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Agreement until the Closing. If Buyer nonetheless elects to close, Sellers shall remit all net condemnation proceeds or third party insurance proceeds to Buyer.

           SECTION 5.21. Discharge of Liens. As soon as practicable after the date hereof, but in no event later than the Closing, Parent and Sellers shall use commercially reasonable efforts to ascertain (solely with respect to the Transferred Subsidiaries in California and Boston Scientific Wayne Corporation in New Jersey) and discharge all Encumbrances (other than Permitted Encumbrances), if any, to which any of the Purchased Assets is subject with respect to which Buyer has notified Parent in writing of the nature and extent thereof.

           SECTION 5.22. Transition Services Schedules. (a) The parties agree to negotiate in good faith, in the period between the Agreement Date and the Closing (and thereafter as required), the schedule of services to be provided pursuant to the Transition Services Agreement. Subject to the terms of this Agreement and the Transition Services Agreement, the parties agree it is their mutual intent that Parent and its Affiliates continue to provide certain transition services that are currently being provided to the Businesses by or through Parent or its Affiliates (which may include, if necessary, the use of Shared Assets or Excluded Assets) and that will be reasonably necessary to continue to operate the Businesses, as they are currently conducted after the Closing (the "Transition Services"), and that the offer of the provision of the Transition Services was a material inducement to the Buyer to enter into this Agreement and that the Buyer would not have entered into this Agreement absent the offer of such Transition Services, provided, that the parties acknowledge that it is the further intention of such parties that (i) such Transition Services will only include services that are currently being provided by or through Parent or its Affiliates to the Businesses (including the use of Shared Assets or Excluded Assets which are currently used by the Businesses), (ii) the necessity of the Transition Services will be determined with regard to the reasonable ability of the Buyer to provide such services using its internal resources in the United States (to the extent applicable), and the reasonable availability of replacement services (and time and cost required to secure and implement replacement services), (iii) Buyer replace all of such Transition Services with its own internal services, or services provided by third parties, as soon as reasonably practicable after the Closing; (iv) such Transition Services shall be provided on the basis of Parent's cost for such items plus a reasonable mark-up to be mutually agreed by the parties with reference to similar arrangements regarding transitional services to facilitate a transaction, and (v) the provision of such Transition Services not cause unreasonable disruption of the remainder of Parent's businesses. Notwithstanding the foregoing, the Transition Services shall not include any legal or marketing services currently being provided to the Businesses.

                 (b) Each the Parent and Buyer shall appoint one individual who shall serve as the contact person for the purpose of negotiating the schedules of services to the Transition Services Agreement. Initially, the Parent representative shall be Barry Allison and the Buyer representative shall be Heribert Ballhaus. To the extent that the exact Transition Services, their duration or pricing cannot be determined by a working group of the appropriate persons and such representatives within thirty (30) days after the Agreement Date, either Parent or Buyer may initiate a process under which Ulf Grunander and Jim Gilbert would meet to discuss resolution of the discrete points referred to them for a period of ten (10) days in an attempt to reach a joint resolution. Such meetings may be in person or by telephone.

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

                 (c) To the extent that Mr. Grunander and Mr. Gilbert are unable to resolve any of the specific Transition Services, duration or pricing within such thirty (30) day period, the determination of such dispute shall be resolved by binding arbitration conducted by a single arbitrator with relevant experience in transactions comparable to the transactions contemplated by this Agreement and similar transition services, provided that if the parties cannot agree on an arbitrator within fifteen (15) days after the end of such thirty (30) day period, each party would nominate a single arbitrator with such qualifications within five (5) days of the end of such fifteen (15) day period and those two potential arbitrators would be required, within a further ten (10) day period, to select a third arbitrator to make the determination. Such arbitration may occur before or after the Closing, and the Closing would not be delayed in the event of any dispute over the services, regardless of whether or not a dispute resolution has commenced, provided, that any such arbitrator would be required to resolve such dispute within a forty-five (45) day period following its appointment. In resolving any dispute, the arbitrator shall take into account the parties' intent regarding the Transition Services set forth in Section 5.20(a) above. Notwithstanding the foregoing, if the dispute between the parties is regarding duration, pricing or other issues not impacting the scope of the Transition Services to be provided, then the Parent shall continue to provide the requested Transition Services on and after the Closing Date while such dispute is being resolved pursuant to arbitration at the price previously determined, unless the pricing is in dispute, in which case the Buyer shall promptly pay the amount required to be paid for such services for such period once finally determined. Similarly, if the dispute is regarding the scope of the Transition Services to be provided, Parent shall provided all Transition Services that are reasonably required by the Buyer to continue to operate the Businesses on and after the Closing Date while such dispute is being resolved pursuant to arbitration.

           SECTION 5.23. Certain Payments. Parent shall pay the following amounts to Buyer on the corresponding dates set forth in the table below:


           AMOUNT                               PAYMENT DUE DATE
-------------------------------- -----------------------------------------------
           $22,200,000             On or before 30 days after the Closing Date
            $9,250,000             On or before 60 days after the Closing Date
            $5,550,000             On or before 90 days after the Closing Date
-------------------------------- -----------------------------------------------
   TOTAL:  $37,000,000


           SECTION 5.24. Embolic Beads/PTFE Supply.

                 (a) The parties agree to negotiate in good faith, in the period between the Agreement Date and the Closing (and thereafter as required), an agreement pursuant to which the Buyer would continue to provide to the Parent, on an OEM basis substantially consistent with prior practices to the extent performed by the Business Employees prior to the Closing, certain embolic bead products currently used in the Embolic Beads Business, and ePTFE used in Parent's Symbiot-related research and development projects, as such products are more particularly described in Section 5.24 of the Seller Disclosure Schedule (the "Supplied Products"). The parties agree it is their mutual intent that (i) Buyer continue to provide such Supplied Products to the Parent after the Closing on a basis substantially consistent with prior practice, and that Buyer's willingness to continue to provide such Supplied Products after the Closing was a material inducement to the Parent to enter into this Agreement and that the Parent

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would not have entered into this Agreement absent Buyer's willingness to continue to provide such Supplied Products, (ii) in manufacturing such Supplied Products for Parent, Buyer shall adhere to the practices (including with respect to quality standards) employed by Parent with respect to the Supplied Products as of the Closing Date; (iii) such Supplied Products shall be provided to Parent at a transfer price that reflects Buyer's cost plus a reasonable mark-up to be mutually agreed by the Parties with reference to similar arrangements in the market place, and (iv) the other terms of such manufacturing relationship shall be commercially reasonable and based on custom in the medical device industry, except to the extent inconsistent with any of the terms and provisions of this Agreement.

                 (b) Each the Parent and Buyer shall appoint one individual who shall serve as the contact person for the purpose of negotiating the definitive agreement for the supply of the Supplied Products (the "Buyer Supply Agreement"). Initially, the Parent representative shall be John Pedersen, and the Buyer representative shall be Heribert Ballhaus. To the extent that the Buyer Supply Agreement cannot be finalized by a working group of the appropriate persons and such representatives within 30 days after the Agreement Date, either Parent or Buyer may initiate a process under which Ulf Grunander and Jim Gilbert would meet to discuss resolution of a set of discrete points referred to them by the working group for a period of 10 days in an attempt to reach a joint resolution of such points and completion of such definitive agreement. Such meetings may be in person or by telephone.

                 (c) To the extent that Mr. Grunander and Mr. Gilbert are unable to resolve any of the specific points referred to them within such thirty (30) day period, the determination of such dispute shall be resolved by binding arbitration conducted a single arbitrator with relevant experience in transactions comparable to the transactions contemplated by this Agreement and the manufacture and sale of medical devices on an OEM basis, provided that if the parties cannot agree on an arbitrator within fifteen (15) days after the end of such thirty (30) day period, each party would nominate a single arbitrator with such qualifications within five (5) days of the end of such fifteen (15) day period and those two potential arbitrators would be required, within a further ten (10) day period, to select a third arbitrator to make the determination. Such arbitration may occur before or after the Closing, and the Closing would not be delayed in the event of any dispute over the terms and conditions of the Buyer Supply Agreement, regardless of whether or not a dispute resolution has commenced, provided, that any such arbitrator would be required to resolve such dispute within a forty-five (45) day period following its appointment. In resolving any dispute, the arbitrator shall take into account the parties' intent regarding the supply of the Supplied Products set forth in
Section 5.24(a) above. Notwithstanding the foregoing, if the terms and provisions of the Buyer Supply Agreement have not been finalized prior to the Closing, then the Buyer shall continue to provide the Supplied Products to the Parent on and after the Closing Date while such dispute is being resolved.

           SECTION 5.25. Abbott Confidentiality. In order to enable access to certain IT systems and applications and to allow Abbott Laboratories to provide certain services, if necessary, directly to Buyer, which systems, applications and services may be necessary for the ongoing operation of the Cardiac Surgery Business following the Closing, Parent has negotiated that certain Agreement Regarding Certain Transition Services, dated as of September 7, 2007, with Abbott Laboratories. In order to avail itself of the benefits under that certain Agreement Regarding Certain Transition Services and to enable Parent to deliver certain of the Purchased

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

Assets hereunder, Buyer is required to execute and deliver the form of Agreement Regarding Buyer Direct Services attached as Exhibit A to that certain Agreement Regarding Certain Transition Services, which provides among other things, for the protection of confidential information of Abbott Laboratories. Buyer hereby agrees to execute and deliver prior to or on the Closing Date the Agreement Regarding Buyer Direct Services in the form previously made available to Buyer.

           SECTION 5.26. Rental Rate under Lease. The parties agree that during the period between the Agreement Date and the Closing the Buyer shall be entitled to engage one or more third party real estate professionals who have extensive current experience in the relevant real estate market to review the lease rate set forth in the Lease and deliver an opinion of whether such rate is comparable to what the Buyer would be able to obtain generally from a third party, on an arms-length basis, for a comparable property, in comparable condition and in a comparable location, for a comparable term (the "Market Rate"). To the extent that the Buyer obtains an opinion that the lease rate set forth in the Lease is more than twenty-five percent (25%) greater than the Market Rate, then the Buyer and the Parent shall negotiate, in good faith, a modification of the lease rate, based on all available and relevant information relating to the Market Rate.


                                   ARTICLE VI

                                EMPLOYEE MATTERS

           SECTION 6.01. Employee Matters.

                 (a) For a period of twelve (12) months following the Closing, the employees of the Businesses who are employed by the Buyer or any of its Affiliates (the "Continuing Employees") shall receive employee benefits and base salary and incentive or bonus cash compensation that in the aggregate are substantially comparable to the employee benefits provided to such employees immediately prior to the Closing (including ordinary-course severance benefits but disregarding all change in control bonuses or compensation, retention bonuses and equity-based awards). For a period of not less than eighteen (18) months following the Closing, the Continuing Employees shall receive base salary or wage rates that are not less than those in effect for such Continuing Employees immediately prior to the Closing.

                 (b) Except as provided in Section 6.01(e), nothing contained herein shall be construed as requiring, and Parent shall take no action that would have the effect of requiring Buyer to continue any specific employee benefit plans or to continue the employment of any specific person. Nothing in this Agreement shall constitute a plan amendment or is intended to create any obligations of the parties with respect to any Seller Benefit Plan and, subject to Buyer's obligations set forth in Section 6.01(a), it is understood that Buyer is not assuming any Seller Benefit Plans directly although is assuming certain Liabilities pursuant to Section 2.02(a)(v).

                 (c) Subject to Section 6.01(e), Buyer shall recognize the service of each Continuing Employee as if such service had been performed with Buyer (i) for purposes of

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vesting (but not benefit accrual) under Buyer's employee benefit plans, (ii) for purposes of eligibility for vacation under Buyer's vacation program, (iii) for purposes of eligibility and participation under any health or welfare plan maintained by Buyer (other than any post-employment health or post-employment welfare plan), (iv) for purposes of eligibility vesting under Buyer's 401(k) savings plan and (v) unless covered under another arrangement with or of Parent, for benefit accrual purposes under Buyer's severance plan (in the case of each of clauses (i), (ii), (iii), (iv) and (v), solely to the extent that Buyer makes such plan or program available to the Continuing Employees, it being Buyer's current intention to do so), but not for purposes of any other employee benefit plan of Buyer.

                 (d) With respect to any welfare plan maintained by Buyer in which Continuing Employees are eligible to participate after the Closing, Buyer shall, and shall cause its Affiliates to, (i) waive (unless prohibited by applicable Law or the terms of the applicable plan) all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the welfare plans maintained by Parent and its Affiliates prior to the Closing (or at the close of any subsequent period during which the benefits of such plan are extended to employees of Buyer and its Affiliates after the Closing pursuant to the Transition Services Agreement) and (ii) provide (unless prohibited by Law or by the terms of such welfare plan) each Continuing Employee with credit for any co-payments and deductibles paid under the welfare plans maintained by Parent and its Affiliates prior to the Closing (or at the close of any subsequent period during which the benefits of such plan are extended to employees of Buyer and its Affiliates after the Closing pursuant to the Transition Services Agreement) in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

                 (e) Buyer shall assume all obligations under and honor in accordance with their terms (such obligations to Continuing Employees to be determined as if the transactions contemplated by this Agreement had not occurred and the Continuing Employees had remained employed by Parent and its Affiliates for the additional period and on the same terms and conditions as employed by Buyer and its Affiliates after the Closing), and shall cause its Affiliates to honor in accordance with their terms in respect of Continuing Employees (other than Excluded Employees) the Guidant Corporation Change in Control Severance Pay Plan for Employees and the Special Legacy Guidant Corporation Severance Pay Plan (collectively, the "Guidant CIC Plans"); provided, that after their respective termination dates the Guidant CIC Plans may be disregarded in its entirety in respect of individuals who have not then qualified for the benefits thereof and Buyer and its Affiliates shall not be obligated to take into account the severance benefits under such plan in determining the severance benefits to Continuing Employees after such date for purposes of Buyer's obligations under Section 6.01(a).

                 (f) Notwithstanding the foregoing provisions of Section 6.01, the provisions of Section 6.01(a), (c) and (d) shall apply only with respect to Continuing Employees who are covered under the Seller Benefit Plans that are maintained primarily for the benefit of employees employed in the United States (including Continuing Employees regularly employed outside the United States to the extent they participate in such Seller Benefit Plans). With respect to Continuing Employees not described in the preceding sentence, Buyer shall, and shall cause its Affiliates to, comply with all applicable laws, directives and regulations relating to employees.

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

                 (g) Prior to but effective as of the Closing Date, Parent will take such action as it determines may be necessary or appropriate to cause each Transferred Subsidiary to cease to maintain or participate in each Parent Benefit Plan and terminate any Subsidiary Plan (effective as of the Closing) at the request of Buyer; provided, that any such termination shall not relieve Buyer of any Liabilities assumed pursuant to Section 2.02(a)(v). Following the Closing Date, each Continuing Employee shall be permitted to elect to take distribution (subject to applicable law) of his or her vested accounts under Parent's tax-qualified defined contribution plan or plans and, if such Continuing Employees so elect, to roll them over, directly or otherwise, in accordance with applicable law and regulations, to an individual retirement account or to one or more defined contribution retirement plans qualified under
Section 401(a) of the Code established or maintained by Buyer or a Transferred Subsidiary (the "Buyer Defined Contribution Plans"). Buyer and Parent shall reasonably cooperate to facilitate the direct rollover of distributions, including loan balances, due the Continuing Employees to the Buyer Defined Contribution Plans where elected by Continuing Employees.

                 (h) Notwithstanding any other provision of this Section 6.01, the parties acknowledge and agree that nothing in this Article VI is intended to grant, and nothing shall be deemed or construed to establish, rights of any kind in any third party as a beneficiary of this Agreement.

           SECTION 6.02. Employment of Business Employees.

                 (a) All employees of Parent or any of its Affiliates who have been performing services primarily for the Businesses are referred to herein as the "Business Employees." Section 6.02(a) of the Seller Disclosure Schedule sets forth the Business Employees as of the Agreement Date. Section 6.02(a)(i) of the Seller Disclosure Schedule sets forth those Business Employees who have been notified of their expected termination as of the Agreement Date, or who will not be retained by or offered employment by Buyer and its Affiliates (the "Excluded Employees"). Section 6.02(a)(ii) of the Seller Disclosure Schedule sets forth those Business Employees who are not eligible as of the Agreement Date for immediate employment by Buyer and its Affiliates (the "Deferred Employees").

                 (b) Prior to the Closing Date, Parent shall cause to be transferred to employment with a Transferred Subsidiary (provided that it is a participating employer under the Guidant CIC Plans) designated by the Buyer those Business Employees who are eligible to receive benefits under the Guidant CIC Plans who (i) are not employed by a Transferred Subsidiary and (ii) are not Deferred Employees. Prior to the Closing Date, Parent shall cause to be transferred to employment with an Affiliate which is a participating employer under the Guidant CIC Plans any Deferred Employee or Excluded Employee who is employed by a Transferred Subsidiary.

                 (c) At the Closing, Buyer shall, or shall cause its Affiliates to, offer employment, consistent with Buyer's obligations under Section 6.01(a), immediately following the Closing to each Business Employee who (i) is not employed by a Transferred Subsidiary, (ii) is neither an Excluded Employee nor a Deferred Employee and (iii) who is actively employed immediately prior to the Closing, including any such employees who are absent by reason of vacation, holiday, jury duty or other similar absence immediately prior to the Closing Date.

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Upon notification by Parent that a Deferred Employee is eligible for employment,
Buyer also shall, or shall cause its Affiliates to, offer employment commencing promptly to such Deferred Employee. Parent shall not interfere with, or otherwise take any action to impair, Buyer's ability to hire any employee in connection with Buyer's offers of employment pursuant to the foregoing provisions of this Section 6.02(c); provided, that Parent shall have no obligation to terminate any Business Employee or Deferred Employee unless Buyer fully indemnifies Parent for any Liabilities arising from a termination. The Buyer also shall, or shall cause its Affiliates to, offer re-instatement or employment as a successor employer, as the case may be, to each Business
Employee of the Vascular Surgery Business who is not actively employed immediately prior to the Closing and who has a right of re-instatement per the Sellers' policy or applicable Law (collectively, "Inactive Business Employees"), in each case promptly upon his or her return from any leave or other absence.
The Business Employees who are employed by a Transferred Subsidiary or who accept an employment offer from the Buyer or any of its Affiliates as of the Closing Date are Continuing Employees, and any Deferred Employee and Inactive Business Employee shall be treated as a Continuing Employee upon commencement of employment with Buyer or any of its Affiliates. All such offers of employment shall comply with the provisions of this Article VI to the extent and for the period then applicable and be subject to only such standard employment requirements and forms as Buyer and Parent may mutually approve. Neither the Buyer nor any of its Affiliates shall be obligated, however, to continue to employ any Continuing Employee for any specific period of time following employment, subject to applicable Law. None of the Business Employees has been transferred into or out of the Businesses since December 31, 2006, except as disclosed in Section 6.02(b) of the Seller Disclosure Schedule.

                 (d) Effective as of the Closing Date, or from the employment date of any Continuing Employee hired pursuant to an offer required by this
Section 6.02, the Buyer shall, or shall cause its Affiliates to, assume or retain, as the case may be, all obligations of the Parent and its Affiliates for the accrued, unused vacation of the Continuing Employees (but solely to the extent accrued in the Closing Working Capital Statement in the case of Continuing Employees employed as of the Closing Date), and shall reimburse, to the extent not assumed or retained, Parent and its Affiliates for any such accrued and unused vacation required to be paid by any of them to any Business Employees.

                 (e) Parent shall (or shall cause one or more of its Affiliates to) have exclusive responsibility for all severance obligations, including post-termination benefits, if any, and obligations under the Guidant CIC Plans, to the Excluded Employees for which it is identified as responsible in Section 6.02(a)(i) of the Seller Disclosure Schedule. Parent shall have exclusive responsibility for all severance obligations, including post-termination benefits, if any, and obligations under the Guidant CIC Plans, to those Business Employees, including Deferred Employees, required to receive but declining Buyer's (or its Affiliate's) offer of employment.

                 (f) Parent shall provide notice and an opportunity to exercise all outstanding equity awards of Continuing Employees prior to the Closing (or their respective termination of employment with Parent and its Affiliates, if later), but only to the extent then vested. There shall be no acceleration of any outstanding equity awards of Continuing Employees prior to the Closing relating to the transactions contemplated hereby.

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                 (g) Effective at the Closing, Parent and Sellers (i) shall, to the extent permitted by Law, assign to Buyer any confidentiality agreement or covenants not to compete previously entered into between Parent or such Sellers and all Continuing Employees (except to the extent running in favor of the Transferred Subsidiaries and except to the extent relating to the other businesses of Parent), and (ii) to the extent such confidentiality agreements or covenants not to compete are not assignable, shall (solely for the benefit of Buyer and its Affiliates) release all Continuing Employees from confidentiality agreements and covenants not to compete previously entered into between Parent or such Sellers and such employees relating to the Businesses (but not the Excluded Businesses or other businesses of Parent).

                 (h) Notwithstanding any other provision of this Section 6.02, the parties acknowledge and agree that nothing in this Article VI is intended to grant, and nothing shall be deemed or construed to establish, rights of any kind in any third party as a beneficiary of this Agreement.

                                   ARTICLE VII

                                      TAXES

           SECTION 7.01. Transfers of Transferred Subsidiaries. Parent, Buyer, and their respective Affiliates shall each treat the transfers of the Interests as transfers by the Interest Sellers of the applicable Transferred Subsidiaries' assets, subject to their liabilities, for all U.S. federal and applicable state and local income Tax purposes. The parties and their respective Affiliates shall not file any Tax Return or take any position for any U.S. federal, state or local income tax purposes inconsistent with such treatment.

           SECTION 7.02. Apportionment. With respect to any Tax Return for any Straddle Period of a Transferred Subsidiary, each party will, to the extent permitted by Law, elect to treat the Closing as the last day of the Taxable year or period and will apportion any Taxes arising out of or relating to a Straddle Period to the Pre-Closing Tax Period and the Post-Closing Tax Period based upon a "closing-of-the-books" immediately prior to the opening of business on the Closing Date. In any case where applicable Law does not permit a Transferred Subsidiary to treat the Closing as the last day of the Taxable year or period, any Taxes arising out of or relating to a Straddle Period will be apportioned to the Pre-Closing Tax Period and the Post-Closing Tax Period based on a closing of the books consistent with the preceding sentence; provided, however, that real and personal property Taxes and similar Taxes and Taxes based on net worth, capital, intangibles, or similar items, shall be allocated on a per diem basis.

           SECTION 7.03. Tax Return Filing and Amendment.

                 (a) Parent will prepare and timely file, or cause to be prepared and timely filed, all Tax Returns of each Transferred Subsidiary with respect to periods ending on or before the Closing Date to the extent such Tax Returns have not been filed prior to Closing, and Parent will timely pay, or cause to be paid, all Taxes shown as due thereon. Buyer will prepare and timely file, or cause to be prepared and timely filed, all Tax Returns of each Transferred Subsidiary with respect to any Straddle Period to the extent such Tax Returns have not been filed prior to the Closing Date, and Buyer will timely pay, or cause to be paid, all Taxes shown as due

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thereon; provided that nothing in this Section 7.03 shall affect the rights of
Buyer to indemnification under Section 10.02(e). Buyer shall deliver, at least thirty (30) days prior to the due date (taking into account extensions) for the filing of each such Tax Return for any Straddle Period in the case of income Taxes, and at least five (5) days prior to the due date (taking into account extensions) for the filing of each such Tax Return for any Straddle Period in the case of non-income Taxes, to Parent a statement setting forth the amount of Tax for which Parent is responsible pursuant to Section 10.02(e) and a copy of such proposed Tax Return. Parent shall have the right to review such proposed Tax Return and the statement prior to the filing of such Tax Return. Parent and Buyer agree to consult and resolve in good faith any issue arising as a result of the review of such Tax Return and statement and mutually consent to the filing of such Tax Return. Parent shall pay to Buyer the amount, if any, of the Tax shown on the Tax Return for which Parent is responsible pursuant to Section 10.02(e) unless and to the extent that Buyer's failure to comply with its obligations under this Section 7.03 with respect to the preparation and review of a Tax Return adversely affects Parent (for the avoidance of doubt, the amount so payable by Parent shall be determined by taking into account any prior estimated or other payments of the applicable Taxes) no later than one (1) day before the due date (taking into account extensions) of the applicable Tax Return, and any such payment shall be treated as a payment by Parent under
Section 10.02(e) with respect to the applicable Tax Return. Neither Buyer nor any of its Affiliates shall file any amended Tax Returns for any periods for or in respect of any Transferred Subsidiary with respect to which Parent is obligated to prepare, or cause to be prepared, the original such Tax Returns pursuant to this Section 7.03 or for which Parent has a right of review and consent pursuant to this Section 7.03 without the prior written consent of Parent (which consent shall not be unreasonably withheld).

                 (b) If a dispute arises following the review of any Tax Return by either party pursuant to Section 7.03(a), and such dispute is not resolved by the parties within ten (10) days prior to the due date of such Tax Return (taking into account any applicable extensions of time), such dispute will be settled by an internationally recognized independent accounting firm mutually appointed by the Buyer and Parent ("CPA Firm"), which shall submit its final determination within seven (7) days. The CPA Firm's determination shall be final, binding and conclusive on the parties hereto. Any and all costs arising from, and expenses incurred in connection with, the CPA Firm shall be borne equally by Buyer and Parent. Following the CPA Firm determination, the party responsible for filing the applicable Tax Returns shall file or cause the Transferred Subsidiaries to file those Tax Returns on or prior to the applicable due date. In the event the CPA Firm has not made a final determination by the date that is three (3) days before the date on which such Tax Return is required to be filed (including any available extensions), then the party responsible for filing the Tax Return pursuant to Section 7.03(a) shall timely file it as it shall determine in good faith, taking into account the deliberations to date and Parent shall pay the Buyer or the Taxation Authority, as applicable, the amount that Parent has calculated in good faith to be due and owing by it in accordance with Section 7.03(a). Within five (5) days following resolution of the dispute by the CPA Firm, any amounts determined to be due upon final resolution of the dispute (including interest and penalties with respect to any underpayment of Tax shown on the Tax Return as filed compared to the Tax shown on the Tax Return prepared in accordance with the CPA Firm's determination), taking into account amounts already paid under this subsection (b), shall be promptly paid by the relevant party to the other party and, where applicable, the party responsible for filing such Tax Returns shall file amended Tax Returns.

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           SECTION 7.04. Refunds. Parent shall be entitled to retain or, to the extent actually received by or otherwise available to Buyer or its Affiliates, receive prompt payment from Buyer or any of its Affiliates (including the Transferred Subsidiaries) of, any refund or any credit with respect to Taxes (including without limitation refunds arising by reason of amended Tax Returns filed after the Closing Date or otherwise) with respect to any Pre-Closing Tax Period relating to the Transferred Subsidiaries or any Asset Sellers. Buyer shall be entitled to retain or, to the extent actually received by Parent or its Affiliates, receive prompt payment from Parent or any of its Affiliates of, any refund or credit with respect to Taxes (including without limitation refunds arising by reason of amended Tax Returns filed after the Closing or otherwise) with respect to any Post-Closing Tax Period relating to the Transferred Subsidiaries. Any refunds or credits of Taxes with respect to Straddle Periods shall be apportioned between Pre-Closing Tax Periods and Post-Closing Tax Periods pursuant to the principles set forth in Section 7.02.

           SECTION 7.05. Resolution of Tax Controversies. If a claim shall be made by any Taxation Authority that might result in an indemnity payment to the Buyer or any of its Affiliates pursuant to Section 10.02(e), Buyer shall promptly notify Parent of such claim. In the event that a Taxation Authority determines a deficiency in any Tax, the party ultimately responsible for such Tax under this Agreement, whether by indemnity or otherwise, shall have authority to determine whether to dispute such deficiency determination and to control the prosecution or settlement of such dispute; provided that with respect to Straddle Periods, Parent and Buyer shall jointly control the dispute and both Parent and Buyer shall have the right to consent to any proposed settlement thereof, such consent not to be unreasonably withheld, delayed or conditioned. The provisions of this Section 7.05 shall be applied in lieu of the provisions of Section 10.05 where applicable.

           SECTION 7.06. Tax Cooperation. Each of the parties and their Affiliates shall provide the other party with such information and records and make such of its officers, directors, employees and agents available as may reasonably be requested by such other party in connection with the preparation of any Tax Return or any audit or other proceeding that relates to the Transferred Subsidiaries or the Purchased Assets.

           SECTION 7.07. Conveyance Taxes. Notwithstanding any other provisions of this Agreement to the contrary, all transfer, documentary, recording, sales, use, registration, stamp and other similar Taxes (including all applicable real estate transfer Taxes, but excluding any Taxes based on or attributable to income or capital gains) together with any notarial and registry fees and recording costs imposed by any Taxing Authority or other Governmental Authority in connection with the transfer of the Interests and the Purchased Assets hereunder ("Conveyance Taxes") will be shared equally by the Buyer, on the one hand, and Parent or the applicable Seller, on the other hand, regardless of which Person is obligated to pay such Conveyance Taxes under applicable Law; provided, however, that the Buyer shall pay and be solely responsible for all value added, goods and services and any other similar taxes that are recoupable by Buyer or any Affiliate. To the extent that one party claims any exemptions from any Conveyance Taxes (it being understood that each party shall claim any such exemptions available to it), such party shall provide to the other party the appropriate exemption certificates. The parties and their respective Affiliates will cooperate in timely preparing and filing all Tax Returns that may be required to comply with Law relating to Conveyance Taxes.

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           SECTION 7.08. Payments of Property Taxes Relating to Purchased
Assets. The parties will make payments to each other to the extent necessary so that Parent shall bear the cost of real property, personal property, and other similar Taxes imposed on the Purchased Assets for the Pre-Closing Tax Period and Buyer shall bear the cost of real property, personal property, and other similar Taxes imposed on the Purchased Assets for the Post-Closing Tax Period, such payments to be made as soon as practicable after the Closing in each case after the amount of such Taxes has been determined. For this purpose, real property, personal property, and other similar Tax obligations for the Purchased Assets for any Straddle Period shall be allocated between the Pre-Closing Tax Period and the Post-Closing Tax Period on a per diem basis.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

           SECTION 8.01. Conditions to Obligation of Parent. The obligation of Parent to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

                 (a) Representations, Warranties and Covenants. Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing (other than such representations and warranties as are made as of another date, which shall be true and correct in all material respects as of such date), except where any failure of such representations and warranties to be so true and correct, individually or in the aggregate, would not materially delay or prevent the consummation of the transactions contemplated hereby in accordance with the terms hereof, and the covenants and agreements contained in this Agreement to be complied with by Buyer on or before the Closing shall have been complied with in all material respects, and Parent shall have received a certificate signed on behalf of Buyer by an officer of Buyer to such effect; provided, however, that where a representation or warranty is qualified by reference to the phrases "material," "materially," "Material Adverse Effect," "in all material respects," or substantial compliance or similar qualification, such qualification shall for the purposes of this Section 8.01(a) be ignored such that no representation or warranty shall be deemed to be qualified more than once with respect to materiality;

                 (b) Governmental Approvals Any waiting period (and any extension thereof) under the HSR Act and the antitrust Laws of any other relevant material jurisdiction applicable to the purchase of the Businesses contemplated by this Agreement, and any agreement with a Governmental Authority not to consummate the transactions contemplated by this Agreement, shall have expired or shall have been terminated, and Parent or Buyer, as the case may be, shall have obtained all authorizations, consents, orders and approvals of all Governmental Authorities that, if not received, would make any of the transactions contemplated by this Agreement or any of the other Ancillary Agreements illegal or otherwise prohibit the consummation of such transactions;

                 (c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary,

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preliminary or permanent) that has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting the consummation of such transactions; and

                 (d) Certain Agreements. The Buyer shall have executed and delivered to Parent: (i) the Buyer Out-License Agreement, (ii) the Transition Services Agreement, (iii) the Seller Out-License Agreement, (iv) the Lease Agreement, (v) the Sublease Agreement and (vi) the other applicable Ancillary Agreements to which it is a party.

           SECTION 8.02. Conditions to Obligation of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

                 (a) Representations, Warranties and Covenants. (i) Each of the representations and warranties of Parent contained in this Agreement shall be true and correct as of the Closing, with the same force and effect as if made as of the Closing (other than such representations and warranties as are made as of another date, which shall be true and correct as of such date), except where any failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Seller Material Adverse Effect, (ii) the covenants and agreements contained in this Agreement to be complied with by Parent on or before the Closing shall have been complied with in all material respects, and
(iii) Buyer shall have received a certificate signed on behalf of Parent by an officer of Parent to the effect that clauses (i) and (ii) shall have been satisfied; provided, however, that where a representation or warranty is qualified by reference to the phrases "material," "materially," "Seller Material Adverse Effect," "in all material respects," or substantial compliance or similar qualification, such qualification shall for the purposes of this Section 8.02(a) be ignored such that no representation or warranty shall be deemed to be qualified more than once with respect to materiality;

                 (b) Governmental Approvals. Any waiting period (and any extension thereof) under the HSR Act and the antitrust Laws of any other relevant material jurisdiction applicable to the purchase of the Businesses contemplated by this Agreement, and any agreement with a Governmental Authority not to consummate the transactions contemplated by this Agreement, shall have expired or shall have been terminated, and Parent or Buyer, as the case may be, shall have obtained the ISRA Determination and all authorizations, consents, orders and approvals of all Governmental Authorities that, if not received, would make any of the transactions contemplated by this Agreement illegal or otherwise prohibit the consummation of such transactions;

                 (c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting the consummation of such transactions;

                 (d) Certain Agreements. Parent, and any of its applicable Affiliates, shall have executed and delivered to Buyer: (i) the Buyer Out-License Agreement, (ii) the Transition Services Agreement, (iii) the Seller Out-License Agreement, (iv) the Lease Agreement, (v) the Sublease Agreement and
(vi) the other applicable Ancillary Agreements to which each is a party;

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                 (e) Material Adverse Effect. Since June 30, 2007, there shall have been no Seller Material Adverse Effect that has not been cured, other than any Seller Material Adverse Effect represented by any event, fact or circumstance set forth in the Seller Disclosure Schedule to the extent that such event, fact or circumstance, could reasonably have been expected to constitute or result in a Seller Material Adverse Effect; and

                 (f) FIRPTA. Each Seller that is treated for federal income Tax purposes as transferring Real Property in the United States shall have delivered a properly executed statement, dated as of the Closing Date, in a form reasonably acceptable to Buyer conforming to the requirements of Treasury Regulations Section 1.1445-2(b)(2).

                 (g) Audited/Reviewed Revenue. The Audited/Reviewed Financial Statements shall have been delivered to Buyer and the combined net sales of the Businesses as set forth in the Audited/Reviewed Statements for each of the year-end December 31, 2006, and the six-month period ended June 30, 2007, shall be equal to or greater than $245,385,900 and $123,100,200, respectively. For purposes of the foregoing, the term "Audited/Reviewed Financial Statements" shall mean the "Statement of Revenues and Direct Expenses" of the Businesses, on a combined basis, for the twelve-month period ending December 31, 2006, prepared in accordance with GAAP and audited by Ernst & Young, LLP, including their report thereon, and the "Statement of Revenues and Direct Expenses" of the Businesses on a combined basis for the six-month period ending June 30, 2007, prepared in accordance with GAAP and reviewed by Ernst & Young, LLP, including their report thereon. The Audited/Reviewed Financial Statements shall be prepared in a manner consistent with the preparation of the Business Financial Statements and include all Intercompany Adjustments.

                 (h) Contractual Consents and Approvals. Parent and Sellers shall have obtained and made available to Buyer a true and correct copy of each approval or consent required in connection with the consummation of the transactions contemplated by this Agreement pursuant to those Material Contracts, if any, listed on Section 8.02 of the Seller Disclosure Schedule.

                                   ARTICLE IX

                                   TERMINATION

           SECTION 9.01. Termination. This Agreement may be terminated at any time prior to the Closing in the following circumstances:

                 (a) by the mutual written consent of Parent and Buyer;

                 (b) by either Parent or Buyer, if the Closing shall not have occurred by March 31, 2008; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

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                 (c) by either Parent or Buyer in the event that any
Governmental Order restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement shall have become final and non-appealable.

           SECTION 9.02. Effect of Termination. (a) In the event of termination of this Agreement as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Section 5.02 and Article X and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement occurring prior to such termination; provided, that no party shall be liable for any punitive, incidental, consequential or special or indirect damages.

                                    ARTICLE X

                                 INDEMNIFICATION

           SECTION 10.01. Survival of Representations and Warranties. The representations and warranties of the parties hereto contained in this Agreement survive the Closing and shall terminate on, and no indemnifying party will be liable for any Losses hereunder with respect to a breach of such representations and warranties unless a written claim for indemnification is given by the indemnified party to the indemnifying party with respect thereto prior to the day eighteen (18) months following the Closing Date; provided, that the representations and warranties set forth in (a) Sections 3.10 (Intellectual Property) and 3.15 (Regulatory and Product Matters) shall survive until the day twenty-four (24) months following the Closing Date; and provided, further that the representations and warranties set forth in (a) Sections 3.01 (Organization, Authority and Qualification), 3.02 (Organization, Authority and Qualification of the Transferred Subsidiaries)), 3.03 (Capitalization; Ownership of Interests),
3.20 (Brokers), 4.01 (Organization, Authority and Qualification) and 4.04 (Brokers) shall survive indefinitely, and (b) Sections 3.09 (Environmental Matters), 3.12 (Employee Benefit Matters) and 3.13 (Taxes) shall survive until ninety (90) days after the expiration of the applicable statutes of limitations.

           SECTION 10.02. Indemnification by Parent. Subject to the limitation set forth in Sections 10.04 and 10.06 below, from and after the Closing, Buyer and its Affiliates, officers, directors, agents, successors and assigns (the "Buyer Indemnified Parties") shall be indemnified and held harmless by Parent and Sellers, jointly and severally, for and against all losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys' and consultants' fees and expenses) actually suffered or incurred by them (hereinafter, "Losses") to the extent arising directly out of or related directly to:

                 (a) the failure of any representation or warranty of Parent or Sellers set forth herein (including the Seller Disclosure Schedule) or in any certificate delivered pursuant to or in connection with this Agreement to be true and correct as of the Agreement Date and as of the Closing (after giving effect to qualifications contained in such representation or warranty as to materiality, lack of a Material Adverse Effect or similar qualification expressly contained therein);

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                 (b) any failure by Parent to fully perform, fulfill or comply with any covenant set forth herein or in any certificate, document or other instrument delivered pursuant to or in connection with this Agreement;

                 (c) the Excluded Assets;

                 (d) the Excluded Liabilities; and

                 (e) Without duplication of Parent's obligations under Section 7.03, Taxes of any Transferred Subsidiary (including any Taxes arising under Treasury Regulations Section 1.1502-6 or similar Law) or (subject to Section 7.08) any Purchased Assets attributable to any Pre-Closing Tax Period and Taxes of Parent and the Sellers.

           SECTION 10.03. Indemnification by Buyer. From and after the Closing, Parent and its Affiliates, officers, directors, agents, successors and assigns shall be indemnified and held harmless by Buyer for and against any and all Losses to the extent arising out of or related to:

                 (a) the failure of any representation or warranty of Buyer set forth herein or in any certificate delivered pursuant to or in connection with this Agreement to be true and correct as of the Agreement Date and as of the Closing (after giving effect to qualifications contained in such representation or warranty as to materiality or similar qualification expressly contained therein);

                 (b) any failure by Buyer to fully perform, fulfill or comply with any covenant set forth herein or in any certificate, document or other instrument delivered pursuant to or in connection with this Agreement;

                 (c) events occurring on or after the Closing Date arising out of or related to the Businesses (other than the Excluded Assets or Excluded Liabilities);

                 (d) the Assumed Liabilities; and

                 (e) Without duplication of Buyer's obligations under Section 7.03(b), Taxes of any Transferred Subsidiary or (subject to Section 7.08) relating to any Purchased Assets attributable to any Post-Closing Tax Period and Taxes of the Buyer.

           SECTION 10.04. Limits on Indemnification.

                 (a) General. Notwithstanding anything to the contrary contained in this Agreement, neither party hereto shall have any Liability under Sections
10.02 or 10.03 for any punitive, incidental, consequential or special or indirect damages.

                 (b) Losses. For all purposes of this Article X, "Losses" shall be net of (i) any insurance or other recoveries actually paid to an indemnified party or its Affiliates in connection with the facts giving rise to the right of indemnification, and (ii) the amount of any Tax benefit actually realized by an indemnified party or any of its Affiliates attributable to such Losses.

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                 (c) Threshold. No indemnifying party will be required to
indemnify an indemnified party pursuant to Sections 10.02(a) or 10.03(a) until such time as the aggregate amount of Losses for all matters for which such indemnified party is otherwise entitled to indemnification pursuant to this
Article X exceeds $4,000,000 (the "Aggregate Threshold"), at which time the indemnifying party shall be obligated to indemnify the indemnified party for the full amount of such Losses for all such matters subject to the other limitations of this Article X; provided, that indemnifiable Losses related to or arising out of breaches of representations and warranties contained in Sections 3.01 (Organization, Authority and Qualification), 3.02 (Organization, Authority and Qualification of the Transferred Subsidiaries), 3.03 (Capitalization; Ownership of Interests), 3.13 (Taxes) and 3.19 (Brokers), and Sections 4.01 (Organization, Authority and Qualification), 4.04 (Brokers) and 4.05 (Availability of Funds) shall not be subject to the Aggregate Threshold.

                 (d) Maximum Liability. Except in the case of intentional or willful breaches of this Agreement or fraud, the maximum aggregate liability of Parent or Buyer for indemnification under Section 10.02(a) or 10.03(a) will not exceed an amount equal to five percent (5%) of the Cash Purchase Price (the "Cap"); provided, that indemnifiable Losses related to or arising out of any breaches of representations and warranties contained in Sections 3.01 (Organization, Authority and Qualification), 3.02 (Organization, Authority and Qualification of the Transferred Subsidiaries), 3.03 (Capitalization; Ownership of Interests), 3.13 (Taxes) and 3.19 (Brokers), and Sections 4.01 (Organization, Authority and Qualification), 4.04 (Brokers) and 4.05 (Availability of Funds) shall not be subject to the Cap.

                 (e) Sole Remedy. Except as otherwise set forth in this Agreement, from and after the Closing the respective rights of the parties under this Article X shall be the sole and exclusive rights and remedies available to such parties with respect to the subject matter of this Agreement, and each of the parties hereby absolutely agrees and covenants not to seek any remedy at law or equity other than pursuant to this Article X except in the case of actual fraud or willful misconduct.

           SECTION 10.05. Notice of Loss; Third Party Claims. (a) An indemnified party shall give the indemnifying party notice of any matter that an indemnified party has determined has given or could give rise to a right of indemnification under this Agreement, within 90 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.

                 (b) If an indemnified party shall receive notice of any Action from or involving any third party that the indemnified party believes is reasonably likely to give rise to a right of indemnification under this Article X (each, a "Third Party Claim"), then, as promptly as practicable after the receipt of such notice, the indemnified party shall give the indemnifying party notice of such Third Party Claim, stating the amount of the Loss, if known, and method of computation thereof and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the failure to provide such notice shall not release the indemnifying party from any of its obligations under this Article X except to the extent that such failure actually results in a detriment to the indemnifying party and shall not relieve the indemnifying party from any other Liability that it may have to any indemnified party other than under this Article X. The indemnifying party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel reasonably satisfactory to the indemnified person if it gives notice of its intention to do so to the indemnified party within 30 days of the receipt of such notice from the indemnified party. If the indemnifying party elects to undertake any such defense against a Third Party Claim, the indemnified party may participate in such defense at its own expense; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if, (i) requested by the indemnifying party to employ separate counsel or (ii) in the opinion of counsel to the indemnified party there are potential defenses available to the indemnified party that are materially in conflict with those available to the indemnifying party. The indemnified party shall reasonably cooperate with the indemnifying party in such defense and make available to the indemnifying party, at the indemnifying party's expense, all witnesses, pertinent records, materials and information in the indemnified party's possession or under the indemnified party's control relating thereto as is reasonably required by the indemnifying party. If the indemnifying party elects to direct the defense of any such claim or proceeding, it shall not consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed. No indemnifying party shall be liable for any settlement of a Third Party Claim effected without such indemnifying party's prior written consent, which consent shall not be unreasonably withheld or delayed.

           SECTION 10.06. Tax Treatment of Indemnity Payments. For all Tax purposes, the parties agree to treat all payments made under any indemnity provisions contained in this Agreement as adjustments to the Purchase Price (and not to take a contrary position in any Tax Return, audit, or subsequent proceeding or contest), except to the extent a change in any applicable Law after the Agreement Date requires otherwise.

                                   ARTICLE XI

                               GENERAL PROVISIONS

           SECTION 11.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the other Ancillary Agreements and the transactions contemplated hereby and thereby shall be borne by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

           SECTION 11.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

           (a) if to Parent or Sellers:

                 Boston Scientific Corporation
                 One Boston Scientific Place
                 Natick, Massachusetts  01760
                 Attention: Chief Financial Officer
                 Facsimile: 508-650-8956
                 with a copy (which shall not constitute notice) to:

                 Boston Scientific Corporation
                 One Boston Scientific Place
                 Natick, Massachusetts  01760
                 Attention:  Senior Vice President and Deputy General Counsel
                 Facsimile:  508-650-8956

           (b) if to Buyer:

                 Getinge AB
                 P O Box 69
                 SE-310 44 Getinge
                 Sweden
                 Attention: Ulf Grunander
                 Fax: + 46 35-15 56 40

                 with a copy (which shall not constitute notice) to:

                 Alston & Bird LLP
                 1201 W. Peachtree St.
                 Atlanta GA, 30309
                 Attention: Steven L. Pottle, Esq.
                 Fax:  404-881-7777


           SECTION 11.03. Public Announcements. Each party to this Agreement shall consult with the other party before issuing, and shall provide the other party the opportunity to review and comment upon, any press release or other public announcement in respect of this Agreement or the transactions contemplated hereby and shall not issue any press release or other public statements or otherwise communicate with any news media regarding this Agreement and/or the transactions contemplated hereby without the consultation and prior written consent of the other party unless otherwise required by Law or applicable stock exchange regulation. The parties to this Agreement shall cooperate as to the timing and contents of any such press release, public announcement or communication. The parties agree that they shall each issue a press release announcing the execution of this Agreement, the timing and contents of which shall be reasonably satisfactory to the other party.

           SECTION 11.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

           SECTION 11.05. Entire Agreement. This Agreement, the Confidentiality Agreement and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between Parent and Buyer with respect to the subject matter hereof and thereof.

           SECTION 11.06. Assignment. This Agreement may not be assigned without the express written consent of Parent and Buyer (which consent may be granted or withheld in the sole discretion of Parent or Buyer), as the case may be; provided, however, that either party may, without the consent of the other party, assign its rights and obligations, in whole or in part, under this Agreement to one or more of its controlled Affiliates, except that no such assignment shall relieve the assigning party from the performance of its obligations hereunder.

           SECTION 11.07. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, Buyer and Parent or (b) by a waiver in accordance with Section 11.08.

           SECTION 11.08. Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) to the extent permitted by applicable Law, waive compliance with any of the agreements of the other party or conditions to such party's obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

           SECTION 11.09. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

           SECTION 11.10. Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.

           SECTION 11.11. Interpretive Rules. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and all Article and Section references are to this Agreement unless otherwise specified. The words "include," "includes" and "including" will be deemed to be followed by the phrase "without limitation." The word "days" means calendar days unless otherwise specified herein. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No provision of this Agreement shall be construed to require either party or their respective officers, directors, subsidiaries or Affiliates to take any action which would violate or conflict with any applicable Law. The word "or" shall not be exclusive. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein, all references to "dollars" or "$" will be deemed references to the lawful money of the United States of America.

           SECTION 11.12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles that would provide for the application of the laws of another jurisdiction. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court located in New York, New York; provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any state court sitting in New York County, New York. Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in New York County for the purpose of any Action arising out of or relating to this Agreement brought by either party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts. Each party further irrevocably consents to the service of process out of any of the aforementioned courts in any such Action by the mailing of copies thereof by mail to such party at its address set forth in Section 11.02 of this Agreement, such service of process to be effective upon acknowledgment of receipt by registered mail; provided, however, that nothing in this Section 11.12 shall affect the right of any party to serve legal process in any other manner permitted by law. The consent to jurisdiction set forth in this Section 11.12 shall not constitute a general consent to service of process in the State of New York and shall have no effect for any purpose except as provided in this Section 11.12.

           SECTION 11.13. Exchange Rate. If applicable Law requires that any payment pursuant to this Agreement be made in local currency, the parties shall use the applicable exchange rate published in the Wall Street Journal, Eastern Edition, three (3) Business Days prior to the Closing.

           SECTION 11.14. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

           IN WITNESS WHEREOF, each of Parent, Sellers and Buyer has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



                                    BUYER:
                                    ------

                                    GETINGE AB

                                    By: /s/ Johan Malmquist
                                        --------------------------------------
                                    Name: Johan Malmquist
                                          ------------------------------------
                                    Title: President and CEO
                                           -----------------------------------

           IN WITNESS WHEREOF, each of Parent, Sellers and Buyer has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



                                    PARENT:
                                    -------

                                    BOSTON SCIENTIFIC CORPORATION

                                    By: /s/ Jim Gilbert
                                        --------------------------------------
                                    Name: Jim Gilbert
                                          ------------------------------------
                                    Title: Executive Vice President
                                           -----------------------------------

           IN WITNESS WHEREOF, each of Parent, Sellers and Buyer has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



                                    SELLER: BOSTON SCIENTIFIC LIMITED
                                    -------

                                    By: /s/ Lawrence J. Knopf
                                        --------------------------------------
                                    Name: Lawrence J. Knopf
                                          ------------------------------------
                                    Title: Vice President, Legal
                                           -----------------------------------

           IN WITNESS WHEREOF, each of Parent, Sellers and Buyer has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



                                    SELLER: BOSTON SCIENTIFIC SCIMED INC.
                                    -------

                                    By: /s/ Lawrence J. Knopf
                                        --------------------------------------
                                    Name: Lawrence J. Knopf
                                          ------------------------------------
                                    Title: Assistant Secretary
                                           -----------------------------------

           IN WITNESS WHEREOF, each of Parent, Sellers and Buyer has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



                                    SELLER: CORVITA CORP.
                                    -------

                                    By: /s/ Lawrence J. Knopf
                                        --------------------------------------
                                    Name: Lawrence J. Knopf
                                          ------------------------------------
                                    Title: Vice President, Legal and Secretary
                                           -----------------------------------

           IN WITNESS WHEREOF, each of Parent, Sellers and Buyer has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



                                    SELLER: GUIDANT CORP.
                                    -------

                                    By: /s/ Lawrence J. Knopf
                                        --------------------------------------
                                    Name: Lawrence J. Knopf
                                          ------------------------------------
                                    Title: Vice President, Legal and Secretary
                                           -----------------------------------

           IN WITNESS WHEREOF, each of Parent, Sellers and Buyer has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



                                    SELLER: GUIDANT INVESTMENT CORP.
                                    -------

                                    By: /s/ Lawrence J. Knopf
                                        --------------------------------------
                                    Name: Lawrence J. Knopf
                                          ------------------------------------
                                    Title: Vice President, Legal and Secretary
                                           -----------------------------------

           IN WITNESS WHEREOF, each of Parent, Sellers and Buyer has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



                                    SELLER: BOSTON SCIENTIFIC WAYNE CORPORATION
                                    ------

                                    By: /s/ Lawrence J. Knopf
                                        --------------------------------------
                                    Name: Lawrence J. Knopf
                                          ------------------------------------
                                    Title: Vice President, Legal and Secretary
                                           -----------------------------------

           IN WITNESS WHEREOF, each of Parent, Sellers and Buyer has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



                                    SELLER: BOSTON SCIENTIFIC PUERTO RICO, B.V.
                                    -------

                                    By: /s/ Lawrence J. Knopf
                                        --------------------------------------
                                    Name: Lawrence J. Knopf
                                          ------------------------------------
                                    Title: Authorized Signatory
                                           -----------------------------------